Exhibit 99.1

ALON REFINING KROTZ SPRINGS, INC.

AND EACH OF THE GUARANTORS (IF ANY) PARTY HERETO

13 1/2% SENIOR SECURED NOTES DUE 2014

INDENTURE

Dated as of October 22, 2009

Wilmington Trust FSB

Trustee and Collateral Agent

CROSS-REFERENCE TABLE*

Trust Indenture Act Section	Indenture Section
310(a)(1).	7.10
(a)(2).	7.10
(a)(3).	N.A.
(a)(4).	N.A.
(a)(5).	7.10
(b).	7.03
(c).	N.A.
311(a).	7.11
(b).	7.11
(c).	N.A.
312(a).	2.05
(b).	13.03
(c).	13.03
313(a).	7.06
(b)(1).	7.06; 10.03
(b)(2).	7.06; 7.07
(c).	7.06; 13.02
(d).	7.06
314(a).	4.03; 4.04; 13.02; 13.05
(b).	10.02
(c)(1).	13.04
(c)(2).	13.04
(c)(3).	N.A.
(d).	10.03; 10.04; 10.05
(e).	13.05
(f).	N.A.
315(a).	7.01
(b).	7.05; 13.02

(c).	7.01
(d).	7.01
(e).	6.11
316(a) (last sentence)	2.09
(a)(1)(A).	6.05
(a)(1)(B).	6.04
(a)(2).	N.A.
(b).	6.07
(c).	2.12;(b) 9.04
317(a)(1).	6.08
(a)(2).	6.09
(b).	2.04
318(a).	13.01
(b).	N.A.
(c).	13.01

N.A. means not applicable.

*	This Cross Reference Table is not part of the Indenture.

TABLE OF CONTENTS

Page
ARTICLE 1
DEFINITIONS AND INCORPORATION
BY REFERENCE
Section 1.01	Definitions.
Section 1.02	Other Definitions.
Section 1.03	Incorporation by Reference of Trust Indenture Act.
Section 1.04	Rules of Construction.

ARTICLE 2
THE NOTES
Section 2.01	Form and Dating.
Section 2.02	Execution and Authentication.
Section 2.03	Registrar and Paying Agent; Depositary and Custodian.
Section 2.04	Paying Agent to Hold Money in Trust.
Section 2.05	Holder Lists.
Section 2.06	Transfer and Exchange.
Section 2.07	Replacement Notes.
Section 2.08	Outstanding Notes.
Section 2.09	Treasury Notes.
Section 2.10	Temporary Notes.
Section 2.11	Cancellation.
Section 2.12	Defaulted Interest.
Section 2.13	CUSIP Numbers.

ARTICLE 3
REDEMPTION AND PREPAYMENT
Section 3.01	Notices to Trustee.

Section 3.02	Selection of Notes to Be Redeemed or Purchased.
Section 3.03	Notice of Redemption.
Section 3.04	Effect of Notice of Redemption.
Section 3.05	Deposit of Redemption or Purchase Price.
Section 3.06	Notes Redeemed or Purchased in Part.
Section 3.07	Optional Redemption.
Section 3.08	Mandatory Redemption.

ARTICLE 4
COVENANTS
Section 4.01	Payment of Notes.
Section 4.02	Maintenance of Office or Agency.
Section 4.03	Reports.
Section 4.04	Compliance Certificate.
Section 4.05	Taxes.
Section 4.06	Stay, Extension and Usury Laws.
Section 4.07	Restricted Payments.
Section 4.08	Dividend and Other Payment Restrictions Affecting Subsidiaries.
Section 4.09	Incurrence of Indebtedness and Issuance of Preferred Stock.
Section 4.10	Asset Sales.
Section 4.11	Transactions with Affiliates.
Section 4.12	Liens.
Section 4.13	Business Activities.
Section 4.14	Corporate Existence.
Section 4.15	Offer to Repurchase Upon Change of Control.
Section 4.16	Offer to Repurchase With Excess Cash Flow.
Section 4.17	Payments for Consent.
Section 4.18	Additional Note Guarantees.
Section 4.19	Designation of Restricted and Unrestricted Subsidiaries.
Section 4.20	Sale and Leaseback Transactions.

Section 4.21 Limitation on Issuances and Sales of Equity Interests in Wholly-Owned Subsidiaries.

Section 4.22	Mortgages.
Section 4.23	Maintenance of Property and Insurance.
Section 4.24	Capital Expenditures.

ARTICLE 5
SUCCESSORS

Section 5.01 Merger, Consolidation, or Sale of Assets.

ARTICLE 6
DEFAULTS AND REMEDIES
Section 6.01	Events of Default.
Section 6.02	Acceleration.
Section 6.03	Other Remedies.
Section 6.04	Waiver of Past Defaults.
Section 6.05	Control by Majority.
Section 6.06	Limitation on Suits.
Section 6.07	Rights of Holders of Notes to Receive Payment.
Section 6.08	Collection Suit by Trustee.
Section 6.09	Trustee May File Proofs of Claim.

Section 6.10	Priorities.
Section 6.11	Undertaking for Costs.
Section 6.12	Restoration of Rights and Remedies.

ARTICLE 7
TRUSTEE

Section 7.01	Duties of Trustee.
Section 7.02	Rights of Trustee.
Section 7.03	Individual Rights of Trustee.
Section 7.04	Trustee’s Disclaimer.
Section 7.05	Notice of Defaults.
Section 7.06	Reports by Trustee to Holders of the Notes.
Section 7.07	Compensation and Indemnity.
Section 7.08	Replacement of Trustee.
Section 7.09	Successor Trustee by Merger, etc.
Section 7.10	Eligibility; Disqualification.
Section 7.11	Preferential Collection of Claims Against Company.

ARTICLE 8
LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01	Option to Effect Legal Defeasance or Covenant Defeasance.
Section 8.02	Legal Defeasance and Discharge.
Section 8.03	Covenant Defeasance.
Section 8.04	Conditions to Legal or Covenant Defeasance.
Section 8.05	Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.
Section 8.06	Repayment to Company.
Section 8.07	Reinstatement.

ARTICLE 9
AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01	Without Consent of Holders of Notes.
Section 9.02	With Consent of Holders of Notes.
Section 9.03	Compliance with Trust Indenture Act.
Section 9.04	Revocation and Effect of Consents.
Section 9.05	Notation on or Exchange of Notes.
Section 9.06	Trustee to Sign Amendments, etc.

ARTICLE 10

COLLATERAL AND SECURITY

Section 10.01	Collateral Documents.
Section 10.02	Recording and Opinions.
Section 10.03	Release of Collateral.
Section 10.04	Specified Releases of Collateral.
Section 10.05	Release upon Satisfaction or Defeasance of all Outstanding Obligations.
Section 10.06	Form and Sufficiency of Release and Subordination.
Section 10.07	Purchaser Protected.

Section 10.08	Authorization of Actions to be Taken by the Collateral Agent Under the Collateral Documents.
Section 10.09	Authorization of Receipt of Funds by the Trustee Under the Collateral Documents.
Section 10.10	Action by the Collateral Agent.
Section 10.11	Compensation and Indemnity.

ARTICLE 11
NOTE GUARANTEES
Section 11.01	Guarantee.
Section 11.02	Limitation on Guarantor Liability.
Section 11.03	Execution and Delivery of Note Guarantee.
Section 11.04	Guarantors May Consolidate, etc., on Certain Terms.
Section 11.05	Releases.

ARTICLE 12
SATISFACTION AND DISCHARGE
Section 12.01	Satisfaction and Discharge.
Section 12.02	Application of Trust Money.

ARTICLE 13
MISCELLANEOUS
Section 13.01	Trust Indenture Act Controls.
Section 13.02	Notices.
Section 13.03	Communication by Holders of Notes with Other Holders of Notes.
Section 13.04	Certificate and Opinion as to Conditions Precedent.
Section 13.05	Statements Required in Certificate or Opinion.
Section 13.06	Rules by Trustee and Agents.
Section 13.07	No Personal Liability of Directors, Officers, Employees and Stockholders.
Section 13.08	Governing Law.
Section 13.09	Waiver of Jury Trial.
Section 13.10	No Adverse Interpretation of Other Agreements.
Section 13.11	Successors.
Section 13.12	Severability.
Section 13.13	Counterpart Originals.
Section 13.14	Table of Contents, Headings, etc.
Section 13.15	Acts of Holders.
Section 13.16	Security Documents.

EXHIBITS

Exhibit A1	FORM OF NOTE
Exhibit A2	FORM OF REGULATION S TEMPORARY GLOBAL NOTE
Exhibit B	FORM OF CERTIFICATE OF TRANSFER
Exhibit C	FORM OF CERTIFICATE OF EXCHANGE
Exhibit D	FORM OF CERTIFICATE OF ACQUIRING INSTITUTIONAL ACCREDITED
Exhibit E	INVESTOR
Exhibit F	FORM OF NOTATION OF GUARANTEE
FORM OF SUPPLEMENTAL INDENTURE

INDENTURE dated as of October 22, 2009 among Alon Refining Krotz Springs, Inc., a Delaware corporation, the Guarantors (if any) and Wilmington Trust FSB, as trustee and collateral agent.

The Company, the Guarantors (if any), the Trustee and the Collateral Agent agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 131/2% Senior Secured Notes due 2014 (the “Notes”):

ARTICLE 1

DEFINITIONS AND INCORPORATION

BY REFERENCE

Section 1.01 Definitions.

“144A Global Note” means a Global Note substantially in the form of Exhibit A1 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee, issued in an initial denomination equal to the outstanding principal amount of the Notes initially sold by the Initial Purchaser in reliance on Rule 144A.

“Acquired Debt” means, with respect to any specified Person:

(1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person; and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person, or assumed by such specified Person in connection with the acquisition of any asset by such specified Person.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Alon Israel” means Alon Israel Oil Company Ltd.

“Agent” means any Registrar, co-registrar, Paying Agent or additional paying agent.

“Applicable Premium” means, with respect to any Note on any applicable redemption date, the greater of (i) 1.0% of the then outstanding principal amount of such Note and (ii) the excess of:

(1) the present value at such redemption date of the sum of (i) the redemption price of such Note at October 15, 2012, such redemption price being set forth in the table appearing in Section 3.07(b), plus (ii) all required interest payments due on the Note through October 15, 2012 (excluding accrued but unpaid interest), such present value to be computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(2) the then outstanding principal amount of such Note.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

“Asset Sale” means:

(1) the sale, lease, conveyance or other disposition of any assets by the Company or any of the Company’s Restricted Subsidiaries; provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by Sections 4.15 and 5.01 and not by Section 4.10;

(2) the issuance of Equity Interests by any of the Company’s Restricted Subsidiaries or the sale by the Company or any of its Restricted Subsidiaries of Equity Interests in any of the Company’s Subsidiaries (in each case, other than directors’ qualifying shares or             shares required by applicable law to be held by a Person other than the Company or any of its Restricted Subsidiaries); and

(3) an Event of Loss.

Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

(1) any single transaction or series of related transactions that involves assets having a Fair Market Value of less than $5.0 million;

(2) a transfer of assets between or among the Company and the Guarantors (if any);

(3) an issuance of Equity Interests by a Restricted Subsidiary of the Company to the Company or to a Restricted Subsidiary of the Company;

(4) any sale, lease, conveyance or other disposition of products, services, inventory, accounts receivable or other assets or rights in the ordinary course of business and any sale, conveyance or other disposition of damaged, worn-out or obsolete assets in the ordinary course of business;

(5) sales or other dispositions of interests in Unrestricted Subsidiaries;

(6) licenses and sublicenses by the Company or any of its Restricted Subsidiaries of intellectual property in the ordinary course of business;

(7) any surrender or waiver of contract rights or settlement, release, recovery on or surrender of contract, tort or other claims in the ordinary course of business;

(8) the granting of Liens not prohibited by Section 4.12 and the exercise of any power of sale or other remedy under any such Lien;

(9) the sale or other disposition of cash or Cash Equivalents; and

(10) a Restricted Payment that does not violate Section 4.07 or a Permitted Investment.

“Attributable Debt” in respect of a sale and leaseback transaction occurring on or after the Issue Date means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended); provided, however, if such sale and leaseback transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of Capital Lease Obligation.

“Bankruptcy Code” means the Bankruptcy Reform Act of 1978, as amended, and codified as 11 U.S.C. §§101 et seq.

“Bankruptcy Law” means Title 11 of the U.S. Code or any similar federal or state law for the relief of debtors.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Board of Directors” means:

(1) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2) with respect to a partnership, the general partner or general partners or any controlling committee of general partners thereof;

(3) with respect to a limited liability company, the managing member or managing members or any controlling committee of managing members thereof; and

(4) with respect to any other Person, the board or committee of such Person serving a similar function.

“Borrowing Base” means, at any time, an amount equal to the sum of (A) 85% of the market value of inventory of the Company and its Restricted Subsidiaries, (B) 85% of the market value of inventory contracted for purchase by the Company and its Restricted Subsidiaries to the extent the payment obligation in respect thereof is supported by a letter of credit, (C) 90% of the book value of accounts receivable of the Company and its Restricted Subsidiaries, (D) 100% of unrestricted cash and Cash Equivalents of the Company and its Restricted Subsidiaries, (E) 100% of the amount of any letter of credit issued on behalf of an account party other than the Company or any of its Restricted Subsidiaries for the benefit of the lenders under the Revolving Credit Facility to repay Obligations outstanding thereunder, and (F) 100% of the amount by which (i) the maximum amount available to be drawn on all letters of credit issued under the Revolving Credit Facility in connection with purchases of petroleum product exceeds (ii) the aggregate outstanding amounts payable by the Company and its Restricted Subsidiaries to the suppliers of petroleum product delivered to the Company and its Restricted Subsidiaries in connection with such purchases.

“Business Day” means any day other than a Legal Holiday.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Capital Expenditures” means, for any period, (a) the additions to property, plant and equipment and other capital expenditures of the Company and its Restricted Subsidiaries that are (or should be) set forth in a consolidated statement of cash flows of the Company for such period prepared in accordance with GAAP, excluding (i) any such expenditures made to restore, replace or rebuild assets following any Event of Loss to the extent such expenditures are made with insurance or condemnation proceeds received in respect of such Event of Loss, (ii) any such addition or expenditure in the form of a substantially contemporaneous exchange of similar property, plant, equipment or other capital assets, except to the extent of cash or other consideration (other than the assets so exchanged), if any, paid or payable by the Company or any of its Restricted Subsidiaries, and (iii) any expenditures in the form of earnout payments under the Earnout Agreement, (b) such portion of principal payments on Capital Lease Obligations or Synthetic Lease Obligations made by the Company and its Restricted Subsidiaries during such period as is attributable to additions to property, plant and equipment that have not otherwise been reflected in the consolidated statement of cash flows of the Company as additions to property, plant and equipment and (c) costs incurred with respect to turnarounds, catalysts, licensing, imaging and other operating costs of the Company and its Restricted Subsidiaries (only to the extent not already deducted in the calculation of Net Cash Provided by Operating Activities for such period).

“Cash Equivalents” means:

(1) United States dollars;

(2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than one year from the date of acquisition;

(3) direct obligations issued by any state of the United States or any political subdivision or public instrumentality thereof; provided that such Investments mature, or are subject to tender at the option of the holder thereof, within 365 days after the date of acquisition and, at the time of acquisition, have a rating of at least A from S&P or A-1 from Moody’s (or an equivalent rating by any other nationally recognized rating agency);

(4) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case, (i) with any lender party to the Revolving Credit Facility or with any domestic commercial bank having capital and surplus in excess of $500.0 million, (ii) Israel Discount Bank of New York or (iii) Bank Leumi USA;

(5) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (4) above;

(6) commercial paper having one of the two highest ratings obtainable from Moody’s or S&P and, in each case, maturing within 180 days after the date of acquisition; and

(7) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (6) of this definition.

“Cash Management Obligations” means, with respect to any Person, the obligations of such Person in connection with any one or more of the following types or services or facilities provided to such Person: (1) credit cards, debit cards or stored value cards or the processing of payments and other administrative services with respect to credit cards, debit cards or stored value cards or (2) cash management or related services, including (a) the automated clearinghouse transfer of funds or overdrafts or (b) controlled disbursement services.

“Change of Control” means the occurrence of any of the following events:

(1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Subsidiaries taken as a whole to any Person other than Alon Israel or a direct or indirect Subsidiary of Alon Israel;

(2) the adoption of a plan relating to the liquidation or dissolution of the Company;

(3) any Person (including any “person” (as that term is used in Section 13(d)(3) of the Exchange Act)) other than Alon Israel, any direct or indirect Subsidiary of Alon Israel or any Permitted Holder is or becomes the Beneficial Owner, directly or indirectly, in the aggregate of more than 50% of the Voting Stock of the Company, measured by voting power rather than number of shares;

(4) the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that Alon Israel ceases to be the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Company, measured by voting power rather than number of shares; or

(5) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors.

“Clearstream” means Clearstream Banking, S.A.

“Collateral” means the collateral securing the Indenture Obligations.

“Collateral Agent” means Wilmington Trust FSB, in its capacity as Collateral Agent under the Collateral Documents, together with its successors in such capacity.

“Collateral Documents” means the Security Agreement, the Mortgages and any other agreement, document or instrument (other than, for the avoidance of doubt, any Specified Hedging Security Agreement (as such term is defined in the Intercreditor Agreement)) pursuant to which a Lien is granted by the Company or a Guarantor to secure any Indenture Obligations or under which rights or remedies with respect to any such Lien are governed.

“Company” means Alon Refining Krotz Springs, Inc., and any and all successors thereto.

“Consolidated EBITDA” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:

(1) an amount equal to (a) any extraordinary loss plus (b) any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income; plus

(2) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(3) the Fixed Charges of such Person and its Restricted Subsidiaries for such period, to the extent that such Fixed Charges were deducted in computing such Consolidated Net Income; plus

(4) depreciation, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash charges and expenses (excluding any such non-cash charge or expense to the extent that it represents an accrual of or reserve for cash charges or expenses in any future period or amortization of a prepaid cash charge or expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization or other non-cash charges or expenses were deducted in computing such Consolidated Net Income; plus

(5) fees, expenses and other charges relating to the issuance of the Notes; minus

(6) non-cash items increasing such Consolidated Net Income for such period, other than (x) the accrual of revenue in the ordinary course of business and (y) any items that represent the reversal in such period of any accrual of, or cash reserve for, anticipated charges made in any prior period, which accrual or reserve was recorded after the Issue Date, in each case, on a consolidated basis and determined in accordance with GAAP.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the net income (loss) of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

(1) all extraordinary gains (but not losses) and all gains (but not losses) realized in connection with any Asset Sale or the disposition of securities or the early extinguishment of Indebtedness, together with any related provision for taxes on any such gain, will be excluded;

(2) the net income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or similar distributions paid in cash to the specified Person or a Restricted Subsidiary of the specified Person;

(3) the net income (but not loss) of any Restricted Subsidiary of the specified Person will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that net income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders; and

(4) the cumulative effect of a change in accounting principles will be excluded.

“continuing” means, with respect to any Default or Event of Default, that such Default or Event of Default has not been cured or waived.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Company who:

(1) was a member of such Board of Directors on the Issue Date; or

(2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

“Corporate Trust Office of the Trustee” will be at the address of the Trustee specified in Section 13.02 or such other address as to which the Trustee may give notice to the Company.

“Crack Spread Hedging Cash Collateral” means not more than $50,000,000 in cash or Cash Equivalents deposited by or on behalf of the Company or any Guarantor with, or for the benefit of, one or more Crack Spread Hedging Secured Parties, together with all interest and income thereon (so long as such interest and income has not been withdrawn from a Crack Spread Hedging Cash Collateral Account in payment thereof to the Company or any Guarantor) and all products and proceeds thereof, and all securities, security entitlements, investment property and financial assets arising therefrom; provided, that the aggregate amount of such cash or Cash Equivalents that is permitted to be so deposited to secure obligations of the Company and such Guarantors (i) under all Permitted Crack Spread Hedge Agreements shall be reduced by the aggregate amount of Crack Spread Hedging Cash Collateral deposited to support reimbursement obligations under outstanding Crack Spread Hedging Support LCs and (ii) in respect of Permitted Debt described in clause (9)(a) of the definition thereof shall not exceed 105% of the aggregate face amount of all Crack Spread Hedging Support LCs.

“Crack Spread Hedging Cash Collateral Account” means each deposit account and securities account the funds, amounts, securities or financial assets on deposit in, or credited to, which consist solely of Crack Spread Hedging Cash Collateral.

“Crack Spread Hedging Collateral” means, collectively, the Crack Spread Hedging Cash Collateral and each Crack Spread Hedging Cash Collateral Account.

“Crack Spread Hedging Secured Party” means, as the context may require, (a) a counterparty to a Permitted Crack Spread Hedge Agreement and/or (b) an issuer of a Crack Spread Hedging Support LC with respect to which the reimbursement obligations are secured by any Crack Spread Hedging Collateral.

“Crack Spread Hedging Support LC” means one or more letters of credit in an aggregate face amount permitted under Section 4.09(b)(9)(a) issued for the benefit of one or more counterparties to any Permitted Crack Spread Hedge Agreement as support for the obligations of the Company and/or any Guarantor under such Permitted Crack Spread Hedge Agreement.

“Credit Facilities” means, one or more debt facilities (including, without limitation, the Revolving Credit Facility) or commercial paper facilities, in each case, with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as initially or successively amended, restated, modified, renewed, refunded, replaced in any manner (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

“Custodian” means Wilmington Trust FSB, as custodian with respect to the Notes in global form, or any successor entity thereto.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06, substantially in the form of Exhibit A1 hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, in any such case on or prior to the date that is 91 days after the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.07. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Indenture will be the maximum amount that the Company and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

“Domestic Subsidiary” means any Restricted Subsidiary of the Company that was formed under the laws of the United States of America or any state of the United States of America or the District of Columbia.

“Earnout Agreement” means the Earnout Agreement, dated as of June 3, 2008, by and between Valero and the Company, as amended by that First Amendment to Earnout Agreement, dated as of August 27, 2009, and as further amended or supplemented in accordance with its terms.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means a sale either (1) of Equity Interests of the Company (other than Disqualified Stock and other than to a Subsidiary of the Company) by the Company or (2) of Equity Interests of a direct or indirect parent entity of the Company (other than to the Company or a Subsidiary of the Company) to the extent that the net proceeds therefrom are contributed to the common equity capital of the Company.

“Euroclear” means Euroclear Bank, S.A./N.V., as operator of the Euroclear system.

“Event of Loss” means, with respect to any property or asset, any (i) loss or destruction of, or damage to, such property or asset or (ii) any condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such property or asset, or confiscation or requisition of the use of such property or asset.

“Excess Cash Flow” means, for any period, an amount equal to the amount by which (a) Net Cash Provided by Operating Activities for such period exceeds (b) the sum, without duplication, of (i) the lesser of (x) $40.0 million (for each semi-annual period ending June 30 and for each annual period ending December 31) and (y) Capital Expenditures made by the Company and its Restricted Subsidiaries in cash during such period (other than any such expenditures made pursuant to the reinvestment provisions set forth in Section 4.10, (ii) the aggregate amount of cash consideration paid during such period (or committed during such period to be paid during any of the six consecutive months immediately following such period pursuant to a binding agreement) by the Company and its Restricted Subsidiaries to make acquisitions or capital investments permitted under this Indenture, (iii) to the extent not deducted in determining Net Cash Provided by Operating Activities for such period, the earnout payments made by the Company during such period pursuant to the Earnout Agreement and (iv) the aggregate amount of cash consideration paid during such period (or committed during such period to be paid during any of the six consecutive months immediately following such period pursuant to a binding agreement) by the Company and its Restricted Subsidiaries to repay or repurchase senior secured Indebtedness (other than pursuant to an Asset Sale Offer or an Excess Cash Flow Offer) to the extent that, in the case of any voluntary repayment of Indebtedness under any revolving credit facility, such repayment is accompanied by a corresponding permanent reduction in the commitments thereunder; provided that, to the extent that any amounts committed to be paid (rather than paid) are deducted from the calculation of Excess Cash Flow under clause (ii) or (iv) above and are not paid in cash in any of the six consecutive months immediately subsequent to the period in which such amounts were committed to be paid, the Excess Cash Flow for such subsequent consecutive six months will be deemed to be increased by such amount not paid.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Notes” means the Notes issued in the Exchange Offer pursuant to Section 2.06(f).

“Exchange Offer” has the meaning set forth in the Registration Rights Agreement.

“Exchange Offer Registration Statement” has the meaning set forth in the Registration Rights Agreement.

“Excluded Assets” means:

(1) any Capital Stock or other securities of the Company’s Subsidiaries to the extent that the pledge of such securities would result in the Company being required to file separate financial statements of such Subsidiary with the SEC, but only to the extent necessary for the Company not to be subject to such requirement and only for so long as such requirement is in existence; provided that neither the Company nor any Subsidiary shall take any action in the form of a reorganization, merger or other restructuring a principal purpose of which is to provide for the release of the Lien on any Capital Stock or other securities of any Subsidiary pursuant to this clause;

(2) any contract or agreement to which the Company or any Guarantor is a party or any of its rights or interests thereunder if and for so long as the grant of such security interest would constitute or result in (i) the unenforceability of any right of the Company or such Guarantor therein or (ii) in a breach or termination pursuant to the terms of, or a default under, any such contract or agreement (other than to the extent that the portion of such contract or agreement resulting in such consequence is ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code as adopted by the State of New York or any other applicable law or principles of equity); provided, however, that such security interest shall attach immediately at such time as the condition causing such unenforceability shall be remedied and, to the extent severable, shall attach immediately to any portion of such contract or agreement that does not result in any of the consequences specified in clause (i) or (ii) above, including any proceeds of such contract or agreement;

(3) property and assets owned by the Company or any Guarantors that are the subject of Permitted Liens described in clause (7) of the definition thereof for so long as such Permitted Liens are in effect and the Indebtedness secured thereby otherwise prohibits such property or asset from being Collateral; and

(4) any portion of the voting Capital Stock of any Foreign Subsidiary or any Unrestricted Subsidiary not formed under the laws of the United States of America or any state of the United States of America or the District of Columbia that exceeds 65% of the voting Capital Stock of such Foreign Subsidiary or Unrestricted Subsidiary.

“Excluded Contributions” means net cash proceeds or marketable securities received by the Company from contributions to its common equity capital designated as Excluded Contributions pursuant to an Officers’ Certificate on the date such capital contributions are made.

“Existing Indebtedness” means Indebtedness of the Company and its Subsidiaries (other than Indebtedness under the Revolving Credit Facility) in existence on the Issue Date, until such amounts are repaid.

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the Company; provided that, except in the case of determining the Fair Market Value of assets in connection with an Asset Sale not involving the sale of assets to an Affiliate, the Company’s determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the Fair Market Value of the applicable assets exceeds $10.0 million.

“Fixed Charge Coverage Ratio” means with respect to any specified Person for any period, the ratio of the Consolidated EBITDA of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio occurs (the “Calculation Date”), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter reference period; provided that the pro forma calculation shall not give effect to any Permitted Debt incurred on the Calculation Date or to the repayment of any Indebtedness from the proceeds of any Permitted Debt incurred on the Calculation Date.

In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

(1) acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations, including all related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date, or that are to be made on the Calculation Date, will be given pro forma effect (in accordance with Regulation S-X under the Securities Act) as if they had occurred on the first day of the four-quarter reference period;

(2) the Consolidated EBITDA (whether positive or negative) attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded;

(3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date;

(4) any Person that is a Restricted Subsidiary on the Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such four-quarter period;

(5) any Person that is not a Restricted Subsidiary on the Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter period; and

(6) if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account the effects of any Hedging Obligation applicable to such Indebtedness if such Hedging Obligation has a remaining term as at the Calculation Date in excess of 12 months).

“Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of (in each case, determined on a consolidated basis in accordance with GAAP):

(1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, original issue discount, non-cash interest, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations in respect of interest rates, but excluding amortization or write off of debt issuance costs; plus

(2) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

(3) any interest on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or any of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon (with the amount of any Indebtedness that is so secured but not so guaranteed being limited for purposes of such calculation to the lesser of the amount of such Indebtedness or the Fair Market Value of the assets of such Person or any of its Restricted Subsidiaries subject to such Lien); plus

(4) the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of the Company (other than Disqualified Stock) or to the Company or a Restricted Subsidiary of the Company, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal; less

(5) any interest income of such Person and its Restricted Subsidiaries for such period.

“Foreign Subsidiary” means any Restricted Subsidiary of the Company that is not a Domestic Subsidiary.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Issue Date.

“Global Note Legend” means the legend set forth in Section 2.06(g)(2), which is required to be placed on all Global Notes issued under this Indenture.

“Global Note” means a certificated Note in global form deposited with or on behalf of, and registered in the name of, the Depositary or its nominee and issued in accordance with Sections 2.01 and 2.06, substantially in the form of Exhibit A1 hereto, and that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto. The Global Notes shall include, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes.

“Government Securities” means securities that are:

(1) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or

(2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the Holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the Holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

“Guarantors” means any Subsidiary of the Company that executes a Note Guarantee in accordance with the provisions of this Indenture, and the respective successors and assigns of such Subsidiary, in each case, until the Note Guarantee of such Person has been released in accordance with the provisions of this Indenture.

“Hedge Agreement” shall mean an agreement that is a “Swap Agreement,” as such term is defined in the Bankruptcy Code, including any rate swap agreement, basis swap, forward rate agreement, commodity swap, commodity future, interest rate option, forward foreign exchange agreement, spot foreign exchange agreement, rate cap agreement rate, floor agreement, rate collar agreement, currency swap agreement, cross-currency rate swap agreement, currency option, any other similar agreement (including any option to enter into any of the foregoing or a master agreement for any of the foregoing together with all supplements thereto) for the purpose of protecting against or managing exposure to fluctuations in interest or exchange rates, currency valuations or commodity prices.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under any Hedge Agreement.

“Holder” means the Person in whose name a Note is registered on the registrar’s books.

“Holdings” means Alon Refining Louisiana, Inc., a Delaware corporation.

“IAI Global Note” means a Global Note substantially in the form of Exhibit A1 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold to Institutional Accredited Investors.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:

(1) in respect of borrowed money;

(2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3) in respect of banker’s acceptances or letters of credit (other than obligations with respect to letters of credit securing obligations (other than obligations described in (1) or (2) above or (4) below) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth business day following receipt by such Person of a demand for reimbursement;

(4) representing Capital Lease Obligations;

(5) representing the balance deferred and unpaid of the purchase price of any property or services (excluding trade accounts payable and accrued obligations incurred in the ordinary course of business, which accounts payable and accrued obligations are not more than 90 days past due) due more than six months after such property is acquired or such services are completed; or

(6) representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Indenture Documents” means the Notes, this Indenture, the Note Guarantees, the Collateral Documents and the Intercreditor Agreement.

“Indenture Obligations” means all Obligations in respect of the Notes or arising under the Indenture Documents. Indenture Obligations shall include all interest accrued (or which would, absent the commencement of an insolvency or liquidation proceeding, accrue) after the commencement of an insolvency or liquidation proceeding in accordance with and at the rate specified in the relevant Indenture Document whether or not the claim for such interest is allowed as a claim in such insolvency or liquidation proceeding.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Notes” means the Notes issued under this Indenture on the date hereof.

“Initial Purchaser” means, with respect to the Initial Notes, Jefferies & Company, Inc.

“Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act and that is not also a QIB.

“Intercreditor Agreement” means the Intercreditor Agreement dated as of the Issue Date by and among the Collateral Agent, on behalf of itself, the Trustee, the Holders of the Notes and any counterparty to a Permitted Crack Spread Hedge Agreement, and the RCF Agent, on behalf of itself and the other holders of RCF Claims (as the same may be amended, modified, superseded, reinstated, succeeded or replaced from time to time in accordance with its terms and the terms of this Indenture).

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations but excluding extensions of trade credit and accounts receivables made in the ordinary course of business), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Company’s Investments in such Restricted Subsidiary that were not sold or disposed of in an amount determined as provided in Section 4.07(d). The acquisition by the Company or any Restricted Subsidiary of the Company of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Company or such Restricted Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person in an amount determined as provided in Section 4.07(d). Except as otherwise provided in this Indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.

“Issue Date” means October 22, 2009.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized or required by law, regulation or executive order to remain closed. If a payment date (including the Stated Maturity of the Notes) or a redemption date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

“Letter of Transmittal” means the letter of transmittal to be prepared by the Company and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof or any agreement to give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“Moody’s” means Moody’s Investors Service, Inc.

“Mortgages” means a collective reference to each mortgage, deed of trust, deed to secure debt and any other document or instrument under which any Lien on real property owned or leased by the Company or any Guarantor is granted to secure any Indenture Obligations or under which rights or remedies with respect to any such Liens are governed.

“Net Cash Provided by Operating Activities” means, for any period, (a) net cash provided by operating activities of the Company and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, excluding any Net Proceeds, plus (b) without duplication and to the extent not included in determining Net Cash Provided by Operating Activities for such period pursuant to clause (a) above, the aggregate amount of cash received by the Company or any of its Restricted Subsidiaries during such period pursuant to any Permitted Crack Spread Hedge Agreement or any other agreement governing Hedging Obligations, minus (c) without duplication and to the extent not included in determining Net Cash Provided by Operating Activities for such period pursuant to clause (a) above, the aggregate amount of cash paid by the Company or any of its Restricted Subsidiaries during such period pursuant to any Permitted Crack Spread Hedge Agreement or any other agreement governing Hedging Obligations.

“Net Proceeds” means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of (i) all direct costs and expenses relating to such Asset Sale (and any sale or other disposition of any non-cash consideration received in such Asset Sale), including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, (ii) taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, (iii) amounts required to be applied to the repayment of Indebtedness (and any interest, premium or penalty in respect thereof in connection with such payment), other than Indebtedness under a Credit Facility, secured by a Lien on the asset or assets that were the subject of such Asset Sale, and (iv) any reserve for adjustment or indemnification obligations in respect of the sale price of such asset or assets established in accordance with GAAP and any amounts placed in an escrow established for purposes of any such adjustment or indemnification obligations.

“Non-Recourse Debt” means Indebtedness:

(1) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable as a guarantor or otherwise; and

(2) no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of such other Indebtedness to be accelerated or payable prior to its Stated Maturity.

“Non-U.S. Person” means a Person who is not a U.S. Person.

“Note Guarantee” means the Guarantee by each Guarantor of the Company’s Obligations under this Indenture and the Notes, executed pursuant to the provisions of this Indenture.

“Notes” has the meaning assigned to it in the preamble to this Indenture. The Initial Notes and the Exchange Notes shall be treated as a single class for all purposes under this Indenture, and unless the context otherwise requires, all references to the Notes shall include the Initial Notes and the Exchange Notes.

“Notes Priority Collateral” means all of the following assets of the Company and any Guarantor (other than Excluded Assets) (a) all equipment, all real property and interests therein (including both fee and leasehold interests) and fixtures, including all buildings, terminals, storage tanks, refining and other facilities, pipelines, pipeline rights, loading racks, rail spurs and loading facilities; (b) all intellectual property; (c) each Crack Spread Hedging Cash Collateral Account and all Crack Spread Hedging Cash Collateral and all other cash, cash equivalents, checks and other negotiable instruments, funds and other evidences of payment and all financial assets held on deposit therein, and all security entitlements arising therefrom; (d) all Capital Stock of Subsidiaries of the Company held by the Company or any Guarantor; (e) all other Collateral not constituting RCF Priority Collateral; (f) all proceeds, including insurance proceeds (other than business interruption insurance proceeds), of any of the foregoing and all collateral security and guarantees or other credit support given by any Person with respect to any of the foregoing; and (g) all books and records relating to any of the foregoing.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Offering Memorandum” means the Company’s offering memorandum, dated October 13, 2009, relating to the initial offering of the Notes.

“Officer” means, with respect to any Person, the chairman of the board, the chief executive officer, the president, the chief operating officer, the chief financial officer, the treasurer, any assistant treasurer, the controller, the secretary or any vice-president of such Person.

“Officers’ Certificate” means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements of Section 13.05.

“Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section 13.05. The counsel may be an employee of or counsel to the Company or any Subsidiary of the Company.

“Parent” means Alon USA Energy, Inc., a Delaware corporation.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

“Participating Broker-Dealer” has the meaning set forth in the Registration Rights Agreement.

“Permitted Business” means any business that is the same as, or reasonably related, ancillary or complementary to, any of the businesses in which the Company is engaged on the Issue Date and any business activities reasonably incidental thereto.

“Permitted Crack Spread Hedge Agreement” means any Hedge Agreement or combination of Hedge Agreements to which the Company or any Guarantor is a party that hedge against fluctuations in the difference between the price of crude oil and the price of refined petroleum products, together with the schedules and exhibits thereto.

“Permitted Holders” means, individually or collectively in any combination, Alon Israel, any Person that controls Alon Israel as of the Issue Date, and David Wiessman (or any trustee acting on behalf of David Wiessman), together with any Person that is controlled by any of the foregoing, individually or collectively in any combination and any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) that is comprised primarily (in terms of economic interests) of any of the foregoing, individually, collectively or in any combination.

“Permitted Investments” means:

(1) any Investment in the Company or a Guarantor;

(2) any Investment in Cash Equivalents;

(3) any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment:

(A) such Person becomes a Guarantor; or

(B) such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or         into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Guarantor;

(4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.10;

(5) any Investment the payment for which consists solely of Equity Interests (other than Disqualified Stock) of the Company;

(6) any Investments received in compromise or resolution of (a) obligations of trade creditors or customers that were incurred in the ordinary course of business of the Company or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization, workout or similar arrangement upon the bankruptcy, foreclosure or insolvency of any trade creditor or customer; or (b) litigation, arbitration or other disputes with Persons who are not Affiliates;

(7) Investments represented by Hedging Obligations;

(8) loans or advances to officers, directors, consultants or employees made in the ordinary course of business of the Company or any Restricted Subsidiary of the Company in an aggregate principal amount not to exceed $750,000 at any one time outstanding;

(9) repurchases of the Notes; and

(10) other Investments in an aggregate amount, taken together with all other Investment made pursuant to this clause (10) that are at any one time outstanding, not to exceed $5.0 million.

“Permitted Liens” means:

(1) (a) Liens to secure Indebtedness permitted by Section 4.09(b)(1) and (b) Liens granted pursuant to the same collateral agreements securing the Liens described in clause (a) above to secure (i) any Hedging Obligation described in Section 4.09(b)(8) the counterparty of which is a lender of Indebtedness permitted by Section 4.09(b)(1) or an Affiliate of any such lender and (ii) Cash Management Obligations owing to any such lender or Affiliate, provided that, in each case, to the extent the holders of any such Indebtedness (or any agent on their behalf) have (or has) a Lien on any Collateral, such holders (or any agent on their behalf) have (or has) become a party to the Intercreditor Agreement;

(2) Liens to secure Indebtedness permitted by Section 4.09(b)(9), provided that to the extent the holder of any such Indebtedness (or any agent on its behalf) has a Lien on any Collateral, such holder (or any agent on its behalf) has become a party or otherwise subject to the Intercreditor Agreement;

(3) Liens in favor of the Company or any Guarantor;

(4) Liens on property of a Person existing at the time such property is acquired by the Company or a Restricted Subsidiary of the Company or at the time such Person becomes a Restricted Subsidiary of the Company or is merged with or into or consolidated with the Company or any Restricted Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such property being acquired or such Person becoming a Restricted Subsidiary of the Company or such merger or consolidation and do not extend to any assets other than those of the property acquired or the Person that becomes a Restricted Subsidiary of the Company or is merged with or into or consolidated with the Company or any Restricted Subsidiary of the Company;

(5) Liens on property (including Capital Stock) existing at the time of acquisition of the property by the Company or any Subsidiary of the Company; provided that such Liens were in existence prior to such acquisition and not incurred in contemplation of, such acquisition;

(6) Liens to secure the performance of statutory obligations, insurance, surety or appeal bonds, workers compensation obligations, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

(7) Liens to secure Indebtedness permitted by Section 4.09(b)(4) covering only the assets acquired with or financed by such Indebtedness;

(8) Liens existing on the Issue Date;

(9) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

(10) Liens imposed by law and Liens, such as carriers’, warehousemen’s, landlord’s, contractors and mechanics’ Liens, in each case, incurred in the ordinary course of business;

(11) survey exceptions, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property that were not incurred in connection with Indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(12) Liens created for the benefit of (or to secure) the Notes (or any Note Guarantees) and other Indenture Obligations;

(13) Liens to secure any Indebtedness permitted by Section 4.09(b)(5); provided, however, that:

        (A) the new Lien is limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof); and

        (B) the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (x) the outstanding principal amount, or, if greater, committed amount, of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged with such Permitted Refinancing Indebtedness; and (y) an amount necessary to pay any fees and expenses, including premiums, related to such renewal, refunding, refinancing, replacement, defeasance or discharge;

(14) any interest or title of a lessor, sublessor or licensor entered into in the ordinary course of business and covering only the assets so leased or licensed, as the case may be, and including any Liens arising from the filing of Uniform Commercial Code financing statements as a precautionary measure in connection with operating leases;

(15) bankers’ Liens, rights of setoff and similar Liens with respect to cash and Cash Equivalents on deposit in one or more bank accounts in the ordinary course of business incurred in connection with the maintenance of such bank accounts;

(16) Liens on cash, Cash Equivalents or other property arising in connection with the defeasance, discharge or redemption of Indebtedness;

(17) Liens on specific items of inventory or other goods (and the proceeds thereof) of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created in the ordinary course of business for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(18) Liens arising by reason of any judgment, decree or order, but not giving rise to an Event of Default, so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment decree on order shall not have been finally terminated or the period within such proceedings may be initiated shall not have expired;

(19) Liens incurred in the ordinary course of business of the Company or any of its Restricted Subsidiaries with respect to obligations that do not exceed $5.0 million at any one time outstanding;

(20) leases, subleases, licenses or sublicenses granted to others in the ordinary course of business which do not materially interfere with the ordinary conduct of the business of the Company or any Restricted Subsidiaries and do not secure any Indebtedness;

(21) Liens on the underlying fee interest of the owners of real property leased by the Company or any Subsidiary of the Company, including any Liens that apply to the leasehold interest of the Company or such Subsidiary of the Company by virtue of the underlying fee interest being subject to such Liens; and

(22) Liens on any Crack Spread Hedging Cash Collateral to secure the obligations of the Company or any of its Domestic Subsidiaries in favor of the issuer of any Crack Spread Hedging Support LC so long as such issuer has become a party or otherwise subject to the Intercreditor Agreement.

“Permitted Parent Payments” means payments in cash to Parent or any of its Subsidiaries on account of Parent’s corporate expense allocation to the Company and its Subsidiaries; provided that such payments shall not exceed $8.0 million per annum.

“Permitted Prior Liens” means:

(1) Liens described in clauses (1) (only with respect to RCF Priority Collateral), (2) (only with respect to Crack Spread Hedging Collateral), (4), (5), (6), (7), (8), (11), (14), (15), (16), (21) and/or (22) (only with respect to Crack Spread Hedging Collateral) of the definition of “Permitted Liens;

(2) Liens described in clause (13) of the definition of “Permitted Liens,” but only to the extent the original Lien referenced in such clause is a Permitted Prior Lien; and

(3) Permitted Liens that arise by operation of law and are not voluntarily granted, to the extent entitled by law to priority over the Liens created by the RCF Collateral Documents or the Collateral Documents

“Permitted Refinancing Indebtedness” means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

(1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith);

(2) such Permitted Refinancing Indebtedness has a final maturity date the same as or later than the final maturity date of the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged and has a Weighted Average Life to Maturity that is equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged;

(3) if the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged; and

(4) such Indebtedness is incurred either by the Company or the Restricted Subsidiary who is the obligor on the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Private Placement Legend” means the legend set forth in Section 2.06(g)(1) to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“RCF Agent” means the agent designated under the Intercreditor Agreement and shall initially be the administrative agent for the lenders under the Revolving Credit Facility, together with its successors and permitted assigns in such capacity.

“RCF Availability” shall have the meaning assigned to the term “Availability” in the Revolving Credit Facility as in effect on the Issue Date, and shall be determined in a commercially reasonable manner pursuant to the terms of the Revolving Credit Facility.

“RCF Availability Deficit” shall be deemed to exist at any time when the RCF Availability at such time is less than the RCF Availability Threshold at such time; provided, however, that an RCF Availability Deficit shall be deemed not to exist at any time the Revolving Credit Facility does not contain a limitation on the making of an Excess Cash Flow Offer based on the “Availability” thereunder.

“RCF Availability Threshold” shall mean, at any time, an amount equal to 10.0% of the aggregate principal amount of the revolving commitments under the Revolving Credit Facility in effect at such time; provided that at any time the Revolving Credit Facility does not contain a limitation on the making of an Excess Cash Flow Offer based on the “Availability” thereunder, the RCF Availability Threshold at such time shall be zero.

“RCF Collateral Documents” means the Revolving Credit Facility, the RCF Mortgages (as defined in the Intercreditor Agreement) and any other agreement, document or instrument pursuant to which a Lien is granted securing any RCF Claims or under which rights or remedies with respect to such Liens are governed.

“RCF Claims” means all Obligations secured by a Permitted Lien described in clause (1) of the definition thereof.

“RCF Event of Default” shall mean (a) an “Event of Default” under, and as defined in, the Revolving Credit Facility, or (b) a “Default” under, and as defined in, the Revolving Credit Facility, in respect of (i) failure by the Company to deliver its financial statements as required under the terms thereof or (ii) an involuntary bankruptcy proceeding commenced in respect of the Company, in each case, except where such Event of Default or such Default shall have been waived pursuant to the Revolving Credit Facility or cured for more than 5 business days.

“RCF Priority Collateral” means (i) all accounts receivables (other than accounts receivables arising under contracts for the sale of Collateral that do not constitute RCF Priority Collateral); (ii) (a) all supply contracts, offtake agreements and similar contracts to which the Company or any Guarantor is a party and pursuant to which the Company or any Guarantor sells inventory or renders services, (b) all contracts between the Company or any Guarantor and any other Person whereby the Company or such Guarantor is entitled to receive inventory, or the benefit of inventory, pursuant to an inventory exchange arrangement with such other Person and (c) all Hedge Agreements (including any Permitted Crack Spread Hedge Agreement); (iii) all chattel paper (including electronic chattel paper); (iv) all tax refunds of any kind; (v) all commercial tort claims; (vi) except to the extent constituting Notes Priority Collateral, all deposit accounts and securities accounts and all cash, cash equivalents, checks and other negotiable instruments, funds or other evidences of payment and all financial assets held on deposit therein or credited thereto and all security entitlements arising therefrom; (viii) all commodity accounts and commodity contracts; (ix) all inventory; (x) all rights to business interruption insurance; (xi) all documents, general intangibles (other than intellectual property and the Capital Stock of any Subsidiary of the Company), instruments, investment property (other than the Capital Stock of any Subsidiary of the Company) and letter of credit rights; (xii) all proceeds, including insurance proceeds, of any of the foregoing and all collateral security and guarantees or other credit support given by any Person with respect to any of the foregoing; and (xiii) all books and records relating to any of the foregoing.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of October 22, 2009, among the Company and the Initial Purchaser, as such agreement may be amended, modified or supplemented from time to time.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means a Regulation S Temporary Global Note or Regulation S Permanent Global Note, as applicable.

“Regulation S Permanent Global Note” means a permanent Global Note substantially in the form of Exhibit A1 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee, issued in an initial denomination equal to the outstanding principal amount of the Regulation S Temporary Global Note upon termination of the Restricted Period.

“Regulation S Temporary Global Note” means a temporary Global Note substantially in the form of Exhibit A2 hereto and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee, issued in an initial denomination equal to the outstanding principal amount of the Notes initially sold by the Initial Purchaser in reliance on Rule 903 of Regulation S.

“Responsible Officer,” when used with respect to the Trustee, means any officer within the corporate trust department of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.

“Restricted Global Note” means a Global Note bearing the Private Placement Legend.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S; provided that for purposes of the provisions of this Indenture relating to the Regulation S Temporary Global Note such period will be deemed to terminate only as provided in Section 2.01(c).

“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

“Revolving Credit Facility” means that certain Amended and Restated Loan and Security Agreement, dated as of October 22, 2009, by and among the Company, each other party joined as a borrower thereunder from time to time, Holdings, the financial institutions party thereto from time to time as lenders and Bank of America, N.A., as administrative agent, including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, and, in each case, as initially or successively amended, restated, modified, renewed, refunded, replaced in any manner (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“S&P” means Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Agreement” means the Security Agreement, to be dated as of the Issue Date, among the Company and the Guarantors (if any) in favor of the Collateral Agent, as amended or supplemented from time to time in accordance with its terms.

“Shelf Registration Statement” means the Shelf Registration Statement as defined in the Registration Rights Agreement.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the Issue Date.

“Special Interest” has the meaning assigned to that term pursuant to the Registration Rights Agreement.

“Stated Maturity” means, with respect to any installment of interest or principal on any Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any specified Person:

(1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2) any partnership or limited liability company of which (a) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (b) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Synthetic Lease” means, as to any Person, any lease (including leases that may be terminated by the lessee at any time) of real or personal property, or a combination thereof, (a) that is accounted for as an operating lease under GAAP and (b) in respect of which the lessee is deemed to own the property so leased for U.S. federal income tax purposes, other than any such lease under which such Person is the lessor.

“Synthetic Lease Obligations” means, as to any Person, an amount equal to the capitalized amount of the remaining lease payments under any Synthetic Lease (determined, in the case of a Synthetic Lease providing for an option to purchase the leased property, as if such purchase were required at the end of the term thereof) that would appear on a balance sheet of such Person prepared in accordance with GAAP if such obligations were accounted for as Capital Lease Obligations.

“TIA” means the Trust Indenture Act of 1939, as amended.

“Treasury Rate” means as of the applicable redemption date, the yield to maturity as of such redemption date of constant maturity United States Treasury securities (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to such redemption date (or, if such statistical release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such redemption date to October 15, 2012; provided, however, that if no published maturity exactly corresponds with such date, then the Treasury Rate shall be interpolated or extrapolated on a straight-line basis from the arithmetic mean of the yields for the next shortest and next longest published maturities; provided further, however, that if the period from such redemption date to October 15, 2012, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trustee” means Wilmington Trust FSB until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“Unrestricted Definitive Note” means a Definitive Note that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Global Note” means a Global Note that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Subsidiary” means any Subsidiary of the Company that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors, but only to the extent that such Subsidiary:

(1) has no Indebtedness other than Non-Recourse Debt;

(2) except as permitted by Section 4.11 is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

(3) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(4) has not guaranteed or otherwise directly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries.

“U.S. Person” means a U.S. Person as defined in Rule 902(k) promulgated under the Securities Act.

“Valero” means Valero Refining and Marketing Company, a Delaware corporation.

“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2) the then outstanding principal amount of such Indebtedness.

“Wholly-Owned Subsidiary” of any Person means a Restricted Subsidiary of such Person all of the outstanding Equity Interests or other ownership interests of which (other than directors’ qualifying shares and other nominal amounts required to be held by local nationals under applicable law) shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.

Section 1.02 Other Definitions.

Term	Defined in Section
“Act”.	13.15
“Action”.	10.10
“Affiliate Transaction”.	4.11
“Asset Sale Offer”.	4.10
“Authentication Order”.	2.02
“Calculation Date”.	Definition of “Fixed Charge Coverage Ratio”
“Change of Control Offer”.	4.15
“Change of Control Payment”.	4.15
“Change of Control Payment Date”.	4.15
“Covenant Defeasance”.	8.03
“Deferred Excess Cash Flow Amount.	4.16
“Deferred Excess Cash Flow Offer Trigger Date	4.16
“DTC”.	2.03
“Event of Default”.	6.01
“Excess Cash Flow Offer”.	4.16

“Excess Cash Flow Offer Amount”.	4.16
“Excess Cash Flow Payment”.	4.16
“Excess Cash Flow Offer Payment Date”.	4.16
“Excess Proceeds”.	4.10
“Excess Proceeds Payment Date”.	4.10
“incur”.	4.09
“Legal Defeasance”.	8.02
“Paying Agent”.	2.03
“Permitted Debt”.	4.09
“Payment Default”.	6.01
“Premises”.	4.22
“Registrar”.	2.03
“Restricted Payments”.	4.07

Section 1.03 Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Notes;

“indenture security Holder” means a Holder of a Note;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the Notes and the Note Guarantees means the Company and the Guarantors, respectively, and any successor obligor upon the Notes and the Note Guarantees, respectively.

All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

Section 1.04 Rules of Construction.

Unless the context otherwise requires:

(1) a term has the meaning assigned to it;

(2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3) “or” is not exclusive;

(4) words in the singular include the plural, and in the plural include the singular;

(5) provisions apply to successive events and transactions;

(6) “will” shall be interpreted to express a command;

(7) “including” means including without limitation; and

(8) references to sections of or rules under the Securities Act and Exchange Act will be deemed to include substitute, replacement and successor sections or rules adopted by the SEC from time to time.

ARTICLE 2

THE NOTES

Section 2.01 Form and Dating.

(a) General. The Notes and the Trustee’s certificate of authentication will be substantially in the form of Exhibits A1 and A2 hereto, subject to the presence or absence of Global Note Legends and Private Placement Legends and other variations contemplated by this Indenture; provided, that the form of the Exchange Notes shall include such variations as are permitted or required by the Registration Rights Agreement (as evidenced by the Company’s execution of such Exchange Notes). The Notes may have notations, legends or endorsements required by law or stock exchange rule or otherwise consistent with market practice. Each Note will be dated the date of its authentication. The Notes shall be in denominations of $2,000 and integral multiples of $1,000 in excess thereof. Notwithstanding any provision of this Indenture or the Notes (a) any pro rata redemptions or repurchases of the Notes by the Company pursuant to this Indenture shall be made in a manner that preserves the authorized denominations of the Notes, and (b) the selection of Notes to be redeemed or repurchased will be based on a method that most nearly approximates pro rata selection that the Trustee deems fair and appropriate, including by lot or other method, unless otherwise required by law or applicable stock exchange requirements, subject, in the case of Global Notes, to the applicable rules and procedures of the Depositary.

The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Indenture and the Company, the Guarantors (if any) and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(b) Global Notes. Notes issued in global form will be substantially in the form of Exhibits A1 or A2 hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Notes issued in definitive form will be substantially in the form of Exhibit A1 hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note will represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect transfers, exchanges, redemptions, repurchases, cancellations and other changes therein. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the Custodian, at the direction of the Trustee.

(c) Temporary Global Notes. Notes offered and sold in reliance on Regulation S will be issued initially in the form of the Regulation S Temporary Global Note, which will be deposited on behalf of the purchasers of beneficial interests in the Notes represented thereby with the Custodian, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Company and authenticated by the Trustee as hereinafter provided. For purposes of this Section 2.01(c) or as otherwise specified in this Indenture, the Restricted Period will be terminated upon the expiration of the 40-day distribution compliance period as defined in Regulation S and upon receipt by the Trustee of:

(1) a written certificate from the Depositary, together with copies of certificates from Euroclear and Clearstream, certifying that they have received certification of non-United States beneficial ownership of 100% of the aggregate principal amount of the Regulation S Temporary Global Note (except to the extent of any beneficial owners thereof who acquired an interest therein during the Restricted Period pursuant to another exemption from registration under the Securities Act and who will take delivery of a beneficial interest in a 144A Global Note or an IAI Global Note bearing a Private Placement Legend, all as contemplated by Section 2.06(b)); or

(2) an Officers’ Certificate from the Company certifying non-United States beneficial ownership of 100% of the aggregate principal amount of the Regulation S Temporary Global Note (except to the extent of any beneficial owners thereof who acquired an interest therein during the Restricted Period pursuant to another exemption from registration under the Securities Act and who will take delivery of a beneficial interest in a 144A Global Note or an IAI Global Note bearing a Private Placement Legend, all as contemplated by Section 2.06(b)).

Following the termination of the Restricted Period, all beneficial interests in the Regulation S Temporary Global Note will be exchanged for beneficial interests in the Regulation S Permanent Global Note pursuant to the Applicable Procedures. Simultaneously with the authentication of the Regulation S Permanent Global Note, the Trustee will cancel the Regulation S Temporary Global Note.

(d) Euroclear and Clearstream Procedures Applicable. The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream will be applicable to transfers of beneficial interests in the Regulation S Temporary Global Note and the Regulation S Permanent Global Note that are held by Participants through Euroclear or Clearstream.

(e) Neither the Company nor the Trustee will have any responsibility or obligation to any Holder, Participant or Indirect Participant of the Depositary or any other Person with respect to the accuracy of the records of the Depositary or its nominee, or of any Participant or Indirect Participant thereof, with respect to the ownership interest in the Notes or with respect to the delivery of any notice (including any notice of redemption) or the payment of any amount or delivery of any Notes (or other security or property) under or with respect to the Notes. The Company and the Trustee may rely (and shall be fully protected in relying) upon information furnished by the Depositary with respect to its Participants and Indirect Participants and any owners of beneficial interests in Notes. Nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee, from giving effect to any such written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and the Participants and Indirect Participants of the Depositary, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

Section 2.02 Execution and Authentication.

At least one Officer of the Company must sign the Notes for the Company and at least one Officer of each Guarantor must sign the Note Guarantee for such Guarantor, in each case, by manual or facsimile signature. The failure of an Officer whose signature is on a Note to continue to hold that office at the time a Note is authenticated will not affect the validity of the Note.

A Note will not be valid until authenticated by the manual signature of the Trustee. Such signature will be conclusive evidence that the Note has been authenticated under this Indenture.

The Trustee shall authenticate and deliver: (i) on the Issue Date, an aggregate principal amount of $216.5 million of Initial Notes, and (ii) Exchange Notes to be issued in an Exchange Offer pursuant to the Registration Rights Agreement, for a like principal amount of Initial Notes, in each case upon receipt of a written order of the Company signed by two Officers (an “Authentication Order”). The Trustee shall also authenticate and deliver Notes from time to time as contemplated elsewhere in this Indenture upon receipt of an Authentication Order. Each Authentication Order shall specify the Person(s) in the name(s) of which the Notes are to be registered, the amount of the Notes to be authenticated and the date on which the original issue of the Notes is to be authenticated. The aggregate principal amount of Notes outstanding at any time may not exceed $216.5 million, except as provided in Section 2.07.

The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such an agent. An authenticating agent has the same rights as an Agent to deal with Holders, the Company and its Affiliates.

Section 2.03 Registrar and Paying Agent; Depositary and Custodian.

The Company will maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”). The Registrar will keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company will notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

The Company initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.

The Company initially appoints the Trustee to act as the Registrar and Paying Agent under this Indenture.

The Company initially appoints Wilmington Trust FSB to act as Custodian with respect to the Global Notes.

Section 2.04 Paying Agent to Hold Money in Trust.

The Company will require each Paying Agent other than the Company or the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or Special Interest, if any, or interest on the Notes, and will notify the Trustee of any Default by the Company in making any such payment. While any such Default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) will have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or similar reorganization proceedings relating to the Company, the Trustee will serve as Paying Agent for the Notes.

Section 2.05 Holder Lists.

The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders. If the Trustee is not the Registrar, the Company will furnish to the Trustee at least seven Business Days before each regular record date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company shall otherwise comply with TIA § 312(a).

Section 2.06 Transfer and Exchange.

(a) Transfer and Exchange of Global Notes. A Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchangeable for Definitive Notes, as provided below, if:

(1) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary;

(2) the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee; provided that in no event shall the Regulation S Temporary Global Note be exchanged by the Company for Definitive Notes prior to the termination of the Restricted Period; or

(3) there has occurred and is continuing a Default or Event of Default with respect to the Notes and the Depositary has requested that Definitive Notes be issued.

Upon the occurrence of any of the events specified in clauses (1), (2) or (3) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Sections 2.07 or 2.10, shall be authenticated and delivered in the form of, and shall be, a Global Note, except for Definitive Notes issued pursuant to subparagraphs (1), (2) and (3) of this Section 2.06(a) and Section 2.06(c). A Global Note may not be exchanged for another Note other than as contemplated by this Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b), (c) or (f).

(b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (1) or (2) below, as applicable, and, to the extent applicable, one or more of the other following subparagraphs:

(1) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the termination of the Restricted Period, transfers of beneficial interests in the Regulation S Temporary Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than the Initial Purchaser). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(1).

(2) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests in a Global Note that are not subject to Section 2.06(b)(1), the transferor of such beneficial interest must deliver to the Registrar either:

(A) both:

(1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

(B) both:

(1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in subparagraph (1) above;

provided that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Regulation S Temporary Global Note prior to the termination of the Restricted Period, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

Upon consummation of an Exchange Offer by the Company, the requirements of this Section 2.06(b)(2) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h).

(3) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(2) and the Registrar receives the following:

(A) if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B, including the certifications in item (1) thereof;

(B) if the transferee will take delivery in the form of a beneficial interest in the Regulation S Temporary Global Note or the Regulation S Permanent Global Note, then the transferor must deliver a certificate in the form of Exhibit B, including the certifications in item (2) thereof; and

(C) if the transferee will take delivery in the form of a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the applicable certifications, certificates and Opinion of Counsel required by item (3) thereof.

(4) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(2) and:

(A) such exchange or transfer is effected pursuant to the Exchange Offer and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Participating Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;

(B) such transfer is effected pursuant to the Shelf Registration Statement;

(C) such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement; or

(D) the Registrar receives the following:

(1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

(2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the applicable certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar and the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above (subject to subsequent reductions and/or increases in such aggregate principal amount pursuant to Section 2.01(b)).

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c) Transfer or Exchange of Beneficial Interests for Definitive Notes.

(1) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

(A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder to the effect set forth in Exhibit C hereto, including the certifications in item (2)(a) thereof;

(B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E) if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the applicable certifications, certificates and Opinion of Counsel required by item (3) thereof;

(F) if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(G) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h), and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the designated principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(2) Beneficial Interests in Regulation S Temporary Global Note to Definitive Notes. Notwithstanding Sections 2.06(c)(1)(A) and 2.06(c)(1)(C), a beneficial interest in the Regulation S Temporary Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to the termination of the Restricted Period, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

(3) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

(A) such exchange or transfer is effected pursuant to the Exchange Offer and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Participating Broker- Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;

(B) such transfer is effected pursuant to the Shelf Registration Statement;

(C) such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement; or

(D) the Registrar receives the following:

(1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder to the effect set forth in Exhibit C hereto, including the certifications in item (1)(b) thereof; or

(2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder to the effect set forth in Exhibit B hereto, including the applicable certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar and the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(4) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(2), the Trustee will cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h), and the Company will execute and the Trustee will authenticate and deliver to the Person designated in the instructions a Definitive Note in the designated principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(4) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant. The Trustee will deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(4) will not bear the Private Placement Legend.

(d) Transfer and Exchange of Definitive Notes for Beneficial Interests.

(1) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder to the effect set forth in Exhibit C hereto, including the certifications in item (2)(b) thereof;

(B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D) if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) and (C) above, a certificate to the effect set forth in Exhibit B hereto, including the applicable certifications, certificates and Opinion of Counsel required by item (3) thereof; or

(E) if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof, the Trustee will cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, in the case of clause (C) above, the Regulation S Global Note, and in all other cases, the IAI Global Note.

(2) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

(A) such exchange or transfer is effected pursuant to the Exchange Offer and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Participating Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;

(B) such transfer is effected pursuant to the Shelf Registration Statement;

(C) such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement; or

(D) the Registrar receives the following:

(1) if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder to the effect set forth in Exhibit C hereto, including the certifications in item (1)(c) thereof; or

(2) if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder to the effect set forth in Exhibit B hereto, including the applicable certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar and the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(2), the Trustee will cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note accordingly.

(3) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes accordingly.

If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (2)(B), (2)(D) or (3) above at a time when an Unrestricted Global Note has not yet been issued, the Company will issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee will authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so exchanged or transferred (subject to subsequent reductions and/or increases in such aggregate principal amount pursuant to Section 2.01(b)).

(e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar will register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

(1) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A) if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(B) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof; and

(C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the applicable certifications, certificates and Opinion of Counsel required by item (3) thereof.

(2) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

(A) such exchange or transfer is effected pursuant to the Exchange Offer and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Participating Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;

(B) any such transfer is effected pursuant to the Shelf Registration Statement;

(C) any such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement; or

(D) the Registrar receives the following:

(1) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder to the effect set forth in Exhibit C hereto, including the certifications in item (1)(d) thereof; or

(2) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder to the effect set forth in Exhibit B hereto, including the applicable certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar and the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(f) Exchange Offer. Upon the consummation of the Exchange Offer, the Company will issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee will authenticate:

(1) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes accepted for exchange in the Exchange Offer by Persons that certify in the applicable Letters of Transmittal that (A) they are not Participating Broker-Dealers, (B) they are not participating in a distribution of the Exchange Notes and (C) they are not affiliates (as defined in Rule 144) of the Company; and

(2) Unrestricted Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Exchange Offer by Persons that certify in the applicable Letters of Transmittal that (A) they are not Participating Broker-Dealers, (B) they are not participating in a distribution of the Exchange Notes and (C) they are not affiliates (as defined in Rule 144) of the Company.

Concurrently with the issuance of such Notes, the Trustee will cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly pursuant to Section 2.06(h), and the Company will execute and the Trustee will authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted Unrestricted Definitive Notes in the designated principal amounts.

(g) Legends. The following legends will appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

(1) Private Placement Legend.

(A) Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS A NON-U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, OR (C) IT IS AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF SUBPARAGRAPH (a)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT, AND (2) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) WHICH IS ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE THEREOF WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY ) ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE U.S. WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF SUBPARAGRAPH (a)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S OR REGISTRAR’S, AS APPLICABLE, RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY

TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM ACCOMPANYING THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE OR REGISTRAR. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.”

(B) Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs (b)(4), (c)(3), (c)(4), (d)(2), (d)(3), (e)(2), (e)(3) or (f) of this Section 2.06 or as to which the Company or the Holder thereof has requested the removal of the Private Placement Legend after the Resale Restriction Termination Date (and all Notes issued in exchange therefor or substitution thereof) will not bear the Private Placement Legend.

(2) Global Note Legend. Each Global Note will bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS GLOBAL NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(3) Regulation S Temporary Global Note Legend. The Regulation S Temporary Global Note will bear a legend in substantially the following form:

“THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON.”

(4) Original Issue Discount Legend. Each Note will bear a legend in substantially the following form:

“THIS NOTE WAS ISSUED WITH ORIGINAL ISSUE DISCOUNT (AS DEFINED IN § 1273(A) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, AND TREASURY REGULATIONS § 1.1273-1 PROMULGATED THEREUNDER). THE COMPANY AGREES TO PROVIDE TO HOLDERS OF NOTES, UPON WRITTEN REQUEST, THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE AND YIELD TO MATURITY. ANY SUCH WRITTEN REQUEST SHOULD BE SENT TO THE CHIEF FINANCIAL OFFICER OF THE COMPANY AT THE FOLLOWING ADDRESS: ALON REFINING KROTZ SPRINGS, INC., 7616 LBJ FREEWAY, SUITE 300, DALLAS, TX 75251.”

(h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in full, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 2.11. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or one or more Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(i) General Provisions Relating to Transfers and Exchanges.

(1) To permit registrations of transfers and exchanges, the Company will execute and the Trustee will authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order or at the Registrar’s request.

(2) No service charge will be assessed to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange pursuant to Sections 2.10, 3.06, 4.10, 4.15, 4.16 and 9.05, except to the extent that any such exchange involves a transfer of such beneficial interest or Definitive Note to a third party).

(3) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(4) Neither the Registrar nor the Company will be required:

(A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 and ending at the close of business on the day of selection;

(B) to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

(C) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

(5) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the sole and absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

(6) The Trustee will authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02.

(7) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

(8) By its acceptance of any Note bearing the Global Note Legend or Private Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Global Note Legend or Private Placement Legend, as applicable, and agrees that it shall transfer such Note only as provided in this Indenture.

(9) The Registrar shall retain copies of all letters, notices and other written communications received pursuant to this Section 2.06.

Section 2.07 Replacement Notes.

If any mutilated Note is surrendered to the Trustee or the Company, or the Trustee and the Company receive evidence to their satisfaction of the destruction, loss or theft of any Note, the Company will issue and the Trustee, upon receipt of an Authentication Order, will authenticate a replacement Note if the additional requirements set forth below are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of (i) the Trustee to protect the Trustee and (ii) the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note.

Every replacement Note is an additional obligation of the Company and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08 Outstanding Notes.

The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, the portion of any Global Note as to which the principal amount thereof has been reduced by the Trustee in accordance with the provisions hereof, to the extent of such reduction, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note; however, Notes held by the Company or a Subsidiary of the Company shall not be deemed to be outstanding for purposes of Section 3.07(a).

If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

If the principal amount of any Note is considered paid under Section 4.01, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a repurchase date, redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes will be deemed to be no longer outstanding and will cease to accrue interest.

Section 2.09 Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or any Guarantor, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any Guarantor, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only Notes that a Responsible

Officer of the Trustee knows are so owned will be so disregarded. Notwithstanding the foregoing, Notes that are to be acquired by the Company or a Subsidiary of the Company pursuant to an exchange offer, tender offer or other agreement shall not be deemed to be owned by such entity until legal title to such Notes passes to such entity.

Section 2.10 Temporary Notes.

Until certificates representing Notes are ready for delivery, the Company may prepare and execute, and the Trustee, upon receipt of an Authentication Order, will authenticate temporary Notes. Temporary Notes will be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes, as evidenced by the execution of the Note, and as may be reasonably acceptable to the Trustee.

The Company shall cause definitive Notes to be prepared without unreasonable delay. After the preparation of the definitive Notes, the temporary Notes shall be exchanged for definitive Notes upon surrender of the temporary Notes at the office or agency of the Company, without charge to the Holder. Upon surrender for cancellation of one or more temporary Notes, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefore a like principal amount of definitive Notes of authorized denominations. Until so exchanged, holders of temporary Notes will be entitled to all of the same benefits of this Indenture as holders of definitive Notes.

Section 2.11 Cancellation.

The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent will forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee will cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and will destroy canceled Notes (subject to applicable record retention requirements of the Exchange Act and the Trustee). Certification of the cancellation of all canceled Notes will be delivered to the Company upon request. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation other than in connection with the transfer, exchange or replacement thereof. To the extent that any Notes are held in the form of Global Notes and less than all of such Global Notes are to be cancelled, the reduction of the principal amount of any such Global Note and the Registrar’s notation of such cancellation on its books and records shall be deemed to satisfy any cancellation requirement, provided that certification of such cancellation shall be delivered to the Company upon request.

Section 2.12 Defaulted Interest.

If the Company defaults in a payment of interest on the Notes, it will pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01. If defaulted interest on the Notes shall become payable, the Company will notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company will fix or cause to be fixed each such special record date and payment date; provided that no such special record date may be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) will mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

Section 2.13 CUSIP Numbers.

The Company in issuing the Notes may use CUSIP, ISIN or other such numbers (if then generally in use), and, if so, the Trustee shall use CUSIP, ISIN or other such numbers in notices of redemption as a convenience to Holders; provided, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee of any change in the CUSIP, ISIN or other numbers.

ARTICLE 3

REDEMPTION AND PREPAYMENT

Section 3.01 Notices to Trustee.

If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07, it must furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date, an Officers’ Certificate setting forth:

(1) the provision of this Indenture pursuant to which the redemption shall occur;

(2) the redemption date;

(3) the principal amount of Notes to be redeemed; and

(4) the redemption price,

except that such an Officer’s Certificate may be furnished to the Trustee more than 60 days prior to a redemption date if the Officer’s Certificate is furnished in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Articles 8 or 12, respectively.

Section 3.02 Selection of Notes to Be Redeemed or Purchased.

If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee will select Notes for redemption or purchase based on a method that most nearly approximates a pro rata selection that the Trustee deems fair and appropriate, including by lot or other method, unless otherwise required by law or applicable stock exchange requirements, subject, in the case of Global Notes, to the applicable rules and procedures of the Depositary.

In the event of partial redemption or purchase by lot, the particular Notes to be redeemed or purchased will be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption or purchase date by the Trustee from the outstanding Notes not previously called for redemption or purchase, subject, in the case of Global Notes, to the applicable rules and procedures of the Depositary.

The Trustee will promptly notify the Company in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased. Notes and portions of Notes selected will be in minimum amounts of $2,000 and integral multiples of $1,000 in excess thereof; except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed or purchased. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.

Section 3.03 Notice of Redemption.

At least 30 days but not more than 60 days before a redemption date, the Company will mail or cause to be mailed, by first class mail (or in the case of Global Notes, subject to the applicable rules and procedures of the Depositary, by electronic transmission), a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Articles 8 or 12, respectively.

The notice will identify the Notes to be redeemed and will state:

(1) the redemption date;

(2) the redemption price;

(3) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, in the case of Definitive Notes, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued upon cancellation of the original Note;

(4) in the case of Definitive Notes, the name and address of the Paying Agent;

(5) in the case of Definitive Notes, that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(6) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

(7) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

(8) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

At the Company’s request, the Trustee will give the notice of redemption in the Company’s name and at its expense; provided, however, that the Company has delivered to the Trustee, at least 45 days (unless a shorter time shall be acceptable to the Trustee) prior to the redemption date, an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.04 Effect of Notice of Redemption.

Once notice of redemption is sent in accordance with Section 3.03, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional other than as provided in Section 4.15.

Section 3.05 Deposit of Redemption or Purchase Price.

No later than 10:00 a.m. Eastern Time on the redemption or purchase date, the Company will deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of and accrued interest and Special Interest, if any, on all Notes to be redeemed or purchased on that date. The Trustee or the Paying Agent will promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption or purchase price of, and accrued interest and Special Interest, if any, on, all Notes to be redeemed or purchased.

If the Company complies with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest will cease to accrue on the Notes or the portions of Notes called for redemption or purchase. If a Note is redeemed or purchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption or purchase is not so paid upon surrender for redemption or purchase because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01.

Section 3.06 Notes Redeemed or Purchased in Part.

Upon surrender of a Definitive Note that is redeemed or purchased in part, the Company will issue and, upon receipt of an Authentication Order, the Trustee will authenticate for the Holder at the expense of the Company a new Definitive Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered.

Section 3.07 Optional Redemption.

(a) At any time prior to October 15, 2012, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes issued under this Indenture, upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to 113.500% of the principal amount of the Notes redeemed, plus accrued and unpaid interest and Special Interest, if any, to the date of redemption (subject to the rights of Holders of Notes on the relevant regular record date to receive interest due on the relevant interest payment date that is on or prior to the applicable date of redemption), with the net cash proceeds of an Equity Offering; provided that:

(1) at least 65% of the aggregate principal amount of Notes originally issued under this Indenture (excluding Notes held by the Company and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

(2) the redemption occurs within 90 days of the date of the closing of such Equity Offering.

(b) The Company may on any one or more occasions redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest and Special Interest, if any, on the Notes redeemed, to the applicable date of redemption, if redeemed during the periods beginning on dates indicated below (subject to the rights of Holders of Notes on the relevant regular record date to receive interest due on the relevant interest payment date that is on or prior to the applicable date of redemption):

For the period below	Percentage
On or after October 15, 2012	106.750%
On or after October 15, 2013	103.375%
On or after April 15, 2014.	100.000%

(c) At any time prior to October 15, 2012, the Company may on any one or more occasions redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium, plus accrued and unpaid interest and Special Interest, if any, on the Notes redeemed, to the applicable date of redemption (subject to the rights of Holders of Notes on the relevant regular record date to receive interest due on the relevant interest payment date that is on or prior to the applicable date of redemption).

Except pursuant to Sections 3.07(a) and 3.07(c), the Notes will not be redeemable at the Company’s option prior to October 15, 2012. The Company is not, however, prohibited under this Indenture from acquiring Notes by means other than a redemption, whether pursuant to open-market transactions, tender offers or otherwise so long as such acquisition does not otherwise violate the terms of this Indenture.

Unless the Company defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.

(d) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06.

Section 3.08 Mandatory Redemption.

The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

ARTICLE 4

COVENANTS

Section 4.01 Payment of Notes.

The Company will pay or cause to be paid the principal of, premium, if any, and interest and Special Interest, if any, on, the Notes on the dates and in the manner provided in the Notes and this Indenture. Principal, premium, if any, and interest and Special Interest, if any, will be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. The Company will pay all Special Interest, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.

The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Special Interest, if any, (without regard to any applicable grace period) at the same rate to the extent lawful. If any Special Interest is due on any interest payment date, the Company shall deliver to the Trustee, at least five Business Days before such interest payment date, an Officers’ Certificate certifying as to the amount of Special Interest due on such interest payment date. If the Trustee does not receive notice from the Company of an event in respect of which Special Interest is required to be paid or does not receive an Officers’ Certificate from the Company five Business Days before any interest payment date, the Trustee shall be entitled to assume that no Special Interest is due on such interest payment date.

Section 4.02 Maintenance of Office or Agency.

The Company will maintain an office or agency (which may be an office of the Trustee or an Affiliate or agent of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

The Company may also from time to time designate one or more other offices or agencies where the Notes may be surrendered for any or all such purposes and may from time to time rescind such designation. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03.

Section 4.03 Reports.

(a) Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Company will furnish to the Holders of Notes and the Trustee within the time periods specified in the SEC’s rules and regulations:

(1) all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K if the Company were required to file such reports; provided, however that, solely for the fiscal quarter ending September 30, 2009, in lieu of a full quarterly report, the Company may instead furnish the quarterly financial information required under Item 1 (“Financial Statements”) and Item 2 (“Management’s Discussion and Analysis of Financial Condition and Results of Operations”) of Part I of Form 10-Q; and

(2) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports.

The availability of the foregoing materials on the SEC’s EDGAR service (or its successor) will be deemed to satisfy the Company’s delivery obligation.

All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports. Each annual report on Form 10-K will include a report on the Company’s consolidated financial statements by the Company’s certified independent accountants. In addition, following the consummation of the Exchange Offer contemplated by the Registration Rights Agreement, the Company will file a copy of each of the reports referred to in clauses (1) and (2) of this Section 4.03(a) with the SEC for public availability within the time periods specified in the rules and regulations applicable to such reports (unless the SEC will not accept such filing).

(b) If, at any time after consummation of the Exchange Offer contemplated by the Registration Rights Agreement, the Company is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, the Company will nevertheless continue filing the reports specified in clauses (1) and (2) of Section 4.03(a) with the SEC within the time periods specified above unless the SEC will not accept such a filing. The Company will not take any action for the purpose of causing the SEC not to accept any such filings. If, notwithstanding the foregoing, the SEC will not accept the Company’s filings for any reason, the Company will post the reports referred to in the preceding clauses (1) and (2) of Section 4.03(a) on its website within the time periods that would apply if the Company were required to file those reports with the SEC.

(c) If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries and any such Unrestricted Subsidiary has net assets in excess of $5.0 million and stockholders’ equity in excess of 5.0% of the Company’s consolidated stockholders’ equity, then the quarterly and annual financial information required by clauses (1) and (2) of Section 4.03(a) will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

(d) The Company agrees that, for so long as any Notes remain outstanding, it will use commercially reasonable efforts to hold and participate in quarterly conference calls with Holders of Notes relating to the financial condition and results of operations of the Company and its Subsidiaries.

(e) The Company agrees that, for so long as any Notes remain outstanding, if at any time it is not required to file with the SEC the reports required by this Section 4.03, it will furnish to the Trustee, Holders of Notes and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Section 4.04 Compliance Certificate.

(a) The Company and each Guarantor shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company (which fiscal year, on the Issue Date, ends on December 31), an Officers’ Certificate stating that, to the actual knowledge of the signing Officers based on a review of the activities of the Company and its Subsidiaries during the preceding fiscal year, the Company is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture or the Collateral Documents (or, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto), and that, to the actual knowledge of the signing Officer, no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited (or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto).

(b) So long as any of the Notes are outstanding, the Company will deliver to the Trustee, forthwith upon any Officer obtaining actual knowledge of any Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

Section 4.05 Taxes.

The Company will pay, and will cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

Section 4.06 Stay, Extension and Usury Laws.

The Company and each Guarantor covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07 Restricted Payments.

(a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1) declare or pay any dividend or make any other payment or distribution on account of the Company’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company’s or any of its Restricted Subsidiaries’ Equity Interests solely in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company and other than dividends, payments or distributions payable to the Company or a Restricted Subsidiary of the Company);

(2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company;

(3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of the Company or any Guarantor that is contractually subordinated in right of payment to the Notes or to any Note Guarantee (excluding any intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries), except payments of interest or principal at the Stated Maturity thereof and payments of principal in anticipation of satisfying a sinking fund obligation or final maturity, in each case within one year of the due date thereof; or

(4) make any Restricted Investment

(all such declarations, payments, distributions, purchases, redemptions, acquisitions, retirements and defeasances set forth in these clauses (1) through (4) above being collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment:

(A) no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

(B) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a); and

(C) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries since the Issue Date (excluding Restricted Payments permitted by clauses (2) through (11) of Section 4.07(b)), is less than the sum, without duplication, of:

(1) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the Issue Date to the end of the Company’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus

(2) 100% of the aggregate net cash proceeds received by the Company since the Issue Date as a contribution to its common equity capital or from (x) the issue or sale of Equity Interests of the Company or (y) from the issue or sale of convertible or exchangeable Disqualified Stock of the Company or convertible or exchangeable debt securities of the Company (including any additional net proceeds received by the Company upon such conversion or exchange) that, in the case of this clause (y), have been converted into or exchanged for Equity Interests of the Company (in each case, other than Equity Interests and convertible or exchangeable Disqualified Stock or debt securities sold to a Subsidiary of the Company and Excluded Contributions); plus

(3) to the extent that any Restricted Investment that was made after the Issue Date is sold for cash or otherwise returned or liquidated, repaid, repurchased or redeemed for cash, the lesser of (i) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any), and (ii) the initial amount of such Restricted Investment; plus

(4) to the extent that any Unrestricted Subsidiary of the Company is redesignated as a Restricted Subsidiary, the lesser of (i) the Fair Market Value of the Company’s Investment in such Subsidiary as of the date of such redesignation or (ii) the aggregate amount of Restricted Investments of the Company and its Restricted Subsidiaries in such Subsidiary at or subsequent to the time that such Subsidiary was designated an Unrestricted Subsidiary; minus

(5) 100% of the aggregate amount of payments made by the Company since the Issue Date to Valero in respect of the Company’s obligations under the Earnout Agreement.

(b) The provisions of Section 4.07(a) will not prohibit:

(1) the payment of any dividend or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend or redemption payment would have complied with the provisions of this Indenture;

(2) so long as no Event of Default has occurred and is continuing or would be caused thereby, the making of any Restricted Payment by conversion into or in exchange for or for consideration consisting of, or out of or with the net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of the Company) of, Equity Interests of the Company (other than Disqualified Stock) or from the substantially concurrent contribution of common equity capital to the Company; provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment will not be considered to be net proceeds of Equity Interests for purposes of clause (C)(2) of Section 4.07(a);

(3) the payment of any dividend (or, in the case of any partnership or limited liability company, any similar distribution) by a Restricted Subsidiary of the Company to the holders of its Equity Interests on a pro rata basis;

(4) so long as no Event of Default has occurred and is continuing or would be caused thereby, the payment, purchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness of the Company or any Guarantor that is contractually subordinated to the Notes or to any Note Guarantee with the net cash proceeds from a substantially concurrent incurrence of Permitted Refinancing Indebtedness;

(5) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary of the Company held by any current or former officer, director, consultant or employee (or any of their respective heirs or estates) of the Company or any of its Restricted Subsidiaries or of Parent or any of its other Subsidiaries pursuant to any equity subscription agreement, stock option agreement, shareholders’ agreement or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $4.0 million;

(6) the repurchase of Equity Interests deemed to occur upon the exercise of stock options, warrants or other convertible or exchangeable securities to the extent such Equity Interests represent all or a portion of the consideration received in connection with the exercise, conversion or exchange thereof or any taxes required to be withheld in connection therewith;

(7) so long as no Event of Default has occurred and is continuing or would be caused thereby, the declaration and payment of regularly scheduled or accrued dividends to holders of any class or series of Disqualified Stock of the Company issued on or after the Issue Date in accordance with the Fixed Charge Coverage Ratio test set forth in Section 4.09(a);

(8) payments of cash by the Company or any of its Restricted Subsidiaries in lieu of the issuance of fractional shares upon the exercise of options or warrants or the conversion or exchange of Capital Stock of any such Person;

(9) so long as no Event of Default has occurred and is continuing or would be caused thereby, in the event of a Change of Control, the payment, purchase, redemption, defeasance or other acquisition or retirement of Indebtedness that is subordinated to the Notes or the Note Guarantees, in each case, at a purchase price not greater than 101% of the principal amount of such Indebtedness (or, if such Indebtedness was issued with original issue discount, 101% of the accreted value of such Indebtedness), plus any accrued and unpaid interest thereon; provided, however, that prior to or contemporaneously with such payment, purchase, redemption, defeasance or other acquisition or retirement, the Company has made a Change of Control Offer with respect to the Notes as a result of such Change of Control and has repurchased all Notes validly tendered and not withdrawn in connection with such Change of Control Offer;

(10) Restricted Payments that are made with Excluded Contributions; and

(11) other Restricted Payments in an aggregate amount not to exceed $5.0 million.

(c) If any Person in which an Investment is made, which Investment constitutes a Restricted Payment when made, thereafter becomes a Restricted Subsidiary in accordance with this Indenture, all such Investments previously made in such Person will no longer be counted as Restricted Payments for purposes of calculating the aggregate amount of Restricted Payments pursuant to clause (C) of Section 4.07(a), in each case to the extent such Investments would otherwise be so counted.

(d) The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment (or, if earlier, the date on which the Company executes a binding agreement or otherwise becomes obligated to make such Restricted Payment) of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment.

Section 4.08 Dividend and Other Payment Restrictions Affecting Subsidiaries.

(a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1) pay dividends or make any other distributions on its Capital Stock to the Company or any of its Restricted Subsidiaries, make distributions with respect to any other interest or participation in, or measured by, its profits owned by the Company or any of its Restricted Subsidiaries, or pay any indebtedness owed to the Company or any of its Restricted Subsidiaries;

(2) make loans or advances to the Company or any of its Restricted Subsidiaries; or

(3) sell, lease or transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

(b) The restrictions in Section 4.08(a) will not apply to encumbrances or restrictions existing under or by reason of:

(1) agreements or instruments as in effect on the Issue Date, including agreements or instruments governing Existing Indebtedness and Credit Facilities, and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements or instruments; provided that the amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, as determined in good faith by the Company, with respect to such dividend and other payment restrictions than those contained in those agreements on the Issue Date;

(2) the Indenture Documents;

(3) applicable law, rule, regulation or order;

(4) any agreement or instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred;

(5) customary non-assignment provisions in contracts and licenses entered into in the ordinary course of business;

(6) purchase money obligations for property acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions on the property purchased or leased of the nature described in Section 4.08(a)(3);

(7) any agreement for the sale or other disposition of all or substantially all of the Capital Stock or assets of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or other disposition;

(8) Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced (as determined in good faith by the Company);

(9) Liens permitted to be incurred under this Indenture, including under the provisions of Section 4.12 that limit the right of the debtor to dispose of the assets subject to such Liens;

(10) provisions limiting the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements, which limitation is applicable only to the assets that are the subject of such agreements; and

(11) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.

Section 4.09 Incurrence of Indebtedness and Issuance of Preferred Stock.

(a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and the Company will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that the Company may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, and the Guarantors (if any) may incur Indebtedness (including Acquired Debt), if the Fixed Charge Coverage Ratio for the Company’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued, as the case may be, would have been at least 2.0 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.

(b) The provisions of Section 4.09(a) will not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):

(1) the incurrence by the Company and any Guarantor of Indebtedness and letters of credit under Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential reimbursement obligations of the Company and its Restricted Subsidiaries thereunder) not to exceed the sum of (a) the greater of (i) $250.0 million and (ii) the Borrowing Base and (b) 7% of the revolving commitments then in effect thereunder (provided, that all such Indebtedness that is incurred in reliance on this subclause (b) consists solely of protective advances and overadvances by the lenders or agent thereunder);

(2) the incurrence by the Company and its Restricted Subsidiaries of Existing Indebtedness;

(3) the incurrence by the Company and the Guarantors (if any) of Indebtedness represented by the Notes and the related Note Guarantees to be issued on the Issue Date and the Exchange Notes and the related Note Guarantees to be issued pursuant to the Registration Rights Agreement;

(4) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of design, construction, installation or improvement of property, plant or equipment used in the business of the Company or any of its Restricted Subsidiaries (provided such Indebtedness is incurred prior to or within 180 days after such purchase or completion of such design, construction, installation or improvement) and Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (4), in an aggregate principal amount not to exceed $10.0 million at any time outstanding;

(5) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge any Indebtedness (other than intercompany Indebtedness) that was permitted by this Indenture to be incurred under Section 4.09(a) or clauses (2) or (3) of this Section 4.09(b) or this clause (5);

(6) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided, however, that:

(A) if the Company or any Guarantor is the obligor on such Indebtedness and the payee is not the Company or a Guarantor, such Indebtedness must be unsecured and expressly subordinated to the prior payment in full in cash of all Indenture Obligations then due with respect to the Notes, in the case of the Company, or the Note Guarantee, in the case of a Guarantor; and

(B) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary of the Company, and any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary of the Company, will be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

(7) the issuance by any of the Company’s Restricted Subsidiaries to the Company or to any of its Restricted Subsidiaries of shares of preferred stock; provided, however, that any subsequent issuance or transfer of Equity Interests that results in any such preferred stock being held by a Person other than the Company or a Restricted Subsidiary of the Company, and any sale or other transfer of any such preferred stock to a Person that is not either the Company or a Restricted Subsidiary of the Company, will be deemed, in each case, to constitute an issuance of such preferred stock by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (7);

(8) the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations in the ordinary course of business and not for speculative purposes;

(9) the incurrence by the Company or any of its Restricted Subsidiaries of (a) reimbursement and other customary obligations in connection with Crack Spread Hedging Support LCs issued in an aggregate stated amount, which, when taken together with the aggregate amount of Crack Spread Hedging Cash Collateral (other than any interest and income thereon) that secures obligations of the Company and such Restricted Subsidiaries that are Guarantors under all Permitted Crack Spread Hedge Agreements, does not exceed $50.0 million and (b) Hedging Obligations incurred under any Permitted Crack Spread Hedge Agreement;

(10) the guarantee by the Company or any of its Restricted Subsidiaries of Indebtedness of the Company or a Restricted Subsidiary of the Company to the extent that the guaranteed Indebtedness was permitted to be incurred by another provision of this Section 4.09; provided that if the Indebtedness being guaranteed is subordinated to or pari passu with the Notes, then the guarantee must be subordinated or pari passu, as applicable, to the same extent as the Indebtedness guaranteed;

(11) the incurrence or provision by the Company or any of its Restricted Subsidiaries of Indebtedness (including Guarantees thereof) in respect of workers’ compensation claims, self-insurance obligations, bankers’ acceptances, indemnity, bid, performance, warranty, release, appeal, surety and similar bonds and completion guarantees in the ordinary course of business;

(12) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is extinguished within five business days after the Company receives notice of the incurrence thereof;

(13) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness to the extent that the net proceeds thereof are immediately deposited to defease the Notes in full or discharge this Indenture, in each case, in accordance with the terms of this Indenture;

(14) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness arising from agreements providing for bona fide indemnification, adjustment of purchase price, earnout or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business, asset or Subsidiary, other than Guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition; provided that (a) such Indebtedness is not reflected on the Company’s balance sheet or that of any Restricted Subsidiary of the Company (contingent obligations referred to in a footnote or footnotes to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (a)); and (b) the maximum liability in respect of any such Indebtedness incurred in connection with a disposition shall at no time exceed the aggregate gross proceeds including non-cash proceeds (the fair market value of such non-cash proceeds as determined in good faith by the Company as of the time received and without giving effect to any such subsequent changes in value) actually received by the Company and its Restricted Subsidiary in connection with such disposition;

(15) the incurrence by the Company or any Guarantor of Indebtedness owing to Alon Israel or any of its Subsidiaries in an aggregate principal amount at any time outstanding not to exceed $50.0 million, which Indebtedness by its terms, or by the terms of any agreement or instrument pursuant to which such Indebtedness is incurred;

(A) is expressly made subordinate in right of payment to the prior payment in full in cash of all Indenture Obligations pursuant to the subordination requirements set forth in this Indenture;

(B) provides that no payments of any obligations with respect to such Indebtedness will be required to be made prior to the date that is one year after the final Stated Maturity of the Notes (other than payments of interest that comply with clause (c) below); and

(C) the yield to maturity on such Indebtedness may not exceed 8% per annum.

(16) the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (16), not to exceed $5.0 million.

(c) The Company will not incur, and will not permit any Guarantor to incur, any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of the Company or such Guarantor unless such Indebtedness is also contractually subordinated in right of payment to the Notes and the applicable Note Guarantee to substantially the same extent; provided, however, that no Indebtedness will be deemed to be contractually subordinated in right of payment to any other Indebtedness solely by virtue of being unsecured or by virtue of being secured on junior priority basis.

(d) For purposes of determining compliance with this Section 4.09, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (16) of Section 4.09(b), or is entitled to be incurred pursuant to Section 4.09(a), the Company will be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this Section 4.09. Indebtedness under Credit Facilities outstanding on the date on which Notes are first issued and authenticated under this Indenture will initially be deemed to have been incurred on such date in reliance on the exception provided by Section 4.09(b)(1). The accrual of interest or preferred stock dividends, the accretion of principal or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of preferred stock as Indebtedness due to a change in accounting principles, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this Section 4.09; provided, in each such case, that the amount of any such accrual, accretion or payment is included in Fixed Charges of the Company as accrued. The incurrence of an obligation to pay a premium in respect of Indebtedness arising in connection with a notice of redemption or the making of a mandatory offer to repurchase such Indebtedness will not be deemed an incurrence of Indebtedness for purposes of this Section 4.09. Notwithstanding any other provision of this Section 4.09, the maximum amount of Indebtedness that the Company or any of its Restricted Subsidiaries may incur pursuant to this Section 4.09 shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values, and Guarantees or obligations with respect to letters of credit or similar instruments providing support to Indebtedness that is otherwise included in the determination of such amount of Indebtedness shall be excluded from such determination.

(e) The amount of any Indebtedness outstanding as of any date will be:

(1) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

(2) the principal amount of the Indebtedness, in the case of any other Indebtedness; and

(3) in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

(A) the Fair Market Value of such assets at the date of determination; and

(B) the amount of the Indebtedness of the other Person that is so secured; and

(4) in the case of a Guarantee that constitutes Indebtedness, the maximum liability under such Guarantee.

Section 4.10 Asset Sales.

(a) The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1) other than in the case of an Event of Loss, the Company or the Restricted Subsidiary, as the case may be, receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of (as determined at the time the Company or the Restricted Subsidiary executes a binding agreement or otherwise becomes obligated to make such Asset Sale); and

(2) other than in the case of an Event of Loss, at least 75% of the consideration received in the Asset Sale by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents. For purposes of this provision (but not for purposes of determining the Net Proceeds from any Asset Sale), each of the following will be deemed to be cash:

(A) any liabilities, as shown on the Company’s most recent consolidated balance sheet or as would be reflected on a balance sheet, of the Company or any such Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Note Guarantee) that are assumed by the transferee of any such assets pursuant to a novation agreement that releases the Company or such Restricted Subsidiary from further liability;

(B) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash within 90 days after their receipt, to the extent of the cash received in that conversion; and

(C) any stock or assets of the kind referred to in Sections 4.10(b)(2) or 4.10(b)(3).

(b) Within 365 days after the receipt of any Net Proceeds from an Asset Sale of Notes Priority Collateral, the Company (or the applicable Restricted Subsidiary, as the case may be) may apply such Net Proceeds at its option:

(1) to acquire all or substantially all of the assets of, or any Capital Stock of, another Permitted Business, if, after giving effect to any such acquisition of Capital Stock, the Permitted Business is or becomes a Restricted Subsidiary of the Company;

(2) (x) to acquire other assets that are not classified as current assets under GAAP and that are used or useful in a Permitted Business and will constitute Notes Priority Collateral and/or (y) to make expenditures for maintenance, repair or improvement of existing properties and assets; or

(3) in any combination of the applications described in the foregoing clauses (1) and (2).

(c) Pending the final application of any Net Proceeds from an Asset Sale of Notes Priority Collateral, the Company (or the applicable Restricted Subsidiary) may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in Cash Equivalents.

(d) Any Net Proceeds from Asset Sales of Notes Priority Collateral that are not applied or invested as provided in Section 4.10(b) within 365 days after the receipt of such Net Proceeds from such applicable Asset Sale will constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $10.0 million, within 30 days thereof, the Company will be required to make an offer (an “Asset Sale Offer”) to all Holders of Notes to repurchase all or any part (equal to $2,000 or integral multiples of $1,000 in excess thereof) of each Holder’s Notes at the purchase price described below; provided, however, that the maximum aggregate price payable in any Asset Sale Offer will not exceed such aggregate amount of Excess Proceeds. The purchase price with respect to the Notes in any Asset Sale Offer will be equal to 100% of the principal amount, plus accrued and unpaid interest and Special Interest, if any, thereon to the date of purchase, subject to proration in accordance with Section 3.02 in the event of oversubscription and to the rights of Holders of Notes on the relevant regular record date to receive interest due on the relevant interest payment date that is on or prior to the applicable date of repurchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

(e) In connection with any Asset Sale Offer, the Company will send a notice to each Holder, with a copy to the Trustee, describing the Asset Sale Offer and offering to repurchase Notes on the date for payment specified in the notice (the “Excess Proceeds Payment Date”), which date will be no earlier than 30 days and no later than 60 days from the date such notice is sent. The notice will contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The notice, which will govern the terms of the Asset Sale Offer, will state:

(1) that the Asset Sale Offer is being made pursuant to this Section 4.10 and the length of time the Asset Sale Offer will remain open;

(2) the Excess Proceeds amount, the purchase price and the Excess Proceeds Payment Date;

(3) that any Note not tendered or accepted for payment will continue to accrue interest;

(4) that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer will cease to accrue interest on the Excess Proceeds Payment Date;

(5) that Holders electing to have Notes purchased pursuant to any Asset Sale Offer will be required to surrender the Notes or transfer the Notes by book-entry transfer, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Excess Proceeds Payment Date;

(6) that Holders will be entitled to withdraw tenders of their Notes if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Excess Proceeds Payment Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder tendered for purchase and a statement that such Holder is withdrawing its tender of such Notes; and

(7) that Holders whose Notes are purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $2,000 in principal amount or an integral multiple of $1,000 in excess thereof.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.10, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.10 by virtue thereof.

(f) On the Excess Proceeds Payment Date, the Company will to the extent lawful:

(1) accept for payment all Notes or portions of Notes properly tendered pursuant to the Asset Sale Offer and not withdrawn (subject to proration in accordance with Section 3.02 in the event of oversubscription);

(2) deposit with the Paying Agent no later than 10:00 a.m. Eastern Time an amount equal to the aggregate purchase price to be paid in such Asset Sale Offer in respect of Notes or portion of Notes properly tendered and not withdrawn; and

(3) deliver or cause to be delivered to the Trustee the Notes or portions of Notes properly accepted for payment together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased.

(g) The Paying Agent will promptly mail or wire transfer to each Holder of Notes or portions of Notes properly tendered and not withdrawn the purchase price payable with respect to such Notes or portions of Notes, and the Trustee will properly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered. Any Note or portion of Note accepted for payment pursuant to an Asset Sale Offer will cease to accrue interest on and after the Excess Proceeds Payment Date. The Company will publicly announce the results of any Asset Sale Offer on or as soon as practicable after the Excess Proceeds Payment Date.

(h) The Company will not be required to make an Asset Sale Offer if notice of redemption for all of the then outstanding Notes has been given pursuant to Article 3, unless and until there is a default in payment of the applicable redemption price.

(i) The Company may combine any Excess Cash Flow Offer with any Asset Sale Offer provided that the requirements set forth in this Indenture with respect to both the Excess Cash Flow Offer and the Asset Sale Offer are satisfied.

Section 4.11 Transactions with Affiliates.

(a) The Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement or loan with, or guarantee for the benefit of, any Affiliate of the Company (each, an “Affiliate Transaction”), unless:

(1) the Affiliate Transaction is on terms that, in the good faith judgment of the Company, are not materially less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person; and

(2) the Company delivers to the Trustee:

(A) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, an Officers’ Certificate certifying that such Affiliate Transaction complies with this Section 4.11 and that such Affiliate Transaction has been approved by the Board of Directors of the Company; and

(B) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $15.0 million, an opinion as to the fairness to the Company or such Restricted Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

(b) The following items (and all payments and transactions pursuant thereto) will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of Section 4.11(a):

(1) any employment, secondment or consulting agreement, employee benefit plan, stock option, stock repurchase, severance, officer or director indemnification agreement or any similar arrangement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business;

(2) transactions between or among the Company and/or its Restricted Subsidiaries (including any Person that becomes a Restricted Subsidiary in connection with such transaction);

(3) transactions with a Person (other than an Unrestricted Subsidiary of the Company) that is an Affiliate of the Company solely because the Company owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;

(4) payment of reasonable and customary fees and reimbursements of expenses to, and the provision of indemnities (pursuant to indemnity arrangements or otherwise) to, officers, directors or employees of the Company or any of its Restricted Subsidiaries;

(5) any issuance of Equity Interests (other than Disqualified Stock) of the Company or contribution to the common equity capital of the Company;

(6) Restricted Payments that do not violate the provisions of Section 4.07;

(7) loans or advances to employees in the ordinary course of business not to exceed $750,000 in the aggregate at any one time outstanding;

(8) any Permitted Parent Payments;

(9) reimbursements of costs and expenses (such as payroll) incurred by Parent or its Subsidiaries on behalf of the Company or its Restricted Subsidiaries;

(10) the incurrence of Indebtedness permitted under clause (15) of Section 4.09(b);

(11) transactions pursuant to any contract, agreement or arrangement described in the Offering Memorandum under the caption “Certain Relationships and Related Party Transactions” and in effect on the Issue Date as the same may be amended, modified or replaced from time to time so long as any such amendment, modification or replacement is not, in the Company’s good faith judgment, materially more disadvantageous to the Company or its Restricted Subsidiaries than the contract, agreement or arrangement as in effect on the Issue Date.

Section 4.12 Liens.

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind on any asset now owned or hereafter acquired, except Permitted Liens.

Section 4.13 Business Activities.

The Company will not, and will not permit any of its Restricted Subsidiaries to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Company and its Restricted Subsidiaries taken as a whole.

Section 4.14 Corporate Existence.

Except as contemplated by Article 5, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect:

(1) its corporate existence, and the corporate, partnership or other existence of each of its Restricted Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Restricted Subsidiary; and

(2) the rights (charter and statutory), licenses and franchises of the Company and its Restricted Subsidiaries; provided, however, that the Company shall not be required to preserve or keep in force or effect any such right, license or franchise, or the corporate, partnership or other existence of any of its Restricted Subsidiaries, if the Company determines that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

Section 4.15 Offer to Repurchase Upon Change of Control.

(a) In connection with the occurrence of a Change of Control, the Company will make an offer (a “Change of Control Offer”) to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of each Holder’s Notes at a purchase price in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest and Special Interest, if any, on the Notes repurchased to the date of purchase (the “Change of Control Payment Date”), subject to the rights of Holders on the relevant regular record date to receive interest due on the relevant interest payment date that is on or prior to the Change of Control Payment Date. Within 30 days following any Change of Control, the Company will mail a notice to each Holder and the Trustee describing the transaction or transactions that constitute the Change of Control and stating:

(1) that the Change of Control Offer is being made pursuant to this Section 4.15 and that all Notes validly tendered and not withdrawn will be accepted for payment;

(2) the purchase price and the purchase date, which shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed, other than as may be required by law;

(3) that any Note not tendered or accepted for payment will continue to accrue interest;

(4) that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;

(5) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes or transfer the Notes by book-entry transfer, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(6) that Holders will be entitled to withdraw tenders of their Notes if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes tendered for purchase, and a statement that such Holder is withdrawing its tender of such Notes; and

(7) that Holders whose Notes are purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $2,000 in principal amount or an integral multiple of $1,000 in excess thereof.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.15, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.15 by virtue of such compliance.

(b) On the Change of Control Payment Date, the Company will, to the extent lawful:

(1) accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer and not withdrawn;

(2) deposit with the Paying Agent no later than 10:00 a.m. Eastern Time an amount equal to the aggregate purchase price to be paid in such Change of Control Offer in respect of all Notes or portions of Notes properly tendered and not withdrawn; and

(3) deliver or cause to be delivered to the Trustee the Notes or portions of Notes properly accepted for payment together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased.

(c) The Paying Agent will promptly mail or wire transfer to each Holder of Notes or portions of Notes properly tendered and not withdrawn the purchase price payable with respect to such Notes or portions of Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any. Any Note or portion of Note accepted for payment pursuant to a Change of Control Offer will cease to accrue interest on and after the Change of Control Payment Date. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

(d) The provisions described above that require the Company to make a Change of Control Offer following a Change of Control will be applicable whether or not any other provisions of this Indenture are applicable.

(e) Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time such Change of Control Offer is made. Notwithstanding anything to the contrary herein, the Company will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes or portions of Notes properly tendered and not withdrawn under the Change of Control Offer, or (2) notice of redemption for all of the then outstanding Notes has been given pursuant to Article 3, unless and until there is a default in payment of the applicable redemption price.

Section 4.16 Offer to Repurchase With Excess Cash Flow.

(a) After the end of each semi-annual period ending December 31 and June 30 with respect to which the Company has Excess Cash Flow (starting with the semi-annual period ending June 30, 2010), the Company will determine the amount (the “Excess Cash Flow Offer Amount”) that is equal to 75% of such Excess Cash Flow for such period and make an offer (an “Excess Cash Flow Offer”) to the Holders to repurchase all or any part (equal to $2,000 or integral multiples of $1,000 in excess thereof) of each Holder’s Notes at the purchase price described in Section 4.16(c); provided, however, that the maximum aggregate price payable in any Excess Cash Flow Offer will not exceed the applicable Excess Cash Flow Offer Amount and that no Excess Cash Flow Offer shall be required with respect to Excess Cash Flow for any period if, at the time such Excess Cash Flow Offer would otherwise be required to be made, (i) an RCF Availability Deficit shall have occurred as of the last day of the month most recently ended prior to such time or would result therefrom, (ii) an RCF Event of Default shall have occurred and be continuing or (iii) the Excess Cash Flow Offer Amount is less than $5.0 million (any Excess Cash Flow Offer Amount not applied to make an Excess Cash Flow Offer by reason of this proviso (until subsequently so applied pursuant to the immediately following proviso) is referred to as the “Deferred Excess Cash Flow Amount”); provided further, however, that, at any time the Deferred Excess Cash Flow Amount exceeds $5.0 million, and the RCF Availability exceeded the RCF Availability Threshold as of the last day of the month most recently ended prior to such time by at least $5.0 million, and so long as no RCF Event of Default shall have occurred and be continuing at such time or would result therefrom (the “Deferred Excess Cash Flow Offer Trigger Date”), the Company will be required to make an Excess Cash Flow Offer in an aggregate amount equal to the lesser of (x) the Deferred Excess Cash Flow Amount and (y) the amount by which the RCF Availability exceeds the RCF Availability Threshold (with such amount being deemed to be the Excess Cash Flow Offer Amount). Notwithstanding anything to the contrary herein, the Company will not be required to make more than one Excess Cash Flow Offer in any fiscal quarter.

(b) Notwithstanding anything to the contrary in Section 4.16(a), in calculating the Excess Cash Flow Offer Amount attributable to Excess Cash Flow for any period ending December 31 (and for the avoidance of doubt, excluding any Deferred Excess Cash Flow Amount for any period preceding such annual period), (i) the relevant period will not be the semi-annual period ending December 31 but rather the annual period ending December 31 and (ii) such Excess Cash Flow Offer Amount for such annual period shall be reduced by an amount equal to the sum of (1) the amount of any Excess Cash Flow Offer made during such annual period and (2) the Deferred Excess Cash Flow Amount outstanding at the end of such annual period, in each case, to the extent solely attributable to the Excess Cash Flow for the semi-annual period ending June 30 that is included in such annual period; provided that no such reduction shall result in such Excess Cash Flow Offer Amount for such annual period being reduced to less than $0. By means of example and not in limitation of the foregoing, (x) if such Excess Cash Flow Offer Amount for the annual period ending December 31, 2012 (without giving effect to clause (ii) of the immediately preceding sentence) was $20.0 million and no Excess Cash Flow Offer was made during such annual period to the extent solely attributable to the Excess Cash Flow for the semi-annual period ending June 30, 2012 that is included in such annual period, then no adjustment will be made to such Excess Cash Flow Offer Amount and (y) if such Excess Cash Flow Offer Amount for the annual period ending December 31, 2012 (without giving effect to clause (ii) of the immediately preceding sentence) was $20.0 million and an Excess Cash Flow Offer was made following the semi-annual period ending June 30, 2012 but during the annual period ending December 31, 2012 in an amount equal to $11.0 million, of which $7.0 million was attributable to such semi-annual period ending June 30, 2012 and the remaining $4.0 million was the Deferred Excess Cash Flow Amount attributable to one or more periods preceding such annual period, then the Excess Cash Flow Offer Amount for such annual period shall be $13.0 million.

(c) In each Excess Cash Flow Offer, the Company will be required to repurchase Notes validly tendered and not withdrawn at a purchase price in cash (the “Excess Cash Flow Payment”) equal to 101% of the principal amount, plus accrued and unpaid interest and Special Interest, if any, thereon to the date of purchase (the “Excess Cash Flow Offer Payment Date”), subject to proration in accordance with Section 3.02 in the event of oversubscription and to the rights of Holders of Notes on the relevant regular record date to receive interest due on the relevant interest payment date that is on or prior to the applicable date of repurchase.

(d) If the Company is required to make an Excess Cash Flow Offer as provided in Section 4.16(a), the Company will mail within 60 days after the end of a semi-annual period ending June 30 or a Deferred Excess Cash Flow Offer Trigger Date and within 150 days after the end of a semi-annual period ending December 31, as the case may be, an offer to each Holder, with a copy to the Trustee, which offer shall govern the terms of the Excess Cash Flow Offer. Such offer shall state:

(1) that the Excess Cash Flow Offer is being made pursuant to this Section 4.16 and that all Notes validly tendered and not withdrawn will be accepted for payment;

(2) the purchase price and the purchase date, which shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed, other than as may be required by law;

(3) that any Note not tendered or accepted for payment will continue to accrue interest;

(4) that, unless the Company defaults in the payment of the Excess Cash Flow Payment, all Notes accepted for payment pursuant to the Excess Cash Flow Offer will cease to accrue interest on the Excess Cash Flow Offer Payment Date;

(5) that Holders electing to have any Notes purchased pursuant to a Excess Cash Flow Offer will be required to surrender the Notes or transfer the Notes by book-entry transfer, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Excess Cash Flow Offer Payment Date;

(6) that Holders will be entitled to withdraw tenders of their Notes if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Excess Cash Flow Offer Payment Date, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes tendered for purchase, and a statement that such Holder is withdrawing its tender of such Notes; and

(7) that Holders whose Notes are purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $2,000 in principal amount or an integral multiple of $1,000 in excess thereof.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to an Excess Cash Flow Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.16, the Company will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.16 by virtue thereof.

(e) If only a portion of a Note is purchased pursuant to an Excess Cash Flow Offer, a new Note in a principal amount equal to the portion thereof not purchased will be issued in the name of the Holder thereof upon cancellation of the original Note (or appropriate adjustments to the amount and beneficial interests in a Global Note will be made). Notes (or portions thereof) purchased pursuant to an Excess Cash Flow Offer will be cancelled and cannot be reissued.

(f) If the aggregate repurchase price of Notes tendered pursuant to any Excess Cash Flow Offer and not withdrawn is less than the applicable Excess Cash Flow Offer Amount, the Company may, subject to the other provisions of this Indenture, use any such Excess Cash Flow for any other lawful purpose. Upon the completion of each Excess Cash Flow Offer, the Excess Cash Flow Offer Amount will be reset at zero.

(g) On the Excess Cash Flow Offer Payment Date, the Company will, to the extent lawful:

(1) accept for payment all Notes or portions of Notes properly tendered pursuant to the Excess Cash Flow Offer and not withdrawn (subject to proration in accordance with Section 3.02 in the event of oversubscription);

(2) deposit with the Paying Agent no later than 10:00 a.m. Eastern Time an amount equal to the aggregate purchase price to be paid in such Excess Cash Flow Offer in respect of all Notes or portions of Notes properly tendered and not withdrawn; and

(3) deliver or cause to be delivered to the Trustee the Notes or portions of Notes properly accepted for payment together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased.

(h) The Paying Agent will promptly mail or wire transfer to each Holder of Notes or portions of Notes properly tendered and not withdrawn the purchase price payable with respect to such Notes or portions of Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered. Any Note or portion of Note accepted for payment pursuant to an Excess Cash Flow Offer will cease to accrue interest on and after the Excess Cash Flow Offer Payment Date. The Company will publicly announce the results of any Excess Cash Flow Offer on or as soon as practicable after the Excess Cash Flow Offer Payment Date.

(i) Notwithstanding anything to the contrary herein, the Company will not be required to make an Excess Cash Flow Offer if notice of redemption for all of the then outstanding Notes has been given pursuant to Article 3, unless and until there is a default in payment of the applicable redemption price.

Section 4.17 Payments for Consent.

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Section 4.18 Additional Note Guarantees.

If (a) the Company or any of its Restricted Subsidiaries shall acquire or create a Domestic Subsidiary after the Issue Date or (b) any Restricted Subsidiary of the Company Guarantees any Indebtedness of the Company or any other Restricted Subsidiary of the Company, then, in either case, the Company shall cause such Restricted Subsidiary to become a Guarantor and:

(1) cause such Restricted Subsidiary to execute a supplemental indenture, in substantially the form attached as Exhibit F hereto, in accordance with the terms of this Indenture, pursuant to which such Restricted Subsidiary shall unconditionally guarantee, on a senior secured basis, all of the Company’s Indenture Obligations on the terms set forth in this Indenture;

(2) cause to be executed and delivered to the Collateral Agent such amendments or supplements to the Collateral Documents necessary in order to grant to the Collateral Agent, for the benefit of the Holders, a perfected first priority security interest in the Equity Interests of such Restricted Subsidiary, other than any such Equity Interests that constitute Excluded Assets, and subject to Permitted Liens, which are owned by the Company or a Guarantor and are required to be pledged pursuant to the Collateral Documents;

(3) take such actions as are necessary to cause to be granted to the Collateral Agent for the benefit of the Holders a perfected first priority security interest, subject to the Intercreditor Agreement, in the assets of such Restricted Subsidiary, other than Excluded Assets and subject to Permitted Prior Liens, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Collateral Documents or by law;

(4) take such further action and execute and deliver such other documents specified in the Indenture Documents to give effect to the foregoing; and

(5) deliver to the Trustee an opinion of counsel confirming that such supplemental indenture and any other documents required to be delivered have been duly authorized, executed and delivered by such Restricted Subsidiary and constitute valid, binding and enforceable obligations of such Restricted Subsidiary and regarding the perfection of such Liens in the Collateral of such Restricted Subsidiary as provided for in this Indenture or Collateral Documents.

Section 4.19 Designation of Restricted and Unrestricted Subsidiaries.

(a) The Board of Directors of the Company may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary designated as an Unrestricted Subsidiary will be deemed to be an Investment made as of the time of the designation, which will reduce the amount available for Restricted Payments under Section 4.07 or under one or more clauses of the definition of Permitted Investments, as determined by the Company. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

(b) Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee a certified copy of a resolution of the Board of Directors of the Company giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the preceding conditions. If, at any time, any Unrestricted Subsidiary would fail to meet the definition of an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.09, the Company will be in default under Section 4.09. The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Company; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation will only be permitted if (1) such Indebtedness is permitted under Section 4.09 (determined, to the extent that the Company is relying on Section 4.09(a), on a pro forma basis as if such designation had occurred at the beginning of the applicable four-quarter reference period); and (2) no Default or Event of Default would be in existence following such designation.

Section 4.20 Sale and Leaseback Transactions.

The Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that the Company and any Restricted Subsidiary may enter into a sale and leaseback transaction if:

(a) the Company or such Restricted Subsidiary could have (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction pursuant to Section 4.09(a) and (b) incurred a Lien to secure such Indebtedness pursuant to Section 4.12;

(b) the gross cash proceeds of such sale and leaseback transaction are at least equal to the Fair Market Value of the property that is the subject of such sale and leaseback transaction (as determined at the time the Company or such Restricted Subsidiary executes a binding agreement or otherwise becomes obligated to enter into such sale and leaseback transaction); and

(c) the transfer of assets in such sale and leaseback transaction is permitted by, and the Company or such Restricted Subsidiary applies the proceeds of such transaction in compliance with, Section 4.10.

Section 4.21 Limitation on Issuances and Sales of Equity Interests in Wholly-Owned Subsidiaries.

(a) The Company will not, and will not permit any of its Restricted Subsidiaries to, transfer, convey, sell, lease or otherwise dispose of any Equity Interests in any Wholly-Owned Subsidiary of the Company to any Person (other than the Company or a Wholly-Owned Subsidiary of the Company), unless:

(1) such transfer, conveyance, sale, lease or other disposition is of all the Equity Interests in such Wholly-Owned Restricted Subsidiary; and

(2) the Net Proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with Section 4.10.

(b) The Company will not permit any Wholly-Owned Subsidiary of the Company to issue any of its Equity Interests (other than, if necessary, shares of its Capital Stock constituting directors’ qualifying shares or shares required by applicable law to be held by a Person other than the Company or any of its Restricted Subsidiaries) to any Person other than to the Company or a Wholly-Owned Subsidiary of the Company.

Section 4.22 Mortgages.

With respect to any fee owned or leasehold interest in any real property that is acquired by the Company or a Guarantor after the Issue Date that (x) is required to become subject to a Lien securing RCF Claims or (y) has (A) a purchase price or (B) a Fair Market Value greater than $2.5 million (such real property referred to individually and collectively as the “Premises”), within 90 days of acquisition, the Company shall:

(a) deliver to the Collateral Agent, as mortgagee, for the benefit of the Holders, fully executed Mortgages, duly executed by the Company or such Guarantor, together with evidence of the completion (or satisfactory arrangements for the completion), or all recordings and filings of such Mortgage as may be necessary to create a valid, perfected Lien, subject to Permitted Liens, against the Premises purported to be covered thereby;

(b) use its commercially reasonable efforts to deliver to the Collateral Agent, a mortgagee’s title insurance policy in favor of the Collateral Agent in an amount equal to 100% of the Fair Market Value of the Premises purported to be covered by the related Mortgage, insuring that the interests created by the Mortgage constitute valid Liens thereon free and clear of all Liens, defects and encumbrances other than Permitted Liens and a standard survey exception and exceptions to policy coverage which are standard in the state in which the Premises are located and the removal of which are prohibited by such state’s laws and/or regulations, and such policies shall also include, to the extent available, other customary endorsements and shall be accompanied by evidence of the payment in full of all premiums thereon;

(c) to the extent that a standard survey exception is not contained in the mortgagee’s title policy delivered in accordance with clause (b) of this Section 4.22, with respect to the covered Premises, use its commercially reasonable efforts to deliver to the Collateral Agent the most recent survey of such Premises, together with either (i) an updated survey certification in favor of the Trustee and the Collateral Agent from the applicable surveyor stating that, based on a visual inspection of the property and the knowledge of the surveyor, there has been no change in the facts depicted in the survey or (ii) an affidavit from the Company or such Guarantor stating that there has been no change, other than, in each case, the changes that do not materially adversely affect the use by the Company or such Guarantor of such Premises for the Company’s or such Guarantor’s business as so conducted, or intended to be conducted, at such Premises; and

(d) deliver an opinion of counsel that such Mortgage has been duly authorized, executed and delivered by the Company or such Guarantor, constitutes a valid, binding and enforceable obligation of the Company or such Guarantor and creates a valid perfected Lien in the Premises purported to be covered thereby.

Section 4.23 Maintenance of Property and Insurance.

(a) The Company will, and will cause each of its Restricted Subsidiaries to, keep all property material to the operation of the business of the Company and its Restricted Subsidiaries, taken as a whole, in good working order and condition in all material respects, ordinary wear and tear and casualty loss excepted; provided, that the Company shall not be obligated to comply with the foregoing provisions of this Section 4.23 to the extent that the failure to do so is not adverse in any material respect to the Holders of the Notes.

(b) The Company will, and will cause each of its Restricted Subsidiaries to, maintain with one or more insurance companies of national standing insurance on all property material to the operation of the business of the Company and its Restricted Subsidiaries, taken as a whole, in at least such amounts and against at least such risks as are determined by the Company in good faith to be reasonable and prudent, taking into account the risks that are usually insured against in the same general area by companies engaged in the same or a similar business (in each case, after giving effect to any self-insurance determined by the Company to be reasonable and prudent, taking into account the practices of similarly situated Persons engaged in the same or similar businesses as the Company and its Restricted Subsidiaries).

Section 4.24 Capital Expenditures.

The Company will not and will not permit any Restricted Subsidiary to make Capital Expenditures in excess of $75.0 million with respect to any expansion project or upgrade to the Krotz Springs refinery (except as may be required by applicable law) unless the Company has made Excess Cash Flow Offers to purchase at least $75.0 million in aggregate principal amount of Notes since the Issue Date.

ARTICLE 5

SUCCESSORS

Section 5.01 Merger, Consolidation, or Sale of Assets.

(a) The Company will not, directly or indirectly, (1) consolidate or merge with or into another Person (whether or not the Company is the surviving corporation), or (2) sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:

(1) either (A) the Company is the surviving corporation; or (B) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made is an entity organized or existing under the laws of the United States of America, any state of the United States of America or the District of Columbia; and, if such entity is not a corporation, a co-obligor of the Notes is a corporation organized or existing under any such laws;

(2) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of the Company under the Notes, this Indenture, the Collateral Documents, the Intercreditor Agreement and the Registration Rights Agreement;

(3) immediately after such transaction, no Default or Event of Default exists; and

(4) the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made would, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a).

(b) In the event of any transaction (other than a lease) described in and complying with the conditions listed in Section 5.01(a) in which the Company is not the surviving Person, such surviving Person or transferee shall succeed to, and be substituted for, and may exercise every right and power of, the Company under, and the Company shall be discharged from its Indenture Obligations under, this Indenture, the Notes, the Collateral Documents and the Registration Rights Agreement, with the same effect as if such successor Person had been named as the Company herein or therein.

(c) This Section 5.01 will not apply to any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among the Company and its Restricted Subsidiaries. Clauses (3) and (4) of Section 5.01(a) will not apply to any merger or consolidation of the Company with or into one of its Restricted Subsidiaries for any purpose or with or into an Affiliate solely for the purpose of reincorporating the Company in another jurisdiction.

ARTICLE 6

DEFAULTS AND REMEDIES

Section 6.01 Events of Default.

Each of the following is an “Event of Default”:

(1) default for 30 days in the payment when due of interest (including Special Interest, if any) on the Notes;

(2) default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the Notes;

(3) failure by the Company or any of its Restricted Subsidiaries to timely offer to purchase, purchase and pay for Notes as required by the provisions of Section 4.10, 4.15, or 4.16 or to comply with Section 5.01;

(4) failure by the Company or any of its Restricted Subsidiaries to comply with (a) any of the other provisions of Article 4 (other than Section 4.03) for 30 days after written notice specifying such failure is delivered to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes then outstanding; or (b) Section 4.03 for 60 days after written notice specifying such failure is delivered to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes then outstanding;

(5) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or Note Guarantee now exists, or is created after the Issue Date, if that default:

(A) is caused by a failure to pay at its Stated Maturity the principal of such Indebtedness (a “Payment Default”); or

(B) results in the acceleration of such Indebtedness prior to its Stated Maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $15.0 million or more;

(6) one or more final and non-appealable judgments for the payment of money entered by a court or courts of competent jurisdiction aggregating in excess of $15.0 million (net of amounts which are covered by insurance or bonded) shall be rendered against the Company or any of its Restricted Subsidiaries and the same shall remain undischarged for a period of 60 days during which execution shall not be effectively stayed;

(7) (A) any security interest created by any Collateral Document ceases to be in full force and effect and perfected to the extent, and with the priority, required by the terms of this Indenture, the Collateral

Documents and the Intercreditor Agreement or (B) the breach or repudiation by the Company or any of its Restricted Subsidiaries of any of its obligations under any Collateral Document; provided that, in the case of clauses (A) and (B), such cessation, breach or repudiation, individually or in the aggregate, results in Collateral (other than securities, instruments or other possessory collateral that have been physically delivered by the Company or any of its Restricted Subsidiaries to the Collateral Agent that are no longer in its possession due to no fault of the Company or any of its Restricted Subsidiaries) having a Fair Market Value in excess of $5.0 million not being subject to a valid, perfected security interest;

(8) except as permitted by this Indenture, any Note Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms its obligations under its Note Guarantee;

(9) the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary, pursuant to or within the meaning of any Bankruptcy Law:

(A) commences a voluntary case,

(B) consents to the entry of an order for relief against it in an involuntary case,

(C) consents to the appointment of a custodian of it or for all or substantially all of its property,

(D) makes a general assignment for the benefit of its creditors, or

(E) generally is not paying its debts as they become due; and

(10) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A) is for relief against the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary in an involuntary case;

(B) appoints a custodian of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary or for all or substantially all of the property of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary; or

(C) orders the liquidation of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary;

Section 6.02 and the order or decree remains unstayed and in effect for 60 consecutive days.

Acceleration.

(a) In the case of an Event of Default specified in clause (9) or (10) of Section 6.01, with respect to the Company, any Restricted Subsidiary of the Company that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Upon any such declaration, the Notes shall become due and payable immediately.

(b) In the event of a declaration of acceleration of the Notes because an Event of Default has occurred and is continuing as a result of the acceleration of any Indebtedness described in clause (5) of Section 6.01, the declaration of acceleration of the Notes will be automatically annulled if the holders of any Indebtedness described in such clause (5) have rescinded the declaration of acceleration in respect of such Indebtedness within 30 days of the date of such declaration and if (a) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (b) all existing Events of Default, except nonpayment of principal or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived.

(c) At any time after a declaration of acceleration, the Holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee and the Company may, on behalf of the Holders of all of the Notes, rescind an acceleration and its consequences or waive any existing Default or Event of Default and its consequences under this Indenture except a continuing Default or Event of Default in the payment of interest (including Special Interest) or premium, if any, on, or the principal of, the Notes.

Section 6.03 Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium and Special Interest, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04 Waiver of Past Defaults.

Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee and the Company may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium or Special Interest, if any, or interest on, the Notes (including in connection with an offer to purchase made pursuant to Section 4.10, 4.15 or 4.16); provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related Payment Default that resulted from such acceleration. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05 Control by Majority.

Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or Collateral Agent, as applicable, or exercising any trust or power conferred on it. However, the Trustee or Collateral Agent, as applicable, may refuse to follow any direction that conflicts with law or this Indenture, the Intercreditor Agreement or the Collateral Documents or that the Trustee or Collateral Agent, as applicable, determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee or Collateral Agent, as applicable, in personal liability. The Trustee and the Collateral Agent may take any other action deemed proper by the Trustee and Collateral Agent, as applicable, which is not inconsistent with such direction. Prior to taking any action as directed under this Section 6.05, the Trustee or Collateral Agent, as applicable, shall be entitled to indemnification satisfactory to it against all losses or expenses caused by following such direction.

Section 6.06 Limitation on Suits.

Except to enforce the right to receive payment of principal, premium, if any, or interest (including Special Interest, if any) when due in accordance with Section 6.07, no Holder of a Note may pursue any remedy with respect to this Indenture or the Notes unless:

(1) such Holder has previously given the Trustee notice that an Event of Default is continuing;

(2) Holders of at least 25% in aggregate principal amount of the then outstanding Notes have requested the Trustee to pursue the remedy;

(3) such Holders have offered the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense;

(4) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

(5) Holders of a majority in aggregate principal amount of the then outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

Section 6.07 Rights of Holders of Notes to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium and Special Interest, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase made pursuant to Section 4.10, 4.15 or 4.16), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder; provided that a Holder shall not have the right to institute or prosecute any such suit for the enforcement of payment if and to the extent that the institution or prosecution thereof or the entry of judgment therein would, under applicable law, result in the surrender, impairment, waiver or loss of the Lien of this Indenture upon any property subject to such Lien.

Section 6.08 Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may institute a judicial proceeding for the collection of the sums so due and unpaid, and may prosecute such proceedings to judgment or final decree, and may enforce the same against the Company or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Notes, wherever situated.

Section 6.09 Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee and Collateral Agent and its agents and counsel (or their respective agents and counsel if the Trustee and Collateral Agent are different Persons), and any other amounts due the Trustee under Section 7.07 and the Collateral Agent under Section 10.11. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee and Collateral Agent, its agents and counsel (or their respective agents and counsel if the Trustee and Collateral Agent are different Persons), and any other amounts due the Trustee under Section 7.07 or the Collateral Agent under Section 10.11 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10 Priorities.

Subject to the terms of the Intercreditor Agreement, if the Trustee collects any money or other property pursuant to this Article 6, including pursuant to the Collateral Documents, it shall pay out the money or other property in the following order:

First: to the Trustee and Collateral Agent and its agents and counsel (or their respective agents and counsel if the Trustee and Collateral Agent are different Persons) for amounts due under Section 7.07 and Section 10.11, including payment of all compensation, reasonable expenses and liabilities incurred, and all advances made, by the Trustee and the Collateral Agent and the costs and expenses of collection;

Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium and Special Interest, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium and Special Interest, if any and interest, respectively; and

Third: any surplus remaining after the payment in full in cash of all the Obligations under the Notes (other than contingent indemnification obligations for which no claim has been asserted) shall be paid to the Company or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

Section 6.11 Undertaking for Costs.

All parties to this Indenture agree, and each Holder of any Note by its acceptance thereof shall be deemed to have agreed, in any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Notes.

Section 6.12 Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every case the Company, the Trustee and the Holder shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder.

ARTICLE 7

TRUSTEE

Section 7.01 Duties of Trustee.

(a) If an Event of Default has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) Except during the continuance of an Event of Default:

(1) the duties of the Trustee will be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee will examine such certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1) this paragraph does not limit the effect of paragraph (b) or (e) of this Section 7.01;

(2) the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3) the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(d) Whether or not therein expressly so provided, every provision of this Indenture, the Collateral Documents and the Intercreditor Agreement that in any way relates to the Trustee is subject to this Section 7.01 and to Section 7.02.

(e) No provision of this Indenture will require the Trustee to expend or risk its own funds or incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(f) The Trustee will not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02 Rights of Trustee.

(a) The Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee, in its reasonable discretion, may make such further inquiry or investigation into such facts or matters as it reasonably may see fit, and if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney, and shall have reasonable access to the premises of the Company during normal business hours in connection with such examination in a manner not to disrupt the normal business operations of the Company.

(b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel. The Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c) The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care.

(d) The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company will be sufficient if signed by an Officer of the Company.

(f) In no event shall the Trustee be liable to any Person for special, punitive, indirect, consequential or incidental loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee has been advised of the likelihood of such loss or damage.

(g) The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any Holders of Notes unless such Holders have offered to the Trustee indemnity or security satisfactory to the Trustee against the losses, liabilities and expenses that might be incurred by it in compliance with such request or direction.

(h) In the event that the Trustee (in such capacity or in any other capacity hereunder) is unable to decide between alternative courses of action permitted or required by the terms of this Indenture, or in the event that the Trustee is unsure as to the application of any provision of this Indenture, or believes any such provision is ambiguous as to its application, or is, or appears to be, in conflict with any other applicable provision, or in the event that this Indenture permits any determination by or the exercise of discretion on the part of the Trustee or is silent or is incomplete as to the course of action that the Trustee is required to take with respect to a particular set of facts, the Trustee may give notice (in such form as shall be appropriate under the circumstances) to the Holders requesting instruction as to the course of action to be adopted, and to the extent the Trustee acts in good faith in accordance with any written instructions received from a majority in aggregate principal amount of the then outstanding Notes, the Trustee shall not be liable on account of such action to any Person. If the Trustee shall not have received appropriate instruction within 10 days of such notice (or such shorter period as reasonably may be specified in such notice or as may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action as it shall deem to be in the best interests of the Holders and the Trustee shall have no liability to any Person for such action or inaction.

Section 7.03 Individual Rights of Trustee.

Each of the Trustee and the Collateral Agent in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee or the Collateral Agent, as the case may be. However, in the event that the Trustee or the Collateral Agent acquires any conflicting interest it shall eliminate such conflict within 90 days, apply to the SEC for permission to continue as Trustee or resign. Any Agent may do the same with like rights and duties. Each of the Trustee and the Collateral Agent is also subject to Sections 7.10 and 7.11, and the Trustee is subject to §§ 310(b) and 311 of the TIA.

Section 7.04 Trustee’s Disclaimer.

The Trustee will not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company’s use of the proceeds from the Notes or any money paid to the Company or upon the Company’s direction under any provision of this Indenture, it will not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it will not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication, and it assumes no responsibility for their correctness. The Trustee shall have no responsibility with respect to any calculations made by the Company with respect to any Excess Cash Flow Offer or Asset Sale Offer.

Section 7.05 Notice of Defaults.

(a) If a Default or Event of Default occurs and is continuing and if it is known to a Responsible Officer of the Trustee, the Trustee will mail to Holders of Notes a notice of the Default or Event of Default within 90 days after the occurrence thereof or, if later, promptly after such Responsible Officer knows of such Default or Event of Default, unless such Default or Event of Default shall have been cured or waived. Except in the case of a Default or Event of Default in payment of principal of, premium or Special Interest, if any, or interest on, any Note, the Trustee shall be protected in withholding the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

(b) The Trustee shall not be deemed to have notice or be charged with knowledge of any Default or Event of Default (other than a Default or Event of Default in the payment of interest (including Special Interest) or premium, if any, on, or the principal of, the Notes) unless a Responsible Officer of the Trustee has actual knowledge thereof or shall have received written notice thereof at its address set forth in Section 13.02 from the Company or any Guarantor or Holders of 25% in aggregate principal amount of the then outstanding Notes specifying the occurrence and nature thereof and stating that such notice is a notice of default.

Section 7.06 Reports by Trustee to Holders of the Notes.

(a) Within 60 days after each May 15 beginning with May 15, 2010, and for so long as Notes remain outstanding, the Trustee will mail to the Holders of the Notes a report dated as of such reporting date, in accordance with, and to the extent required by, § 313(a) of the TIA. The Trustee will also comply with § 313(b) of the TIA. The Trustee will also transmit by mail all reports as required by § 313(c) of the TIA.

(b) A copy of each report at the time of its mailing to the Holders of Notes will be filed by the Trustee with the SEC and each stock exchange on which the Notes are listed in accordance with TIA § 313(d). The Company will promptly notify the Trustee when the Notes are listed on any stock exchange.

Section 7.07 Compensation and Indemnity.

(a) The Company will pay to the Trustee from time to time reasonable compensation as shall be agreed to in writing by the Company and the Trustee for its acceptance of this Indenture and services hereunder; provided that the compensation set forth in the fee letter executed by the Company and the Trustee on or prior to the date hereof shall be deemed reasonable. The Trustee’s compensation will not be limited by any law on compensation of a trustee of an express trust. The Company will reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses will include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

(b) The Company and each Guarantor will, jointly and severally, indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company or any Guarantor (including this Section 7.07) and defending itself against any claim (whether asserted by the Company, a Guarantor, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence, willful misconduct or bad faith. The Trustee will notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company will not relieve the Company or any Guarantor of its obligations hereunder. The Company or such Guarantor will defend the claim and the Trustee will cooperate in the defense. The Trustee may have separate counsel and the Company will pay the reasonable fees and expenses of such counsel. Neither the Company nor any Guarantor need pay for any settlement made without its consent, which consent will not be unreasonably withheld.

(c) The obligations of the Company and each Guarantor under this Section 7.07 will survive the satisfaction and discharge of this Indenture. The obligations of the Company and each Guarantor to the Trustee under this Section 7.07 shall survive the resignation, removal or replacement of the Trustee to the extent that the Trustee incurred fees, reimbursable expense or indemnifiable losses, liabilities or expenses while acting as trustee hereunder before such resignation, removal or replacement.

(d) To secure the Company’s and each Guarantor’s payment obligations in this Section 7.07 and Section 10.11, the Trustee will have a Lien on all money or property held or collected by the Trustee, except that held in trust to pay principal, interest (including Special Interest, if any) or premium, if any, on particular Notes, and such money and property shall be applied to such Obligations as provided in Section 6.10.

(e) When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(9) or (10) occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.08 Replacement of Trustee.

(a) A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08 and the Company’s receipt of written notice from the successor Trustee of such appointment.

(b) The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

(1) the Trustee fails to comply with Section 7.10;

(2) the Trustee is adjudged bankrupt or insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(3) a receiver of the Trustee or of its property shall have been appointed, or a custodian or public officer takes charge of the Trustee or its property or affairs for the purpose of rehabilitation, conservation or liquidation; or

(4) the Trustee becomes incapable of acting.

(c) If the Trustee resigns, is removed or becomes incapable of acting, or if a vacancy exists in the office of Trustee for any reason, the Company will promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

(d) If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(e) If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f) A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee, without any further act, deed, or conveyance, will have all the rights, powers, trusts and duties of the Trustee under this Indenture; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers, trusts and duties of the retiring Trustee. The successor Trustee shall mail a notice of its succession to the Holders, which shall include the address of its Corporate Trust Office. The retiring Trustee will promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under the Lien provided for in Section 7.07 will continue for the benefit of the retiring Trustee.

Section 7.09 Successor Trustee by Merger, etc.

Any entity into which the Trustee may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any entity succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such entity shall be otherwise qualified and eligible under this Article 7, to the extent operative, without the execution or filing of any paper or further act on the part of any of the parties hereto or any Agent. In the case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.

Section 7.10 Eligibility; Disqualification.

(a) There will at all times be a Trustee hereunder that is an entity organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trust power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50.0 million as set forth in its most recent published annual report of condition. If at any time the Trustee ceases to be eligible in accordance with the provisions of this Section 7.10, it shall resign immediately in the manner and with the effect specified in this Article 7.

(b) This Indenture will always have a Trustee who satisfies the requirements of TIA § 310(a)(1), (2) and (5). The Trustee shall comply with the terms of TIA § 310(b).

Section 7.11 Preferential Collection of Claims Against Company.

The Trustee is subject to TIA § 311, excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.

ARTICLE 8

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01 Option to Effect Legal Defeasance or Covenant Defeasance.

The Company may at any time, at the option of its Board of Directors evidenced by a resolution set forth in an Officers’ Certificate, elect to have either Section 8.02 or 8.03 be applied to all outstanding Notes and Note Guarantees upon compliance with the conditions set forth below in this Article 8.

Section 8.02 Legal Defeasance and Discharge.

Upon the Company’s exercise under Section 8.01 of the option applicable to this Section 8.02, the Company and each of the Guarantors (if any) will, subject to the satisfaction of the conditions set forth in Section 8.04, be deemed to have been discharged from their respective obligations with respect to all outstanding Notes (including the Note Guarantees) on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Company and the Guarantors (if any) will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes (including the Note Guarantees), which will thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 and the other sections of this Indenture referred to in clauses (1) and (2) of this Section 8.02, and to have satisfied all their other obligations under such Notes, the Note Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:

(1) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, or interest (including Special Interest, if any) or premium, if any, on, such Notes when such payments are due from the trust referred to in Section 8.04;

(2) the Company’s obligations with respect to such Notes under Sections 2.02, 2.03, 2.07, 2.10, and 4.02;

(3) the rights, powers, trusts, duties and immunities of the Trustee and the Collateral Agent hereunder and the Company’s and the Guarantors’ (if any) obligations in connection therewith; and

(4) this Article 8.

Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03.

Section 8.03 Covenant Defeasance.

Upon the Company’s exercise under Section 8.01 of the option applicable to this Section 8.03, the Company and each Guarantor will, subject to the satisfaction of the conditions set forth in Section 8.04, be released from each of their obligations under the covenants contained in Sections 4.03, 4.04, 4.05, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.15, 4.16, 4.17¸ 4.18, 4.19, 4.20, 4.21, 4.22, 4.23 and 4.24 and clause (4) of Section 5.01(a) with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 are satisfied (hereinafter, “Covenant Defeasance”), and the Notes will thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes will not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes and Note Guarantees, the Company and the Guarantors may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default under Section 6.01, but, except as specified above, the remainder of this Indenture and such Notes and Note Guarantees will be unaffected thereby. In addition, upon the Company’s exercise under Section 8.01 of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04, Sections 6.01(3) through 6.01(8) will not constitute Events of Default.

Section 8.04 Conditions to Legal or Covenant Defeasance.

In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 8.02 or 8.03:

(1) the Company must irrevocably deposit or cause to be deposited with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in United States dollars, non-callable Government Securities, or a combination of cash in United States dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, and accrued and unpaid interest (including Special Interest, if any)

and premium, if any, on, the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to such stated date for payment or to a particular redemption date;

(2) in the case of an election under Section 8.02, the Company must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that:

(A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling; or

(B) since the Issue Date, there has been a change in the applicable U.S. federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, subject to customary assumptions and exclusions, the Holders of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance were not to occur;

(3) in the case of an election under Section 8.03, the Company must deliver to the Trustee an Opinion of Counsel confirming that, subject to customary assumptions and exclusions, the Holders of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance were not to occur;

(4) no Default or Event of Default with respect to the outstanding Notes has occurred and is continuing on the date of such deposit (other than as a result of the borrowing of funds to be applied to such deposit (or any similar concurrent deposit relating to other Indebtedness), or the granting of Liens to secure such borrowings);

(5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture and the agreements governing any other Indebtedness being defeased, discharged or replaced) to which the Company or any of its Restricted Subsidiaries is a party or by which the Company or any of its Restricted Subsidiaries is bound;

(6) the Company must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding any creditors of the Company or others; and

(7) the Company must deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each confirming that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 8.05 Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 8.06, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 in respect of the outstanding Notes will be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium and Special Interest, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

The Company will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Notwithstanding anything in this Article 8 to the contrary, the Trustee will deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(1)), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06 Repayment to Company.

Subject to applicable abandoned property laws, any money or property deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium or Special Interest, if any, or interest on, any Note and remaining unclaimed for one year after such principal, premium or Special Interest, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) will be discharged from such trust; and the Holder of such Note will thereafter be permitted to look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money or property remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money or property then remaining will be repaid to the Company.

Section 8.07 Reinstatement.

If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s and the Guarantors’ obligations under this Indenture and the Notes and the Note Guarantees will be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium or Special Interest, if any, or interest on, any Note following the reinstatement of its obligations, the Company will be subrogated to the rights of the Holders of such Notes to receive such payment from the money or property held by the Trustee or Paying Agent; and provided further that neither the failure of the Company or any of its Subsidiaries to have complied with such revived and reinstated obligations during the period (for purposes of this Section 8.07, the “Suspension Period”) subsequent to such deposit pursuant to Section 8.02 or 8.03 and prior to such reinstatement and revival, nor compliance by the Company or any of its Subsidiaries with any contractual obligation entered into in compliance with this Indenture during the Suspension Period, will constitute a Default, Event of Default or breach of any kind under this Indenture, the Notes or any Guarantees.

ARTICLE 9

AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01 Without Consent of Holders of Notes.

Notwithstanding Section 9.02, the Company, the Guarantors (if any), the Trustee and, as applicable, the Collateral Agent may amend or supplement this Indenture, the Notes, the Note Guarantees or, subject to the Intercreditor Agreement, the Collateral Documents, and the Trustee and any other party to the Intercreditor Agreement may amend or supplement the Intercreditor Agreement without the consent of any Holder of Notes:

(1) to cure any ambiguity, defect or inconsistency;

(2) to provide for uncertificated Notes in addition to or in place of certificated Notes;

(3) to evidence the succession of another Person to the Company or any Guarantor and the assumption by any such successor of the covenants of the Company or such Guarantor in this Indenture, the Notes, the Note Guarantees or the Collateral Documents;

(4) to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under this Indenture of any such Holder;

(5) to comply with requirements of law or the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

(6) to conform the text of an Indenture Document to any provision of the “Description of Notes” section of the Offering Memorandum to the extent that the Trustee has received an Officers’ Certificate stating that such text constitutes an unintended conflict with the description of the corresponding provisions in the “Description of Notes”;

(7) to evidence and provide for the acceptance of the appointment under this Indenture or the Collateral Documents of a successor Trustee or Collateral Agent;

(8) to make any change to the Intercreditor Agreement to add parties thereto and otherwise implement the arrangements contemplated by the Offering Memorandum to be governed thereby in a manner consistent with the description thereof in the Offering Memorandum;

(9) to make any other provisions with respect to matters or questions arising under the Indenture Documents, provided that such actions pursuant to this clause shall not adversely affect the interests of the Holders in any material respect, as determined in good faith by the Company;

(10) to enter into additional or supplemental Collateral Documents;

(11) to release Collateral when permitted or required by this Indenture, the Collateral Documents or the Intercreditor Agreement; or

(12) to allow any Guarantor to execute a supplemental indenture and/or a Note Guarantee with respect to the Notes.

Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amendment or supplement, and upon receipt by the Trustee and the Collateral Agent, as applicable, of the documents described in Sections 7.02 and 9.06, the Trustee and the Collateral Agent, as applicable, will join with the Company and the Guarantors (if any) in the execution of such amendment or supplement unless such amendment or supplement affects the Trustee’s or the Collateral Agent’s, as the case may be, own rights, duties or immunities under this Indenture or otherwise, in which case each of the Trustee and the Collateral Agent, as applicable, may in its discretion, but will not be obligated to, enter into such amendment or supplement.

Section 9.02 With Consent of Holders of Notes.

(a) Except as provided below in this Section 9.02, the Company, the Guarantors (if any), the Trustee and the Collateral Agent, as applicable, may amend or supplement this Indenture (including, without limitation, Sections 4.10, 4.15 and 4.16), the Notes, the Note Guarantees, the Collateral Documents and, with the consent of the required lenders under the Revolving Credit Facility, the Intercreditor Agreement with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and, subject to Sections 6.04 and 6.07, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium or Special Interest, if any, or interest on, the Notes, except a payment default resulting solely from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Notes, the Note Guarantees or, subject to the Intercreditor Agreement, the Collateral Documents may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes).

(b) Subject to Sections 6.04 and 6.07, the Holders of a majority in aggregate principal amount of the Notes then outstanding may waive compliance in a particular instance by the Company with any provision of this Indenture, the Notes, the Note Guarantees or the Collateral Documents.

(c) Without the consent of each Holder affected, an amendment, supplement or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

(1) reduce the principal amount of Notes the consent of the Holders of which is required for an amendment, supplement or waiver;

(2) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes (other than as provided above with respect to Sections 4.10, 4.15 and 4.16);

(3) reduce the rate of or change the time for payment of interest, including default interest, on any Note;

(4) waive a Default or Event of Default in the payment of principal of, or interest (including Special Interest, if any) or premium, if any, on, the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

(5) make any Note payable in money other than that stated in the Notes;

(6) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, or interest (including Special Interest, if any) or premium, if any, on, the Notes;

(7) waive a redemption payment with respect to any Note (other than a payment required by Sections 4.10, 4.15 or 4.16);

(8) release any Guarantor from any of its obligations under its Note Guarantee or this Indenture, except in accordance with the terms of this Indenture;

(9) release all or substantially all of the Collateral; or

(10) make any change in the preceding amendment and waiver provisions.

(d) Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amendment or supplement, and upon the filing with the Trustee and the Collateral Agent, as applicable, of evidence satisfactory to the Trustee and the Collateral Agent, as applicable, of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee and the Collateral Agent, as applicable, of the documents described in Sections 7.02 and 9.06, the Trustee and the Collateral Agent, as applicable, will join with the Company and the Guarantors (if any) in the execution of such amendment or supplement unless such amendment or supplement affects the Trustee’s or the Collateral Agent’s, as the case may be, own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee and the Collateral Agent, as applicable, may in its discretion, but will not be obligated to, enter into such amendment or supplement.

(e) It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it is sufficient if such consent approves the substance thereof.

(f) After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company will mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amendment or supplement or waiver.

Section 9.03 Compliance with Trust Indenture Act.

Every amendment or supplement to this Indenture or the Notes will be set forth in an amended or supplemental indenture that complies with the TIA as then in effect.

Section 9.04 Revocation and Effect of Consents.

(a) Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of such Note or portion of such Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any such Note. Subject to Section 9.04(b), any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective. Once an amendment, supplement or waiver becomes effective in accordance with its terms, it shall thereafter bind every Holder.

(b) The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action required or permitted to be taken pursuant to this Indenture, other than the delivery of instructions by Holders to the Trustee or Collateral Agent. If a record date is fixed, then notwithstanding Section 9.04(a), those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall become valid or effective more than 120 days after such record date.

Section 9.05 Notation on or Exchange of Notes.

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note will not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06 Trustee to Sign Amendments, etc.

The Trustee and the Collateral Agent, as applicable, will sign any amendment or supplement authorized pursuant to this Article 9 if such amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee and the Collateral Agent, as applicable. The Company may not sign an amendment or supplement until the Board of Directors of the Company approves such amendment or supplement. In executing any amendment or supplement, the Trustee and the Collateral Agent, as applicable, will be entitled to receive and (subject to Section 7.01) will be fully protected in relying upon, in addition to the documents required by Section 13.04, an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amendment or supplement is authorized or permitted by this Indenture and the Collateral Documents (if applicable).

ARTICLE 10

COLLATERAL AND SECURITY

Section 10.01 Collateral Documents.

The due and punctual payment of the principal of, premium, if any, Special Interest, if any, and interest on the Notes and amounts due hereunder and under the Note Guarantees (if any) when and as the same shall be due and payable, whether on an interest payment date, by acceleration, purchase, repurchase, redemption or otherwise, and interest on the overdue principal of, premium, if any, Special Interest, if any, and interest (to the extent permitted by law), if any, on the Notes and the performance of all other Obligations of the Company and the Guarantors (if any) to the Holders, the Collateral Agent or the Trustee under this Indenture and the other Indenture Documents will be secured by the Collateral Documents. The Collateral Documents will provide for the grant by the Company and Guarantors (if any) party thereto to the Collateral Agent of security interests in the Collateral subject to Permitted Liens and the terms of the Intercreditor Agreement.

Section 10.02 Recording and Opinions.

(a) The Company shall, and shall cause each of its Restricted Subsidiaries to, at its sole cost and expense, take or cause to be taken such actions as may be required by the Collateral Documents, to perfect, maintain (with the priority required under the Collateral Documents and Intercreditor Agreement), preserve and protect the valid and enforceable, perfected (except as expressly provided herein or therein) security interests in and on all the Collateral granted by the Collateral Documents in favor of the Collateral Agent as security for the Obligations contained in this Indenture, the Notes, any Note Guarantees and the Collateral Documents, superior to and prior to the rights of all third Persons (other than third Persons holding Permitted Prior Liens and as set forth in the Intercreditor Agreement), and subject to no other Liens (other than Permitted Liens), including without limitation, (i) the filing of financing statements, continuation statements, collateral assignments and any instruments of further assurance, in such manner and in such places as may be required by law to preserve and protect fully the rights of the Holders, the Collateral Agent, and the Trustee under this Indenture and the Collateral Documents to all property comprising the Collateral, and (ii) the delivery of the certificates evidencing the securities pledged under the Security Agreement, duly endorsed in blank or accompanied by undated stock powers or other instruments of transfer executed in blank, it being understood that concurrently with the execution of this Indenture the Company and its Restricted Subsidiaries have submitted financing statements to a reputable filing service for prompt filing in the appropriate filing offices. The Company shall from time to time promptly pay all financing and continuation statement recording and/or filing fees, charges and recording and similar taxes relating to this Indenture, the Collateral Documents and any amendments hereto or thereto and any other instruments of further assurance required pursuant hereto or thereto.

(b) The Company shall furnish to the Trustee and the Collateral Agent (if other than the Trustee), on or within one month of October 15 of each year, commencing October 15, 2010, an Opinion of Counsel in compliance with TIA § 314(b).

Section 10.03 Release of Collateral.

(a) Subject to the Intercreditor Agreement, the Collateral Agent shall not at any time release the Collateral from the Liens created by the Collateral Documents unless such release is in accordance with the provisions of this Indenture and the applicable Collateral Documents.

(b) The release of any Collateral from the Liens created by the Collateral Documents shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Collateral is released pursuant to this Indenture and the Collateral Documents. To the extent applicable, the Company shall cause § 313(b) of the TIA, relating to reports, and § 314(d) of the TIA, relating to the release of property (other than the release of current assets in the ordinary course of business) from the Liens created by this Indenture and the Collateral Documents to be complied with; provided, that any certificate or opinion required by §314(d) of the TIA may be made solely by an Officer of the Company.

Section 10.04 Specified Releases of Collateral.

(a) Collateral may be released from the Liens created by the Collateral Documents at any time or from time to time in accordance with the provisions of the Collateral Documents and the Intercreditor Agreement or as provided in this Indenture. The Liens securing the Collateral shall be automatically released without the need for any further action by any Person under any one or more of the following circumstances:

(1) to enable the Company or a Guarantor (if any) to consummate asset dispositions permitted or not prohibited under Section 4.10 or sale and leaseback transactions permitted under Section 4.20; provided that such Liens will not be released if such sale or disposition is subject to Section 5.01;

(2) if any Guarantor is released from its Guarantee in accordance with the terms of this Indenture (including by virtue of such Guarantor ceasing to be a Restricted Subsidiary), that Guarantor’s assets will also be released from the Liens securing its Guarantee and the other Indenture Obligations;

(3) if required in accordance with the terms of the Intercreditor Agreement;

(4) as described under Section 10.05; or

(5) with the consent of Holders in accordance with Section 9.02.

(b) Upon the request of the Company pursuant to an Officers’ Certificate and Opinion of Counsel confirming that all conditions precedent hereunder and under the Collateral Documents and Intercreditor Agreement have been met, and any necessary or proper instruments of termination, satisfaction or release prepared by the Company or the Guarantors (if any), as the case may be, the Collateral Agent, without the consent of any Holder or the Trustee and at the expense of the Company or the Guarantors (if any), shall execute, deliver or acknowledge such instruments or releases to evidence the release from the Liens created by the Collateral Documents of any Collateral permitted to be released pursuant to this Indenture, the Collateral Documents or the Intercreditor Agreement.

Section 10.05 Release upon Satisfaction or Defeasance of all Outstanding Obligations.

(a) The Liens on all Collateral that secure the Notes and the Note Guarantees will be automatically terminated and released without the need for further action by any Person:

(1) if the Company exercises Legal Defeasance or Covenant Defeasance as described under Section 8.01;

(2) upon satisfaction and discharge of this Indenture as described under Article 12; or

(3) upon payment in full in immediately available funds of the principal of, premium, if any, and accrued and unpaid interest (including Special Interest, if any) on the Notes and all other Obligations under this Indenture and the Collateral Documents that are then due and payable (other than contingent indemnification obligations for which no claim has been asserted).

(b) Upon the request of the Company pursuant to an Officers’ Certificate and Opinion of Counsel confirming that all conditions precedent hereunder and under the Collateral Documents and Intercreditor Agreement have been met, any necessary or proper instruments of termination, satisfaction or release prepared by the Company or the Guarantors (if any), as the case may be, the Collateral Agent, without the consent of any Holder or the Trustee and at the expense of the Company or the Guarantors (if any), shall execute, deliver or acknowledge such instruments or releases to evidence the release from the Liens created by the Collateral Documents of any Collateral permitted to be released pursuant to this Indenture, the Intercreditor Agreement or the Collateral Documents.

Section 10.06 Form and Sufficiency of Release and Subordination.

In the event that the Company or any Guarantor has sold, exchanged, or otherwise disposed of or proposes to sell, exchange or otherwise dispose of any portion of the Collateral that may be sold, exchanged or otherwise disposed of by the Company or such Guarantor to any Person other than the Company or a Guarantor, and the Company or such Guarantor requests that the Trustee or Collateral Agent furnish a written disclaimer, release or quit-claim of any interest in such property under this Indenture and the Collateral Documents, the Trustee and the Collateral Agent, as applicable, shall execute, acknowledge and deliver to the Company or such Guarantor (in the form prepared by the Company at the Company’s sole expense) such an instrument promptly after satisfaction of the conditions set forth herein for delivery of any such release. Notwithstanding the preceding sentence, all purchasers and grantees of any property or rights purporting to be released herefrom shall be entitled to rely upon any release executed by the Trustee or the Collateral Agent, as applicable, as sufficient for the purpose of this Indenture and as constituting a good and valid release of the property therein described from the Lien of this Indenture or of the Collateral Documents. In addition to the foregoing, in the event that the Company or any Guarantor has any Collateral or intends to have any Collateral subject to a Permitted Lien of the type described in clause (7) of the definition thereof, and the Company or such Guarantor requests that the Trustee or Collateral Agent enter into a subordination agreement with the holder of such Permitted Lien in order to subordinate the Lien of the Collateral Agent in such Collateral to the Lien of such holder in such Collateral, the Trustee and the Collateral Agent, as applicable, shall execute, acknowledge and deliver to the Company or such Guarantor or the holder of such Permitted Lien such an instrument (in the form prepared by the Company, or the holder of such Permitted Lien, at the Company’s sole expense) promptly after such request.

Section 10.07 Purchaser Protected.

No purchaser or grantee of any property or rights purported to have been released from the Lien of this Indenture or of the Collateral Documents shall be bound to ascertain the authority of the Trustee or the Collateral Agent, as applicable, to execute the release or to inquire as to the existence of any conditions herein prescribed for the exercise of such authority; nor shall any purchaser or grantee of any property or rights permitted by this Indenture to be sold or otherwise disposed of by the Company be under any obligation to ascertain or inquire into the authority of the Company to make such sale or other disposition.

Section 10.08 Authorization of Actions to be Taken by the Collateral Agent Under the Collateral Documents.

(a) Subject to the provisions of the applicable Collateral Documents and the Intercreditor Agreement, each Holder, by acceptance of the Notes, agrees that the Collateral Agent shall execute and deliver the Intercreditor Agreement and the Collateral Documents to which it is a party and all agreements, documents and instruments incidental thereto, and act in accordance with the terms thereof. For the avoidance of doubt, the Collateral Agent shall have no discretion under this Indenture, the Intercreditor Agreement or the Collateral Documents and shall not be required to make or give any determination, consent, approval, request or direction without the written direction of the Holders of a majority in aggregate principal amount of the then outstanding Notes, the Trustee or the Company, as applicable.

(b) So long as an Event of Default is not continuing, the Company may direct the Collateral Agent in connection with any action required or permitted by this Indenture, the Collateral Documents or the Intercreditor Agreement. During the continuance of an Event of Default, the Trustee may direct the Collateral Agent in connection with any action required or permitted by this Indenture, the Collateral Documents or the Intercreditor Agreement.

Section 10.09 Authorization of Receipt of Funds by the Trustee Under the Collateral Documents.

The Collateral Agent is authorized to receive any funds for the benefit of itself, the Trustee and the Holders distributed under the Collateral Documents or the Intercreditor Agreement and, to the extent not prohibited under the Intercreditor Agreement, to make further distributions of such funds to itself, the Trustee and the Holders in accordance with the provisions of Section 6.10 and the other provisions of this Indenture.

Section 10.10 Action by the Collateral Agent.

In each case that the Collateral Agent may or is required hereunder or under any Collateral Document to take any action (an “Action”), including without limitation to make any determination, to give consents, to exercise rights, powers or remedies, to release or sell Collateral or otherwise to act hereunder or under any Collateral Document, the Collateral Agent may seek direction from the Holders of a majority in aggregate principal amount of the then outstanding Notes. The Collateral Agent shall not be liable with respect to any Action taken or omitted to be taken by it in accordance with the direction from the Holders of a majority in aggregate principal amount of the then outstanding Notes. If the Collateral Agent shall request direction from the Holders of a majority in aggregate principal amount of the then outstanding Notes with respect to any Action, the Collateral Agent shall be entitled to refrain from such Action unless and until the Collateral Agent shall have received direction from the Holders of a majority in aggregate principal amount of the then outstanding Notes and an indemnification satisfactory to the Collateral Agent, and the Collateral Agent shall not incur liability to any Person by reason of so refraining.

Notwithstanding anything to the contrary in this Indenture or any Collateral Document, in no event shall the Collateral Agent be responsible for, or have any duty or obligation with respect to, the recording, filing, registering, perfection, protection or maintenance of the security interests or Liens intended to be created by this Indenture or the Collateral Documents (including the filing or continuation of any Uniform Commercial Code financing or continuation statements or similar documents or instruments), nor shall the Collateral Agent be responsible for, and the Collateral Agent makes no representation regarding, the validity, effectiveness or priority of any of the Collateral Documents or the security interests or Liens intended to be created thereby.

Section 10.11 Compensation and Indemnity.

(a) The Company will pay to the Collateral Agent from time to time reasonable compensation as shall be agreed to in writing by the Company and the Collateral Agent for its acceptance of this Indenture, the Intercreditor Agreement, the Collateral Documents and services hereunder. The Company will reimburse the Collateral Agent promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses will include the reasonable compensation, disbursements and expenses of the Collateral Agent’s agents and counsel.

(b) The Company and the Guarantors (if any) will, jointly and severally, indemnify the Collateral Agent against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, the Intercreditor Agreement and the Collateral Documents, including (i) any claim relating to the grant to the Collateral Agent of any Lien in any property or assets of the Company or the Guarantors (if any) and (ii) the costs and expenses of enforcing this Indenture, the Intercreditor Agreement and the Collateral Documents against the Company and the Guarantors (if any) (including this Section 10.11) and defending itself against any claim (whether asserted by the Company, the Guarantors (if any), any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder or thereunder, except to the extent any such loss, liability or expense may be attributable to its negligence, willful misconduct or bad faith. The Collateral Agent will notify the Company promptly of any claim for which it may seek indemnity. Failure by the Collateral Agent to so notify the Company will not relieve the Company or the Guarantors (if any) of their obligations hereunder. The Company or such Guarantor will defend such claim and the Collateral Agent will cooperate in the defense. The Collateral Agent may have separate counsel and the Company will pay the reasonable fees and expenses of such counsel. Neither the Company nor any Guarantor need pay for any settlement made without its consent, which consent will not be unreasonably withheld.

(c) The obligations of the Company and the Guarantors (if any) under this Section 10.11 will survive the satisfaction and discharge of this Indenture and the resignation, removal or replacement of the Collateral Agent.

ARTICLE 11

NOTE GUARANTEES

Section 11.01 Guarantee.

(a) Subject to this Article 11, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture Documents or the obligations of the Company hereunder or under any other Indenture Documents, that:

(1) the principal of, premium and Special Interest, if any, and interest on, the Notes will be promptly paid in full when due, subject to the applicable grace periods, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other Obligations of the Company to the Holders, the Trustee or the Collateral Agent hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

(2) in case of any extension of time of payment or renewal of any Notes or any of such other Obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to applicable grace periods, whether at Stated Maturity, by acceleration or otherwise.

Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(b) The Guarantors hereby agree that their obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that its Note Guarantee will not be discharged except by complete performance of the obligations contained in the Notes, the Collateral Documents and this Indenture.

(c) If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.

(d) Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all Obligations (other than contingent indemnification obligations for which no claim has been asserted) guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article 6, such obligations (whether or not due and payable) will forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee. The Guarantors will have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantee.

Section 11.02 Limitation on Guarantor Liability.

Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Note Guarantee. To effectuate the foregoing intention, the Trustee, the Collateral Agent, the Holders and each Guarantor hereby irrevocably agree that the obligations of each Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 11, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent transfer or conveyance.

Section 11.03 Execution and Delivery of Note Guarantee.

To evidence its Note Guarantee set forth in Section 11.01, each Guarantor hereby agrees that a notation of such Note Guarantee substantially in the form attached hereto as Exhibit E will be endorsed by manual or facsimile signature of an Officer of such Guarantor on each Note authenticated and delivered by the Trustee.

Each Guarantor hereby agrees that its Note Guarantee set forth in Section 11.01 will remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

The failure of an Officer whose signature is on such Note Guarantee to continue to hold that office at the time the Note on which such Note Guarantee is endorsed is authenticated will not affect the validity of the Note Guarantee.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Note Guarantee set forth in this Indenture on behalf of the Guarantors.

In the event that the Company or any of its Restricted Subsidiaries creates or acquires any Domestic Subsidiary after the Issue Date, if required by Section 4.18, the Company will cause such Domestic Subsidiary to comply with the provisions of Section 4.18 and this Article 11, to the extent applicable.

Section 11.04 Guarantors May Consolidate, etc., on Certain Terms.

Except as otherwise provided in Section 11.05, no Guarantor (other than a Guarantor whose Note Guarantee is to be released in accordance with Section 11.05 hereof) may sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, other than the Company or another Guarantor, unless:

(1) immediately after giving effect to that transaction, no Default or Event of Default exists; and

(2) either:

(A) the Person acquiring the property in any such sale or disposition or the Person (if other than that Guarantor, the Company or another Guarantor) formed by or surviving any such consolidation or merger assumes all the obligations of that Guarantor under its Note Guarantee, this Indenture, the Registration Rights Agreement, the Collateral Documents and the Intercreditor Agreement pursuant to a supplemental indenture and appropriate Collateral Documents; or

(B) such sale, other disposition, consolidation or merger complies with the provisions of Section 4.10.

In case of any such consolidation, merger, sale or conveyance and upon the assumption (if required by the foregoing provisions of this Section 11.04) by the successor Person, by supplemental indenture, executed and delivered to the Trustee, of the Note Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person will succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the Note Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Note Guarantees so issued will in all respects have the same legal rank and benefit under this Indenture as the Note Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Note Guarantees had been issued at the date of the execution hereof.

Except as set forth in Articles 4 and 5, and notwithstanding the foregoing provisions of this Section 11.04, nothing contained in this Indenture or in any of the Notes will prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or will prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

Section 11.05 Releases.

(a) The Note Guarantee of a Guarantor will be automatically released without the need for further action by any Person and without the consent of any Holder:

(1) in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary of the Company, if the sale or other disposition complies with Section 4.10; provided that such Guarantor’s Note Guarantee will not be released if the sale or other disposition is subject to Section 5.01;

(2) in connection with any sale, issuance or other disposition of Capital Stock of that Guarantor to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary of the Company, if the sale, issuance or other disposition complies with Section 4.10 and the Guarantor ceases to be a Restricted Subsidiary of the Company as a result of the sale, issuance or other disposition; provided that such Guarantor’s Note Guarantee will not be released if the sale or other disposition is subject to Section 5.01;

(3) if the Company designates any Restricted Subsidiary that is a Guarantor to be an Unrestricted Subsidiary in accordance with Section 4.19;

(4) in the event that such Guarantor was required to become a Guarantor under the provisions of Section 4.18 solely by virtue of clause (y) of the definition of “Domestic Subsidiary,” at such time as such Guarantor shall cease to guarantee or otherwise provide direct credit support for any Indebtedness of the Company or any other Guarantor; or

(5) upon a Legal Defeasance, Covenant Defeasance in accordance with Article 8 or satisfaction and discharge of this Indenture in accordance with Article 12.

(b) At the Company’s written direction and expense, in the event that a Note Guarantee of any Guarantor is released in accordance with this Section 11.05, the Trustee will execute and deliver an instrument acknowledging such release in accordance with the terms of this Indenture (in a form prepared by the Company).

(c) Any Guarantor not released from its obligations under its Note Guarantee as provided in this Section 11.05 will remain liable for the full amount of principal of and interest and premium and Special Interest, if any, on the Notes and for the other Obligations of any Guarantor under this Indenture as provided in this Article 11.

ARTICLE 12

SATISFACTION AND DISCHARGE

Section 12.01 Satisfaction and Discharge.

This Indenture will be discharged and will cease to be of further effect as to all Notes issued hereunder, when:

(1) either:

(A) all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to the Company, have been delivered to the Trustee for cancellation; or

(B) all Notes that have not been delivered to the Trustee for cancellation (i) have become due and payable, (ii) will become due and payable within one year or (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and, in each case, the Company has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in United States dollars, non-callable Government Securities, or a combination of cash in United States dollars and non-callable Government Securities, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium, if any, and accrued and unpaid interest (including Special Interest, if any) thereon to the date of maturity or redemption;

(2) in respect of Section 12.01(1)(B), no Default or Event of Default has occurred and is continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and any similar deposit relating to other Indebtedness and, in each case, the granting of Liens to secure such borrowings) and the deposit will not result in a breach or violation of, or constitute a default under, any other material instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound (other than with respect to the borrowing of funds to be applied concurrently to make the deposit required to effect such satisfaction and discharge and any similar concurrent deposit relating to other Indebtedness, and in each case the granting of Liens to secure such borrowings);

(3) the Company or any Guarantor has paid or caused to be paid all sums payable by it under this Indenture; and

(4) the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or on the redemption date, as the case may be.

In addition, the Company must deliver an Officers’ Certificate and an Opinion of Counsel to the Trustee confirming that all conditions precedent to satisfaction and discharge have been satisfied.

Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to Section 12.01(1)(B), the provisions of Sections 12.02 and 8.06 will survive. In addition, nothing in this Section 12.01 will be deemed to discharge those provisions of Section 7.07 and 10.11, that, by their terms, survive the satisfaction and discharge of this Indenture.

Section 12.02 Application of Trust Money.

Subject to the provisions of Section 8.06, all money and non-callable Government Securities deposited with the Trustee pursuant to Section 12.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium and Special Interest, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 12.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s and any Guarantor’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.01; provided that if the Company has made any payment of principal of, premium or Special Interest, if any, or interest on, any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent; and provided further that neither the failure of the Company or any of its Subsidiaries to have complied with such revived and reinstated obligations during the period (for purposes of this Section 12.02, the “Suspension Period”) subsequent to such deposit pursuant to Section 11.01 and prior to such reinstatement and revival, nor compliance by the Company or any of its Subsidiaries with any contractual obligation entered into in compliance with this Indenture during the Suspension Period, will constitute a Default, Event of Default or breach of any kind under this Indenture, the Notes or any Guarantees.

ARTICLE 13

MISCELLANEOUS

Section 13.01 Trust Indenture Act Controls.

After the qualification, if any, of this Indenture under the TIA, if any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA §318(c), the imposed duties will control. Any provision of the TIA which is required to be included in a qualified indenture, but not expressly included herein, shall be deemed to be included in this Indenture by this reference upon the qualification of this Indenture under the TIA.

Section 13.02 Notices.

Any notice or communication by the Company, any Guarantor, the Trustee or the Collateral Agent to the others is duly given if in writing and delivered in person or by first class mail (registered or certified, return receipt requested), email or other facsimile transmission or overnight air courier promising next day delivery, to the others’ address:

If to the Company and/or any Guarantor:

Alon Refining Krotz Springs, Inc.

7616 LBJ Freeway, Suite 300

Dallas, TX 75251

Attention: Secretary

Facsimile No.: (972) 367-3724

with a copy to:

Jones Day

2727 North Harwood Street

Dallas, TX 75201

Attention: Mark E. Betzen

Facsimile No.: (214) 969-5100

If to the Trustee and Collateral Agent:

Wilmington Trust FSB

246 Goose Lane, Suite 105

Guilford, CT 06437

Attention: Joseph P. O’Donnell, Vice President

Facsimile No.: (203) 453-1183

The Company, any Guarantor, the Trustee or the Collateral Agent, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if transmitted by email or other facsimile transmission; and the next Business Day after timely delivery to the courier, if sent by overnight air courier promising next day delivery.

Any notice or communication to a Holder will be mailed by first class mail or by overnight courier promising next day delivery to its address shown on the register kept by the Registrar. Any notice or communication will also be so mailed to any Person described in TIA § 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed or sent in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Company mails a notice or communication to Holders, it will mail a copy to the Trustee and each Agent at the same time.

Notwithstanding any other provision of this Indenture or any Note, where this Indenture or any Note provides for notice of any event (including any notice of redemption) to a Holder of a Global Note (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depositary for such Note (or its designee) pursuant to the customary procedures of such Depositary.

Section 13.03 Communication by Holders of Notes with Other Holders of Notes.

Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

Section 13.04 Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company or any Guarantor to the Trustee or Collateral Agent to take any action under this Indenture (other than the initial issuance of the Notes), the Collateral Documents or the Intercreditor Agreement, the Company or such Guarantor, as the case may be, shall furnish to the Trustee or Collateral Agent, as applicable:

(1) an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee or Collateral Agent, as applicable, (which must include the statements set forth in Section 13.05) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture, the Collateral Documents or the Intercreditor Agreement, as applicable, relating to the proposed action have been satisfied; and

(2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee or Collateral Agent, as applicable, (which must include the statements set forth in Section 13.05) stating that, in the opinion of such counsel, all such conditions precedent, if any, provided for in this Indenture, the Collateral Documents or the Intercreditor Agreement, as applicable, have been satisfied.

Section 13.05 Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA § 314(a)(4) or the Officers’ Certificate required by Section 4.04) must comply with the provisions of TIA § 314(e) and must include:

(1) a statement that each individual signing such certificate or opinion has read such covenant or condition;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of such individual, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement as to whether or not, in the opinion of each such individual, such condition or covenant has been complied with;

provided, that with respect to matters of fact, an Opinion of Counsel may rely on an Officers’ Certificate or certificates of public officials.

Section 13.06 Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 13.07 No Personal Liability of Directors, Officers, Employees and Stockholders.

No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for any Obligations of the Company or the Guarantors under the Indenture Documents or the Registration Rights Agreement or for any claim based on, in respect of, or by reason of, such Obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Section 13.08 Governing Law.

THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 13.09 Waiver of Jury Trial.

EACH OF THE COMPANY, THE GUARANTORS (IF ANY), THE TRUSTEE AND THE COLLATERAL AGENT HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES, THE NOTE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 13.10 No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 13.11 Successors.

All agreements of the Company in this Indenture and the Notes will bind its successors. All agreements of the Trustee in this Indenture will bind its successors. All agreements of each Guarantor in this Indenture and the Note Guarantees will bind its successors, except as otherwise provided in Section 11.05.

Section 13.12 Severability.

In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 13.13 Counterpart Originals.

The parties may sign any number of copies of this Indenture. Each signed copy will be an original, but all of them together represent the same agreement.

Section 13.14 Table of Contents, Headings, etc.

The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.

Section 13.15 Acts of Holders.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments (including instruments in electronic, digital or other machine-readable form) of substantially similar tenor signed (including signatures in electronic, digital or other machine-readable form) by such Holders in person or by agent duly appointed in writing (including signatures in electronic, digital or other machine-readable form); and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section 13.15.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such officer the execution thereof. Where such execution is by a signer acting in a capacity other than such signer’s individual capacity, such certificate or affidavit shall also constitute sufficient proof of such signer’s authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

(c) The ownership of Notes shall be proved by the Holder list maintained under Section 2.05.

Section 13.16 Security Documents.

The Trustee, the Collateral Agent and the Holders are bound by the terms of the Collateral Documents (including, without limitation, the Intercreditor Agreement).

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be executed as of the date first written above.

ALON REFINING KROTZ SPRINGS, INC.

By:	/s/ Harlin R. Dean
Name:	Harlin R. Dean
Title:	Vice President and Secretary

TRUSTEE AND COLLATERAL AGENT

WILMINGTON TRUST FSB, as trustee and collateral agent

By:	/s/ Joseph P. O’Donnell
Name:	Joseph P. O’Donnell
Title:	Vice President

[Face of Note]

THIS NOTE WAS ISSUED WITH ORIGINAL ISSUE DISCOUNT (AS DEFINED IN § 1273(A) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, AND TREASURY REGULATIONS § 1.1273-1 PROMULGATED THEREUNDER). THE COMPANY AGREES TO PROVIDE TO HOLDERS OF NOTES, UPON WRITTEN REQUEST, THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE AND YIELD TO MATURITY. ANY SUCH WRITTEN REQUEST SHOULD BE SENT TO THE CHIEF FINANCIAL OFFICER OF THE COMPANY AT THE FOLLOWING ADDRESS: ALON REFINING KROTZ SPRINGS, INC., 7616 LBJ FREEWAY, SUITE 300, DALLAS, TX 75251.

CUSIP/CINS

13 1/2% Senior Secured Notes due 2014

No.        $

ALON REFINING KROTZ SPRINGS, INC.

promises to pay to          or registered assigns,

the principal sum of        DOLLARS on October 15, 2014.

Interest Payment Dates: October 15 and April 15, commencing April 15, 2010

Record Dates: October 1 and April 1

Dated:         , 20

Reference is made to the further provisions of this Note contained on the reverse side of this Note, which for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefits under the Indenture referred to on the reverse hereof or be valid or obligatory for any purpose.

[Signature page follows.]

IN WITNESS WHEREOF, Alon Refining Krotz Springs, Inc. has caused this Note to be signed manually or by facsimile by its duly authorized officer as of this        day of        , 20        .

ALON REFINING KROTZ SPRINGS, INC.

By:

Name:

Title:

This is one of the 13 1/2% Senior Secured Notes due 2014 referred to in the within-mentioned Indenture.

Dated: , 20	WILMINGTON TRUST FSB, as trustee

By:
Name:
Title:

[Back of Note]

13 1/2% Senior Secured Notes due 2014

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1) INTEREST. Alon Refining Krotz Springs, Inc., a Delaware corporation (the “Company”), promises to pay interest on the principal amount of this Note at 131/2% per annum from the Issue Date until maturity and shall pay the Special Interest, if any, payable pursuant to Section 4 of the Registration Rights Agreement referred to below. The Company will pay interest and Special Interest, if any, semi-annually in arrears on October 15 and April 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date (but after the Issue Date), interest shall accrue from such next succeeding Interest Payment

Date, except in the case of the original issuance of the Notes, in which case interest shall accrue from the date of authentication; provided further that the first Interest Payment Date shall be April 15, 2010. The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, at a rate that is 1% per annum in excess of the rate then in effect to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Special Interest, if any, (without regard to any applicable grace periods) at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The interest rate on the Notes will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application.

(2) METHOD OF PAYMENT. Except as provided in Section 2.12 of the Indenture with respect to defaulted interest, the Company will pay interest on the Notes and Special Interest, if any, on the applicable Interest Payment Date to the Persons who are registered Holders of Notes at the close of business on the October 1 or April 1 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date. The Notes will be payable as to principal, premium and Special Interest, if any, and interest at the office or agency of the Company maintained for such purpose or, at the option of the Company, payment of interest and Special Interest, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and Special Interest, if any, on all Global Notes and all other Notes the Holders of which have at the time provided wire transfer instructions to the Company or the Paying Agent. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

Any payments of principal of, premium, if any, and interest (including Special Interest, if any) on this Note prior to Stated Maturity will be binding upon all future holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted herein. The amount due and payable at the maturity of this Note will be payable only upon presentation and surrender of this Note at an office of the Trustee or the Trustee’s agent appointed for such purposes.

(3) PAYING AGENT AND REGISTRAR. Initially, Wilmington Trust FSB, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

(4) INDENTURE AND COLLATERAL DOCUMENTS. The Company issued the Notes under an Indenture dated as of October 22, 2009 (the “Indenture”) among the Company, the Guarantors (if any) party thereto, the Trustee and the Collateral Agent. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA. The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are senior secured obligations of the Company. The obligations of the Company and the Guarantors (if any) under the Notes and the Note Guarantees (if any) are secured by Liens on the Collateral as and to the extent provided in the Collateral Documents. The Indenture limits the aggregate principal amount of Notes that may be issued thereunder to $216.5 million.

(5) OPTIONAL REDEMPTION.

(A) At any time prior to October 15, 2012, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes issued under the Indenture, upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to 113.500% of the principal amount of the Notes redeemed, plus accrued and unpaid interest and Special Interest, if any, to the date of redemption (subject to the rights of Holders of Notes on the relevant regular record date to receive interest due on the relevant interest payment date that is on or prior to the applicable date of redemption), with the net cash proceeds of an Equity Offering; provided that:

(1) at least 65% of the aggregate principal amount of Notes originally issued under the Indenture (excluding Notes held by the Company and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

(2) the redemption occurs within 90 days of the date of the closing of such Equity Offering.

(B) On or after October 15, 2012, the Company may on any one or more occasions redeem all or a part of the Notes issued under the Indenture, upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest and Special Interest, if any, on the Notes redeemed, to the applicable date of redemption, if redeemed during the periods beginning on the dates indicated below (subject to the rights of Holders of Notes on the relevant regular record date to receive interest due on the relevant interest payment date that is on or prior to the applicable date of redemption):

For the period below	Percentage
On or after October 15, 2012	106.750%
On or after October 15, 2013	103.375%
On or after April 15, 2014.	100.000%

(C) At any time prior to October 15, 2012, the Company may on any one or more occasions redeem all or a part of the Notes issued under the Indenture, upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium, plus accrued and unpaid interest and Special Interest, if any, on the Notes redeemed, to the applicable date of redemption (subject to the rights of Holders of Notes on the relevant regular record date to receive interest due on the relevant interest payment date that is on or prior to the applicable date of redemption).

Except pursuant to paragraphs 5(A) and 5(C), the Notes are not redeemable at the Company’s option prior to October 15, 2012. The Company is not, however, prohibited under the Indenture from acquiring Notes by means other than a redemption, whether pursuant to open-market transactions, tender offers or otherwise so long as such acquisition does not otherwise violate the terms of the Indenture. Unless the Company defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.

(6) MANDATORY REDEMPTION. The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

(7) NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture pursuant to Articles 8 or 12, respectively, of the Indenture. Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed.

(8) REPURCHASE AT THE OPTION OF HOLDER.

(A) In connection with the occurrence of a Change of Control, the Company will make an offer (a “Change of Control Offer”) to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of each Holder’s Notes at a purchase price in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest and Special Interest, if any, on the Notes repurchased to the date of purchase (the “Change of Control Payment Date”), subject to the rights of Holders on the relevant regular record date to receive interest due on the relevant interest payment date that is on or prior to the Change of Control Payment Date. Within 30 days following any Change of Control, the Company will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the date specified in the notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures described in such notice, subject to the terms of the Indenture.

(B) If the Company or a Restricted Subsidiary of the Company consummates an Asset Sale of Notes Priority Collateral, within 30 days after each date on which the aggregate amount of Excess Proceeds exceeds $10.0 million, the Company will be required to make an offer (an “Asset Sale Offer”) to all Holders of Notes to repurchase all or any part (equal to $2,000 or integral multiples of $1,000 in excess thereof) of each Holder’s Notes at the purchase price described below; provided, however, that the maximum aggregate price payable in any Asset Sale Offer will not exceed such aggregate amount of Excess Proceeds. The purchase price with respect to the Notes in any Asset Sale Offer will be equal to 100% of the principal amount of the Notes repurchased, plus accrued and unpaid interest and Special Interest, if any, thereon to the date of purchase, subject to proration in the event of oversubscription and to the rights of Holders of Notes on the relevant regular record date to receive interest due on the relevant interest payment date that is on or prior to the applicable date of repurchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use those Excess Proceeds for any purpose not otherwise prohibited by the Indenture. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero. In connection with each Asset Sale Offer, the Company will mail a notice to each Holder describing the Asset Sale Offer and offering to repurchase Notes on the date specified in the notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures described in such notice, subject to the terms of the Indenture.

(C) After the end of each semi-annual period ending December 31 and June 30 with respect to which the Company has Excess Cash Flow (starting with the semi-annual period ending June 30, 2010), the Company will determine the amount (the “Excess Cash Flow Offer Amount”) that is equal to 75% of such Excess Cash Flow for such period and make an offer (an “Excess Cash Flow Offer”) to the Holders to repurchase all or any part (equal to $2,000 or integral multiples of $1,000 in excess thereof) of each Holder’s Notes at the purchase price described below; provided, however, that the maximum aggregate price payable in any Excess Cash Flow Offer will not exceed the applicable Excess Cash Flow Offer Amount and that no Excess Cash Flow Offer shall be required with respect to Excess Cash Flow for any period if, at the time such Excess Cash Flow Offer would otherwise be required to be made, (i) an RCF Availability Deficit shall have occurred as of the last day of the month most recently ended prior to such time or would result therefrom, (ii) an RCF Event of Default shall have occurred and be continuing or (iii) the Excess Cash Flow Offer Amount is less than $5.0 million (any Excess Cash Flow Offer Amount not applied to make an Excess Cash Flow Offer by reason of this proviso (until subsequently so applied pursuant to the immediately following proviso) is referred to as the “Deferred Excess Cash Flow Amount”); provided further, however, that, at any time the Deferred Excess Cash Flow Amount exceeds $5.0 million, and the RCF Availability exceeded the RCF Availability Threshold as of the last day of the month most recently ended prior to such time by at least $5.0 million, and so long as no RCF Event of Default shall have occurred and be continuing at such time or would result therefrom (the “Deferred Excess Cash Flow Offer Trigger Date”), the Company will be required to make an Excess Cash Flow Offer in an aggregate amount equal to the lesser of (x) the Deferred Excess Cash Flow Amount and (y) the amount by which the RCF Availability exceeds the RCF Availability Threshold (with such amount being deemed to be the Excess Cash Flow Offer Amount). Notwithstanding anything to the contrary herein, the Company will not be required to make more than one Excess Cash Flow Offer in any fiscal quarter and, in calculating the Excess Cash Flow Offer Amount attributable to Excess Cash Flow for any period ending December 31 (and for the avoidance of doubt, excluding any Deferred Excess Cash Flow Amount for any period preceding such annual period), (i) the relevant period will not be the semi-annual period ending December 31 but rather the annual period ending December 31 and (ii) such Excess Cash Flow Offer Amount for such annual period will be reduced by an amount equal to the sum of (1) the amount of any Excess Cash Flow Offer made during such annual period and (2) the Deferred Excess Cash Flow Amount outstanding at the end of such annual period, in each case, to the extent solely attributable to the Excess Cash Flow for the semi-annual period ending June 30 that is included in such annual period; provided that no such reduction shall result in such Excess Cash Flow Offer Amount for such annual period being reduced to less than $0. In each Excess Cash Flow Offer, the Company will be required to repurchase Notes validly tendered and not withdrawn at a purchase price in cash equal to 101% of the principal amount of the Notes repurchased, plus accrued and unpaid interest and Special Interest, if any, thereon to the Excess Cash Flow Offer Payment Date, subject to proration in the event of oversubscription and to the rights of Holders of Notes on the relevant regular record date to receive interest due on the relevant interest payment date that is on or prior to the applicable date of repurchase. In connection with each Excess Cash Flow Offer, the Company will mail a notice to each Holder describing the Excess Cash Flow Offer and offering to repurchase Notes on the date specified in the notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures described in such notice, subject to the terms of the Indenture.

(9) DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes or similar governmental charges required by law or permitted by the Indenture. The Company and the Registrar need not exchange or register the transfer of any Note or portion of a Note selected for redemption. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before the selection of any Notes for redemption.

(10) PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

(11) AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture, the Notes, the Note Guarantees, the Collateral Documents and, with the consent of the required lenders under the Revolving Credit Facility, the Intercreditor Agreement may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium or Special Interest, if any, or interest on, the Notes, except a payment default resulting solely from an acceleration that has been rescinded) or compliance with any provision of the Indenture, the Notes, the Note Guarantees or, subject to the Intercreditor Agreement, the Collateral Documents may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes). Without the consent of any Holders of the Notes, the Indenture, the Notes, the Note Guarantees, the Intercreditor Agreement or, subject to the Intercreditor Agreement, the Collateral Documents may be amended or supplemented: (i) to cure any ambiguity, defect or inconsistency; (ii) to provide for uncertificated Notes in addition to or in place of certificated Notes; (iii) to evidence the succession of another Person to the Company or any Guarantor and the assumption by any such successor of the covenants of the Company or such Guarantor in the Indenture, the Notes, the Note Guarantees or the Collateral Documents; (iv) to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under the Indenture of any such Holder; (v) to comply with requirements of law or the SEC in order to effect or maintain the qualification of the Indenture under the TIA; (vi) to conform the text of an Indenture Document to any provision of the “Description of Notes” section of the Offering Memorandum to the extent that the Trustee has received an Officers’ Certificate stating that such text constitutes an unintended conflict with the description of the corresponding provisions in the “Description of Notes”; (vii) to evidence and provide for the acceptance of the appointment under the Indenture or the Collateral Documents of a successor Trustee or Collateral Agent; (viii) to make any change to the Intercreditor Agreement to add parties thereto and otherwise implement the arrangements contemplated by the Offering Memorandum to be governed thereby in a manner consistent with the description thereof in the Offering Memorandum; (ix) to make any other provisions with respect to matters or questions arising under the Indenture Documents, provided that such actions pursuant to this clause shall not adversely affect the interests of the Holders in any material respect, as determined in good faith by the Company; (x) to enter into additional or supplemental Collateral Documents; (xi) to release Collateral when permitted or required by the Indenture, the Collateral Documents or the Intercreditor Agreement; or (xii) to allow any Guarantor to execute a supplemental indenture and/or a Note Guarantee with respect to the Notes.

(12) DEFAULTS AND REMEDIES. Events of Default include: (i) default for 30 days in the payment when due of interest (including Special Interest, if any) on the Notes; (ii) default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the Notes; (iii) failure by the Company or any of its Restricted Subsidiaries to timely offer to purchase, purchase and pay for Notes as required by the provisions of Section 4.10, 4.15, or 4.16 or to comply with Section 5.01 of the Indenture; (iv) failure by the Company or any of its Restricted Subsidiaries to comply with (a) any of the other provisions of Article 4 of the Indenture (other than Section 4.03) for 30 days after written notice specifying such failure is delivered to the Company by the Trustee or the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes then outstanding or (b) Section 4.03 for 60 days after written notice specifying such failure is delivered to the Company by the Trustee or the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes then outstanding; (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or Note Guarantee now exists, or is created after the Issue Date, if that default (A) is caused by a failure to pay at its Stated Maturity the principal of such Indebtedness (a “Payment Default”); or (B) results in the acceleration of such Indebtedness prior to its Stated Maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $15.0 million or more; (vi) one or more final and non-appealable judgments for the payment of money entered by a court or courts of competent jurisdiction aggregating in excess of $15.0 million (net of amounts which are covered by insurance or bonded) shall be rendered against the Company or any of its Restricted Subsidiaries and the same shall remain undischarged for a period of 60 days during which execution shall not be effectively stayed; (vii) (A) any security interest created by any Collateral Document ceases to be in full force and effect and perfected to the extent, and with the priority, required by the terms of this Indenture, the Collateral Documents and the Intercreditor Agreement or (B) the breach or repudiation by the Company or any of its Restricted Subsidiaries of any of its obligations under any Collateral Document; provided that, in the case of clauses (A) and (B), such cessation, breach or repudiation, individually or in the aggregate, results in Collateral (other than securities, instruments or other possessory collateral that have been physically delivered by the Company or any of its Restricted Subsidiaries to the Collateral Agent that are no longer in its possession due to no fault of the Company or any of its Restricted Subsidiaries) having a Fair Market Value in excess of $5.0 million not being subject to a valid, perfected security interest; (viii) except as permitted by the Indenture, any Note Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms its obligations under its Note Guarantee; and (ix) certain events of bankruptcy or insolvency described in the Indenture with respect to the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of its Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary.

In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Company, any Restricted Subsidiary of the Company that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal, interest (including Special Interest) or premium, if any. The Holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee and the Company may, on behalf of the Holders of all of the Notes, rescind an acceleration and its consequences or waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest (including Special Interest) or premium, if any, on, or the principal of, the Notes. The Company is required to deliver to the Trustee annually a statement indicating whether the Company has failed to comply in any material respect with any covenant contained in the Indenture. If a designated officer of the Company obtains actual knowledge of any Default or Event of Default, the Company is required to deliver to the Trustee a statement specifying such Default or Event of Default.

(13) TRUSTEE DEALINGS WITH THE COMPANY. The Trustee from time to time may extend credit to the Company in the ordinary course of business. If the Trustee becomes a creditor of the Company or any Guarantor, the Indenture limits the right of the Trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as Trustee (if the Indenture has been qualified under the TIA) or resign.

(14) NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Indenture Documents or the Registration Rights Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

(15) AUTHENTICATION. This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

(16) ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(17) ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL NOTES AND RESTRICTED DEFINITIVE NOTES. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes originally issued on the date of the Indenture will have all the rights set forth in the Registration Rights Agreement dated as of the Issue Date, among the Company and the Initial Purchaser, as such agreement may be amended, modified or supplemented from time to time (the “Registration Rights Agreement”). On the terms and subject to the conditions set forth in the Registration Rights Agreement, the Company will be obligated to consummate an Exchange Offer. In connection with such Exchange Offer, the Holders of Notes shall have the right, subject to compliance with securities laws, to exchange such Notes for Exchange Notes in like principal amount and having terms identical in all material respects to the Initial Notes; provided, that the form of the Exchange Notes shall include such variations as are permitted or required by the Registration Rights Agreement. The Holders of Notes shall be entitled to receive Special Interest in the event such Exchange Offer is not consummated pursuant to and in accordance with the terms and conditions of the Registration Rights Agreement.

(18) CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes, and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

(19) GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THIS NOTE AND THE NOTE GUARANTEES (IF ANY) WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture, any of the Collateral Documents and/or the Registration Rights Agreement. Requests may be made to:

Alon Refining Krotz Springs, Inc.

7616 LBJ Freeway, Suite 300

Dallas, TX 75251

Attention: Secretary

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to:

(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:

(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

In connection with any transfer of this Note occurring prior to the date which is the earlier of (i) the date of the declaration by the SEC of the effectiveness of a registration statement under the U.S. Securities Act of 1933, as amended (the “Securities Act”), covering resales of this Note (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii)        , 20        , the undersigned confirms that this Note is being transferred:

[Check One]

(1)	to the Company or a subsidiary thereof; or

(2)	pursuant to and in compliance with Rule 144A under the Securities Act; or

(3)             to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Company); or

(4)              outside the United States to a person other than a “U.S. person” in compliance with Rule 904 of Regulation S under the Securities Act; or

(5)	pursuant to and in compliance with the exemption from registration provided by Rule 144 under the Securities Act.

Unless one of the boxes is checked, the Trustee may refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof; provided that if box (3), (4) or (5) is checked, the Company or the Trustee may require, prior to registering any such transfer of the Notes, in its sole discretion, such legal opinions, certifications (including an investment letter in the case of box (3) or (4)) and other information as the Trustee or the Company may deem appropriate to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.06 of the Indenture shall have been satisfied.

Dated: Signed:

(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee*:

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

The undersigned represents and warrants that (1) it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion, (2) it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act, (3) it is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and (4) it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:

NOTICE: To be executed by an executive officer

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE *

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian

*	This schedule should be included only if the Note is issued in global form.

[Face of Regulation S Temporary Global Note]

THIS NOTE WAS ISSUED WITH ORIGINAL ISSUE DISCOUNT (AS DEFINED IN § 1273(A) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, AND TREASURY REGULATIONS § 1.1273-1 PROMULGATED THEREUNDER). THE COMPANY AGREES TO PROVIDE TO HOLDERS OF NOTES,

UPON WRITTEN REQUEST, THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE AND YIELD TO MATURITY. ANY SUCH WRITTEN REQUEST SHOULD BE SENT TO THE CHIEF FINANCIAL OFFICER OF THE COMPANY AT THE FOLLOWING ADDRESS: ALON REFINING KROTZ SPRINGS, INC., 7616 LBJ FREEWAY, SUITE 300, DALLAS, TX 75251.

CUSIP/CINS

13 1/2% Senior Secured Notes due 2014

No.         $

ALON REFINING KROTZ SPRINGS, INC.

promises to pay to         or registered assigns,

the principal sum of         DOLLARS on October 15, 2014.

Interest Payment Dates: October 15 and April 15, commencing April 15, 2010

Record Dates: October 1 and April 1

Dated:         , 20

Reference is made to the further provisions of this Note contained on the reverse side of this Note, which for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefits under the Indenture referred to on the reverse hereof or be valid or obligatory for any purpose.

[Signature page follows.]

IN WITNESS WHEREOF, Alon Refining Krotz Springs, Inc. has caused this Note to be signed manually or by facsimile by its duly authorized officer as of this         day of         , 20        .

ALON REFINING KROTZ SPRINGS, INC.

By:
Name:
Title:

This is one of the 131/2% Senior Secured Notes due 2014 referred to in the within-mentioned Indenture.

Dated: , 20	WILMINGTON TRUST FSB, as trustee
By:
Name:
Title:

[Back of Regulation S Temporary Global Note]

13 1/2% Senior Secured Notes due 2014

THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON.

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS GLOBAL NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS A NON-U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, OR (C) IT IS AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF SUBPARAGRAPH (a)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT, AND (2) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) WHICH IS ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE THEREOF WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY ) ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE U.S. WITHIN THE MEANING OF

REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF SUBPARAGRAPH (a)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S OR REGISTRAR’S, AS APPLICABLE, RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM ACCOMPANYING THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE OR REGISTRAR. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1) INTEREST. Alon Refining Krotz Springs, Inc., a Delaware corporation (the “Company”), promises to pay interest on the principal amount of this Note at 131/2% per annum from the Issue Date until maturity and shall pay the Special Interest, if any, payable pursuant to Section 4 of the Registration Rights Agreement referred to below. The Company will pay interest and Special Interest, if any, semi-annually in arrears on October 15 and April 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date (but after the Issue Date), interest shall accrue from such next succeeding Interest Payment Date, except in the case of the original issuance of the Notes, in which case interest shall accrue from the date of authentication; provided further that the first Interest Payment Date shall be April 15, 2010. The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, at a rate that is 1% per annum in excess of the rate then in effect to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Special Interest, if any, (without regard to any applicable grace periods) at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The interest rate on the Notes will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application.

Until this Regulation S Temporary Global Note is exchanged for one or more Regulation S Permanent Global Notes, the Holder hereof shall not be entitled to receive payments of interest hereon; until so exchanged in full, this Regulation S Temporary Global Note shall in all other respects be entitled to the same benefits as other Notes under the Indenture.

(2) METHOD OF PAYMENT. Except as provided in Section 2.12 of the Indenture with respect to defaulted interest, the Company will pay interest on the Notes and Special Interest, if any, on the applicable Interest Payment Date to the Persons who are registered Holders of Notes at the close of business on the October 1 or April 1 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date. The Notes will be payable as to principal, premium and Special Interest, if any, and interest at the office or agency of the Company maintained for such purpose or, at the option of the Company, payment of interest and Special Interest, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and Special Interest, if any, on all Global Notes and all other Notes the Holders of which have at the time provided wire transfer instructions to the Company or the Paying Agent. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

Any payments of principal of, premium, if any, and interest (including Special Interest, if any) on this Note prior to Stated Maturity will be binding upon all future holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted herein. The amount due and payable at the maturity of this Note will be payable only upon presentation and surrender of this Note at an office of the Trustee or the Trustee’s agent appointed for such purposes.

(3) PAYING AGENT AND REGISTRAR. Initially, Wilmington Trust FSB, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

(4) INDENTURE AND COLLATERAL DOCUMENTS. The Company issued the Notes under an Indenture dated as of October 22, 2009 (the “Indenture”) among the Company, the Guarantors (if any) party thereto, the Trustee and the Collateral Agent. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA. The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are senior secured obligations of the Company. The obligations of the Company and the Guarantors (if any) under the Notes and the Note Guarantees (if any) are secured by Liens on the Collateral as and to the extent provided in the Collateral Documents. The Indenture limits the aggregate principal amount of Notes that may be issued thereunder to $216.5 million.

(5) OPTIONAL REDEMPTION.

(A) At any time prior to October 15, 2012, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes issued under the Indenture, upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to 113.500% of the principal amount of the Notes redeemed, plus accrued and unpaid interest and Special Interest, if any, to the date of redemption (subject to the rights of Holders of Notes on the relevant regular record date to receive interest due on the relevant interest payment date that is on or prior to the applicable date of redemption), with the net cash proceeds of an Equity Offering; provided that:

(1) at least 65% of the aggregate principal amount of Notes originally issued under the Indenture (excluding Notes held by the Company and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

(2) the redemption occurs within 90 days of the date of the closing of such Equity Offering.

(B) On or after October 15, 2012, the Company may on any one or more occasions redeem all or a part of the Notes issued under the Indenture, upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest and Special Interest, if any, on the Notes redeemed, to the applicable date of redemption, if redeemed during the periods beginning on the dates indicated below (subject to the rights of Holders of Notes on the relevant regular record date to receive interest due on the relevant interest payment date that is on or prior to the applicable date of redemption):

For the period below	Percentage
On or after October 15, 2012	106.750%
On or after October 15, 2013	103.375%
On or after April 15, 2014.	100.000%

(C) At any time prior to October 15, 2012, the Company may on any one or more occasions redeem all or a part of the Notes issued under the Indenture, upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium, plus accrued and unpaid interest and Special Interest, if any, on the Notes redeemed, to the applicable date of redemption (subject to the rights of Holders of Notes on the relevant regular record date to receive interest due on the relevant interest payment date that is on or prior to the applicable date of redemption).

Except pursuant to paragraphs 5(A) and 5(C), the Notes are not redeemable at the Company’s option prior to October 15, 2012. The Company is not, however, prohibited under the Indenture from acquiring Notes by means other than a redemption, whether pursuant to open-market transactions, tender offers or otherwise so long as such acquisition does not otherwise violate the terms of the Indenture. Unless the Company defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.

(6) MANDATORY REDEMPTION. The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

(7) NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture pursuant to Articles 8 or 12, respectively, of the Indenture. Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed.

(8) REPURCHASE AT THE OPTION OF HOLDER.

(A) In connection with the occurrence of a Change of Control, the Company will make an offer (a “Change of Control Offer”) to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of each Holder’s Notes at a purchase price in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest and Special Interest, if any, on the Notes repurchased to the date of purchase (the “Change of Control Payment Date”), subject to the rights of Holders on the relevant regular record date to receive interest due on the relevant interest payment date that is on or prior to the Change of Control Payment Date. Within 30 days following any Change of Control, the Company will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the date specified in the notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures described in such notice, subject to the terms of the Indenture.

(B) If the Company or a Restricted Subsidiary of the Company consummates an Asset Sale of Notes Priority Collateral, within 30 days after each date on which the aggregate amount of Excess Proceeds exceeds $10.0 million, the Company will be required to make an offer (an “Asset Sale Offer”) to all Holders of Notes to repurchase all or any part (equal to $2,000 or integral multiples of $1,000 in excess thereof) of each Holder’s Notes at the purchase price described below; provided, however, that the maximum aggregate price payable in any Asset Sale Offer will not exceed such aggregate amount of Excess Proceeds. The purchase price with respect to the Notes in any Asset Sale Offer will be equal to 100% of the principal amount of the Notes repurchased, plus accrued and unpaid interest and Special Interest, if any, thereon to the date of purchase, subject to proration in the event of oversubscription and to the rights of Holders of Notes on the relevant regular record date to receive interest due on the relevant interest payment date that is on or prior to the applicable date of repurchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use those Excess Proceeds for any purpose not otherwise prohibited by the Indenture. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero. In connection with each Asset Sale Offer, the Company will mail a notice to each Holder describing the Asset Sale Offer and offering to repurchase Notes on the date specified in the notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures described in such notice, subject to the terms of the Indenture.

(C) After the end of each semi-annual period ending December 31 and June 30 with respect to which the Company has Excess Cash Flow (starting with the semi-annual period ending June 30, 2010), the

Company will determine the amount (the “Excess Cash Flow Offer Amount”) that is equal to 75% of such Excess Cash Flow for such period and make an offer (an “Excess Cash Flow Offer”) to the Holders to repurchase all or any part (equal to $2,000 or integral multiples of $1,000 in excess thereof) of each Holder’s Notes at the purchase price described below; provided, however, that the maximum aggregate price payable in any Excess Cash Flow Offer will not exceed the applicable Excess Cash Flow Offer Amount and that no Excess Cash Flow Offer shall be required with respect to Excess Cash Flow for any period if, at the time such Excess Cash Flow Offer would otherwise be required to be made, (i) an RCF Availability Deficit shall have occurred as of the last day of the month most recently ended prior to such time or would result therefrom, (ii) an RCF Event of Default shall have occurred and be continuing or (iii) the Excess Cash Flow Offer Amount is less than $5.0 million (any Excess Cash Flow Offer Amount not applied to make an Excess Cash Flow Offer by reason of this proviso (until subsequently so applied pursuant to the immediately following proviso) is referred to as the “Deferred Excess Cash Flow Amount”); provided further, however, that, at any time the Deferred Excess Cash Flow Amount exceeds $5.0 million, and the RCF Availability exceeded the RCF Availability Threshold as of the last day of the month most recently ended prior to such time by at least $5.0 million, and so long as no RCF Event of Default shall have occurred and be continuing at such time or would result therefrom (the “Deferred Excess Cash Flow Offer Trigger Date”), the Company will be required to make an Excess Cash Flow Offer in an aggregate amount equal to the lesser of (x) the Deferred Excess Cash Flow Amount and (y) the amount by which the RCF Availability exceeds the RCF Availability Threshold (with such amount being deemed to be the Excess Cash Flow Offer Amount). Notwithstanding anything to the contrary herein, the Company will not be required to make more than one Excess Cash Flow Offer in any fiscal quarter and, in calculating the Excess Cash Flow Offer Amount attributable to Excess Cash Flow for any period ending December 31 (and for the avoidance of doubt, excluding any Deferred Excess Cash Flow Amount for any period preceding such annual period), (i) the relevant period will not be the semi-annual period ending December 31 but rather the annual period ending December 31 and (ii) such Excess Cash Flow Offer Amount for such annual period will be reduced by an amount equal to the sum of (1) the amount of any Excess Cash Flow Offer made during such annual period and (2) the Deferred Excess Cash Flow Amount outstanding at the end of such annual period, in each case, to the extent solely attributable to the Excess Cash Flow for the semi-annual period ending June 30 that is included in such annual period; provided that no such reduction shall result in such Excess Cash Flow Offer Amount for such annual period being reduced to less than $0. In each Excess Cash Flow Offer, the Company will be required to repurchase Notes validly tendered and not withdrawn at a purchase price in cash equal to 101% of the principal amount of the Notes repurchased, plus accrued and unpaid interest and Special Interest, if any, thereon to the Excess Cash Flow Offer Payment Date, subject to proration in the event of oversubscription and to the rights of Holders of Notes on the relevant regular record date to receive interest due on the relevant interest payment date that is on or prior to the applicable date of repurchase. In connection with each Excess Cash Flow Offer, the Company will mail a notice to each Holder describing the Excess Cash Flow Offer and offering to repurchase Notes on the date specified in the notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures described in such notice, subject to the terms of the Indenture.

(9) DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes or similar governmental charges required by law or permitted by the Indenture. The Company and the Registrar need not exchange or register the transfer of any Note or portion of a Note selected for redemption. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before the selection of any Notes for redemption.

Following the termination of the Restricted Period, this Regulation S Temporary Global Note shall be exchangeable for one or more Global Notes. Upon exchange of this Regulation S Temporary Global Note for one or more Global Notes, the Trustee shall cancel this Regulation S Temporary Global Note.

(10) PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

(11) AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture, the Notes, the Note Guarantees, the Collateral Documents and, with the consent of the required lenders under the Revolving Credit Facility, the Intercreditor Agreement may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium or Special Interest, if any, or interest on, the Notes, except a payment default resulting solely from an acceleration that has been rescinded) or compliance with any provision of the Indenture, the Notes, the Note Guarantees or, subject to the Intercreditor Agreement, the Collateral Documents may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes). Without the consent of any Holders of the Notes, the Indenture, the Notes, the Note Guarantees, the Intercreditor Agreement, or, subject to the Intercreditor Agreement, the Collateral Documents, may be amended or supplemented (i) to cure any ambiguity, defect or inconsistency; (ii) to provide for uncertificated Notes in addition to or in place of certificated Notes; (iii) to evidence the succession of another Person to the Company or any Guarantor and the assumption by any such successor of the covenants of the Company or such Guarantor in the Indenture, the Notes, the Note Guarantees or the Collateral Documents; (iv) to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under the Indenture of any such Holder; (v) to comply with requirements of law or the SEC in order to effect or maintain the qualification of the Indenture under the TIA; (vi) to conform the text of an Indenture Document to any provision of the “Description of Notes” section of the Offering Memorandum to the extent that the Trustee has received an Officers’ Certificate stating that such text constitutes an unintended conflict with the description of the corresponding provisions in the “Description of Notes”; (vii) to evidence and provide for the acceptance of the appointment under the Indenture or the Collateral Documents of a successor Trustee or Collateral Agent; (viii) to make any change to the Intercreditor Agreement to add parties thereto and otherwise implement the arrangements contemplated by the Offering Memorandum to be governed thereby in a manner consistent with the description thereof in the Offering Memorandum; (ix) to make any other provisions with respect to matters or questions arising under the Indenture Documents, provided that such actions pursuant to this clause shall not adversely affect the interests of the Holders in any material respect, as determined in good faith by the Company; (x) to enter into additional or supplemental Collateral Documents; (xi) to release Collateral when permitted or required by the Indenture, the Collateral Documents or the Intercreditor Agreement; or (xii) to allow any Guarantor to execute a supplemental indenture and/or a Note Guarantee with respect to the Notes.

(12) DEFAULTS AND REMEDIES. Events of Default include: (i) default for 30 days in the payment when due of interest (including Special Interest, if any) on the Notes; (ii) default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the Notes; (iii) failure by the Company or any of its Restricted Subsidiaries to timely offer to purchase, purchase and pay for Notes as required by the provisions of Section 4.10, 4.15, or 4.16 or to comply with Section 5.01 of the Indenture; (iv) failure by the Company or any of its Restricted Subsidiaries to comply with (a) any of the other provisions of Article 4 of the Indenture (other than Section 4.03) for 30 days after written notice specifying such failure is delivered to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes then outstanding or (b) Section 4.03 for 60 days after written notice specifying such failure is delivered to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes then outstanding; (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or Note Guarantee now exists, or is created after the Issue Date, if that default (A) is caused by a failure to pay at its Stated Maturity the principal of such Indebtedness (a “Payment Default”); or (B) results in the acceleration of such Indebtedness prior to its Stated Maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $15.0 million or more; (vi) one or more final and non-appealable judgments for the payment of money entered by a court or courts of competent jurisdiction aggregating in excess of $15.0 million (net of amounts which are covered by insurance or bonded) shall be rendered against the Company or any of its Restricted Subsidiaries and the same shall remain undischarged for a period of 60 days during which execution shall not be effectively stayed; (vii) (A) any security interest created by any Collateral Document ceases to be in full force and effect and perfected to the extent, and with the priority, required by the terms of this Indenture, the Collateral Documents and the Intercreditor Agreement or (B) the breach or repudiation by the Company or any of its Restricted Subsidiaries of any of its obligations under any Collateral Document; provided that, in the case of clauses (A) and (B), such cessation, breach or repudiation, individually or in the aggregate, results in Collateral (other than securities, instruments or other possessory collateral that have been physically delivered by the Company or any of its Restricted Subsidiaries to the Collateral Agent that are no longer in its possession due to no fault of the Company or any of its Restricted Subsidiaries) having a Fair Market Value in excess of $5.0 million not being subject to a valid, perfected security interest; (viii) except as permitted by the Indenture, any Note Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms its obligations under its Note Guarantee; and (ix) certain events of bankruptcy or insolvency described in the Indenture with respect to the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of its Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary.

In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Company, any Restricted Subsidiary of the Company that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal, interest (including Special Interest) or premium, if any. The Holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee and the Company may, on behalf of the Holders of all of the Notes, rescind an acceleration and its consequences or waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest (including Special Interest) or premium, if any, on, or the principal of, the Notes. The Company is required to deliver to the Trustee annually a statement indicating whether the Company has failed to comply in any material respect with any covenant contained in the Indenture. If a designated officer of the Company obtains actual knowledge of any Default or Event of Default, the Company is required to deliver to the Trustee a statement specifying such Default or Event of Default.

(13) TRUSTEE DEALINGS WITH THE COMPANY. The Trustee from time to time may extend credit to the Company in the ordinary course of business. If the Trustee becomes a creditor of the Company or any Guarantor, the Indenture limits the right of the Trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as Trustee (if the Indenture has been qualified under the TIA) or resign.

(14) NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Indenture Documents or the Registration Rights Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

(15) AUTHENTICATION. This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

(16) ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(17) ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL NOTES AND RESTRICTED DEFINITIVE NOTES. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes originally issued on the date of the Indenture will have all the rights set forth in the Registration Rights Agreement dated as of the Issue Date, among the Company and the Initial Purchaser, as such agreement may be amended, modified or supplemented from time to time (the “Registration Rights Agreement”). On the terms and subject to the conditions set forth in the Registration Rights Agreement, the Company will be obligated to consummate an Exchange Offer. In connection with such Exchange Offer, the Holders of Notes shall have the right, subject to compliance with securities laws, to exchange such Notes for Exchange Notes in like principal amount and having terms identical in all material respects to the Initial Notes; provided, that the form of the Exchange Notes shall include such variations as are permitted or required by the Registration Rights Agreement. The Holders of Notes shall be entitled to receive Special Interest in the event such Exchange Offer is not consummated pursuant to and in accordance with the terms and conditions of the Registration Rights Agreement.

(18) CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes, and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

(19) GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THIS NOTE AND THE NOTE GUARANTEES (IF ANY) WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture, any of the Collateral Documents and/or the Registration Rights Agreement. Requests may be made to:

Alon Refining Krotz Springs, Inc.

7616 LBJ Freeway, Suite 300

Dallas, TX 75251

Attention: Secretary

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to:

(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:

(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

• Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

In connection with any transfer of this Note occurring prior to the date which is the earlier of (i) the date of the declaration by the SEC of the effectiveness of a registration statement under the U.S. Securities Act of 1933, as amended (the “Securities Act”), covering resales of this Note (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii)         , 20        , the undersigned confirms that this Note is being transferred:

[Check One]

(1)	to the Company or a subsidiary thereof; or

(2)	pursuant to and in compliance with Rule 144A under the Securities Act; or

(3)	to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Company); or

(4)	outside the United States to a person other than a “U.S. person” in compliance with Rule 904 of Regulation S under the Securities Act; or

(5)	pursuant to and in compliance with the exemption from registration provided by Rule 144 under the Securities Act.

Unless one of the boxes is checked, the Trustee may refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof; provided that if box (3), (4) or (5) is checked, the Company or the Trustee may require, prior to registering any such transfer of the Notes, in its sole discretion, such legal opinions, certifications (including an investment letter in the case of box (3) or (4)) and other information as the Trustee or the Company may deem appropriate to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.06 of the Indenture shall have been satisfied.

Dated: Signed:

(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee*:

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

The undersigned represents and warrants that (1) it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion, (2) it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act, (3) it is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and (4) it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:

NOTICE: To be executed by an executive officer

SCHEDULE OF EXCHANGES OF INTERESTS IN THE REGULATION S TEMPORARY GLOBAL NOTE

The following exchanges of a part of this Regulation S Temporary Global Note for an interest in another Global Note, or exchanges of a part of another other Restricted Global Note for an interest in this Regulation S Temporary Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian

FORM OF CERTIFICATE OF TRANSFER

Alon Refining Krotz Springs, Inc.

7616 LBJ Freeway, Suite 300

Dallas, TX 75251

Attention: Secretary

Wilmington Trust FSB 246

Goose Lane, Suite 105

Guilford, CT 06437

Attention: Joseph P. O’Donnell, Vice President

Re: 13 1/2% Senior Secured Notes due 2014

Reference is hereby made to the Indenture, dated as of October 22, 2009 (the “Indenture”), among Alon Refining Krotz Springs, Inc., a Delaware corporation, as issuer (the “Company”), the Guarantors (if any) party thereto and Wilmington Trust FSB, as trustee and collateral agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

        (the “Transferor”) owns and proposes to transfer the Note[s] or the beneficial interest in such Note[s] specified in Annex A hereto, in the principal amount of $         in such Note[s] or beneficial interests (the “Transfer”), to         (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1. Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Restricted Definitive Note pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

2. Check if Transferee will take delivery of a beneficial interest in the Regulation S Temporary Global Note, the Regulation S Permanent Global Note or a Restricted Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the termination of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Permanent Global Note, the Regulation S Temporary Global Note and/or the Restricted Definitive Note and in the Indenture and under the Securities Act.

3. Check and complete if Transferee will take delivery of a beneficial interest in the IAI Global Note or a Restricted Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby certifies that (check one):

(a) such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

(b) such Transfer is being effected to the Company or a subsidiary thereof;

or

(c) such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

or

(d) such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, Rule 903 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than $250,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Restricted Definitive Notes and in the Indenture and under the Securities Act.

4. Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note. The Transferee hereby certifies that (check one):

(a) Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes or in the Indenture.

(b) Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes or in the Indenture.

(c) Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes or in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

        [Insert Name of Transferor]

By:

Name:

Title:

Dated:

ANNEX A TO CERTIFICATE OF TRANSFER

1. The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a) a beneficial interest in the:

(i) 144A Global Note (CUSIP        ), or

(ii) Regulation S Global Note (CUSIP        ), or

(iii) IAI Global Note (CUSIP        ); or

(b) a Restricted Definitive Note.

2. After the Transfer the Transferee will hold:

[CHECK ONE]

(a) a beneficial interest in the:

(i) 144A Global Note (CUSIP        ), or

(ii) Regulation S Global Note (CUSIP        ), or

(iii) IAI Global Note (CUSIP        ); or

(iv) Unrestricted Global Note (CUSIP        ); or

(b) a Restricted Definitive Note; or

(c) an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

FORM OF CERTIFICATE OF EXCHANGE

Alon Refining Krotz Springs, Inc.

7616 LBJ Freeway, Suite 300

Dallas, TX 75251

Attention: Secretary

Wilmington Trust FSB

246 Goose Lane, Suite 105

Guilford, CT 06437

Attention: Joseph P. O’Donnell, Vice President

Re: 13 1/2% Senior Secured Notes due 2014

Reference is hereby made to the Indenture, dated as of October 22, 2009 (the “Indenture”), among Alon Refining Krotz Springs, Inc., a Delaware corporation, as issuer (the “Company”), the Guarantors (if any) party thereto and Wilmington Trust FSB, as trustee and collateral agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

        (the “Owner”) owns and proposes to exchange the Note[s] or the beneficial interest in such Note[s] specified herein, in the principal amount of $         in such Note[s] or beneficial interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1. Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

(a) Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b) Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c) Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d) Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2. Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

(a) Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and under the Securities Act.

(b) Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] 144A Global Note, Regulation S Global Note, IAI Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By: Name: Title:

Dated:

FORM OF CERTIFICATE FROM

ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

Alon Refining Krotz Springs, Inc.

7616 LBJ Freeway, Suite 300

Dallas, TX 75251

Attention: Secretary

Wilmington Trust FSB

246 Goose Lane, Suite 105

Guilford, CT 06437

Attention: Joseph P. O’Donnell, Vice President

Re: 13 1/2% Senior Secured Notes due 2014

Reference is hereby made to the Indenture, dated as of October 22, 2009 (the “Indenture”), among Alon Refining Krotz Springs, Inc., a Delaware corporation, as issuer (the “Company”), the Guarantors (if any) party thereto and Wilmington Trust FSB, as trustee and collateral agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

In connection with our proposed purchase of $         aggregate principal amount of:

(a) a beneficial interest in a Global Note, or

(b) a Definitive Note,

we confirm that:

1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”), or any other applicable securities law.

2. We understand that the offer and sale of the Notes have not been registered under the Securities Act or any other applicable securities law, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein), (C) to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and, if such transfer is in respect of a principal amount of Notes, at the time of transfer of less than $250,000, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144 under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any Person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

3. We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

4. We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

5. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion, in each case for investment only, and not with a view to, or for the offer or sale in connection with, any distribution thereof in violation of the Securities Act.

You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[Insert Name of Accredited Investor]
By: Name: Title:

Dated:

[FORM OF NOTATION OF GUARANTEE]

For value received, each of the undersigned Guarantors (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of October 22, 2009 (the “Indenture”) among Alon Refining Krotz Springs, Inc., a Delaware corporation, (the “Company”), the Guarantors (if any) party thereto and Wilmington Trust FSB, as trustee (in such capacity, the “Trustee”) and collateral agent (in such capacity, the “Collateral Agent”), (a) the due and punctual payment of the principal of, premium and Special Interest, if any, and interest on, the Notes, subject to applicable grace periods, whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal of and interest on the Notes, if any, if lawful, and the due and punctual performance of all other obligations of the Company to the Holders, the Trustee or the Collateral Agent all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to applicable grace periods, whether at stated maturity, by acceleration or otherwise. The obligations of the Guarantors to the Holders of Notes and to the Trustee and Collateral Agent pursuant to this Notation of Guarantee (this “Note Guarantee”) and the Indenture are expressly set forth in Article 11 of the Indenture and reference is hereby made to the Indenture for the precise terms of this Note Guarantee.

THIS IS A CONTINUING GUARANTEE AND SHALL REMAIN IN FULL FORCE AND EFFECT AND SHALL BE BINDING UPON EACH GUARANTOR AND ITS SUCCESSORS AND ASSIGNS UNTIL FULL AND FINAL PAYMENT OF ALL OF THE COMPANY’S OBLIGATIONS UNDER THE NOTES AND THE INDENTURE (OTHER THAN CONTINGENT INDEMNIFICATION OBLIGATIONS FOR WHICH NO CLAIM HAS BEEN ASSERTED) OR UNTIL RELEASED OR LEGALLY DEFEASED IN ACCORDANCE WITH THE INDENTURE AND SHALL INURE TO THE BENEFIT OF THE SUCCESSORS AND ASSIGNS OF THE TRUSTEE, THE COLLATERAL AGENT AND THE HOLDERS, AND, IN THE EVENT OF ANY TRANSFER OR ASSIGNMENT OF RIGHTS BY ANY HOLDER, THE TRUSTEE OR THE COLLATERAL AGENT, THE RIGHTS AND PRIVILEGES HEREIN CONFERRED UPON THAT PARTY SHALL AUTOMATICALLY EXTEND TO AND BE VESTED IN SUCH TRANSFEREE OR ASSIGNEE, ALL SUBJECT TO THE TERMS AND CONDITIONS HEREOF. THIS IS A GUARANTEE OF PAYMENT AND PERFORMANCE AND NOT OF COLLECTION.

THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS GUARANTEE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Capitalized terms used but not defined herein have the meanings given to them in the Indenture.

[NAME OF GUARANTOR(S)]

By: Name: Title:

[FORM OF SUPPLEMENTAL INDENTURE

TO BE DELIVERED BY SUBSEQUENT GUARANTORS]

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of        , 20        , among         (the “Guaranteeing Subsidiary”), a subsidiary of Alon Refining Krotz Springs, Inc., (or its permitted successor), a Delaware corporation (the “Company”), the Company, the other Guarantors (as defined in the Indenture referred to herein), if any, and Wilmington Trust FSB, as trustee under the Indenture referred to below (the “Trustee”) and as collateral agent.

W I T N E S S E T H

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of October 22, 2009, providing for the issuance of 13 1/2% Senior Secured Notes due 2014 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article 11 thereof.

4. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, stockholder or agent of the Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Company or any Guaranteeing Subsidiary under the Notes, any Note Guarantees, the Indenture, this Supplemental Indenture or the Registration Rights Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

5. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

6. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.7. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

8. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.

[Signature page follows.]IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated:         , 20

[GUARANTEEING SUBSIDIARY]

By: Name: Title:

[COMPANY]

By: Name: Title:

[EXISTING GUARANTORS]

By: Name: Title:

[TRUSTEE],

as Trustee

By: Authorized Signatory